As filed with the Securities and Exchange Commission on August 20, 2024

Registration No. 333-275062

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMPACT BIOMEDICAL INC.

(Exact name of registrant as specified in its charter)

Nevada	8731	85-3926944
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1400 Broadfield Blvd., Suite 130

Houston, TX 77084

Tel: (585) 325-3610

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank D. Heuszel

Chief Executive Officer

Impact BioMedical Inc.

1400 Broadfield Blvd., Suite 130

Houston, TX 77084

Tel: (585) 325-3610

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Darrin M. Ocasio, Esq.	Joseph M. Lucosky, Esq.
Sichenzia Ross Ference Carmel LLP	Lucosky Brookman LLP
1185 Avenue of the Americas, 31 Fl.	101 Wood Avenue South, 5th Floor
New York, NY 10036	Woodbridge, NJ 08830
Tel: (212) 930-9700	Tel: (732) 395-4400
Fax: (212) 930-9725	Fax: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 20, 2024

1,500,000 Shares

Common Stock

This is a firm commitment initial public offering of 1,500,000 shares of common stock of Impact BioMedical, Inc. (the “Company”, “we”, “us”, “our”). We anticipate that the initial public offering price of our common stock will be between $3.00 and $5.00 per share.

No public market currently exists for our common stock. We intend to apply to list our shares of common stock on the NYSE American, subject to official notice of issuance, under the symbol “IBO”. No assurance can be given that our applications will be approved. If our application is not approved, we will not continue with this offering.

We are an emerging growth company and a smaller reporting company under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Investing in our common stock involves a high degree of risk.

Unless otherwise stated, the information in this prospectus assumes or gives effect to the (1) a 1:55 reverse stock split of our outstanding common stock and (2) an exchange by a shareholder of common stock for Series A Convertible Preferred Stock, both of which became effective on October 31, 2023. See “Description of Our Capital Stock.”

The final public offering price per share will be determined through negotiation between us and the underwriter in this offering and will take into account the recent market price of our Common Stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, and our past and present operations and our prospects for future revenues. The recent market price per share of Common Stock used throughout this prospectus may not be indicative of the final public offering price per share.

Investing in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us (before expenses)	$	$

(1)	See “Underwriting” for a description of compensation payable to the underwriters.

We have granted the underwriters an option, exercisable within 45 days after the closing of this offering, to purchase an additional 225,000 shares of our common stock at the initial public offering price less underwriting discounts and commissions.

The underwriters expect to deliver our shares to purchasers in the offering on or about [*], 2024.

Joint Book-Running Managers

Revere Securities, LLC	Dawson James Securities Inc.

The date of this prospectus is [*], 2024

You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor the underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “aim,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our future financial performance, including our revenue, costs of revenue, operating expenses and profitability;

●	the sufficiency of our cash and cash equivalents to meet our liquidity needs;

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●	the availability of financing for smaller publicly traded companies like us;

●	our ability to effectively manage our growth and future expenses;

●	changes adversely affecting the industry in which we operate;

●	our ability to achieve our business strategies or to manage our growth;

●	general economic condition;

●	changes in assumptions used to make industry forecasts;

●	our ability to retain our key employees and executives;

●	our future operating results and financial condition;

●	our business operations;

●	changes in our business and investment strategy;

●	availability, terms, and deployment of capital;

●	changes in, or the failure or inability to comply with, governmental laws and regulations;

●	the degree and nature of our competition;

●	our leverage and debt service obligations; and

●	additional factors discussed under the sections captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus or to conform such statements to actual results or revised expectations, except as required by law.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth under the sections “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto, in each case included in this prospectus. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.” Except as otherwise indicated, references to “we”, “us”, “our”, and the “Company” refer to Impact BioMedical Inc., a Nevada corporation, and its wholly-owned subsidiaries.

Unless otherwise noted the share and per share information in this prospectus reflects a 1-for-55 reverse stock split of our outstanding common stock effective as of October 31, 2023.

Business Overview

Impact Biomedical, Inc. (“IBIO”) currently is a holding company operating mainly through our majority owned subsidiary, Global BioLife, Inc., which was incorporated on April 14, 2017. The Company is committed to both funding research and developing intellectual property portfolio. We currently focus on research in three main areas: (i) development of a universal therapeutic drug platform; (ii) a new sugar substitute; and (iii) a multi-use fragrance.

IBIO discovers, confirms, and patents unique science and technologies which can be developed into new offerings in human healthcare and wellness in collaboration with external partners through licensing, co-development, joint ventures, and other relationships. Currently, our operations are conducted, and our assets are owned through our principal subsidiaries: (i) Global BioLife, Inc. (“Global BioLife”), which was incorporated on April 14, 2017, (ii) Impact BioLife Science (“Impact BioLife”), which was incorporated on August 28, 2020, (iii) Global BioMedical, Inc. (“Global BioMedical”), which was incorporated on April 18, 2017, and (iv) Sweet Sense, Inc. (“Sweet Sense”), which was incorporated on April 30, 2018.

By leveraging technology and new science with strategic partnerships, we provide advances in biopharmaceuticals and over the counter direct to consumer wellness offerings, and drug discovery for the prevention, inhibition, and treatment of neurological, oncology and immuno-related diseases.

In addition to our existing efforts, we continually search for and evaluate other potential new offerings to add to our portfolio.

Our business model includes partnering and potentially direct sales for commercialization and distribution. Potential licensors and development partners include pharmaceutical, consumer packaged goods companies and others, who would commercialize IBIO technologies in exchange for milestone, and royalty licensing payments.

Below is a list of our principal subsidiaries:

●	Impact BioLife Science, Inc.;
●	Global Biomedical, Inc.;
●	Global BioLife, Inc.; and
●	Sweet Sense, Inc.

Impact BioLife Science, Inc. We are the sole owner of the outstanding equity of Impact BioLife Science, Inc.

Global Biomedical, Inc. We own 90.9% of Global Biomedical, Inc.’s outstanding equity.

Global BioLife, Inc. Through our majority owned subsidiary Global Biomedical, Inc., we own 81.8% of the outstanding equity of Global BioLife, Inc.

Sweet Sense, Inc. We are the owner of 95.5% of the outstanding equity of Sweet Sense.

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Below is an organization chart showing our ownership structure and ownership interests.

DSS, Inc. (NY)
DSS BioHealth Security, Inc. (Nevada)
Impact BioMedical (Nevada)
Impact Biolife Science, Inc. (Nevada)
DSS Biomedical International, Inc. (Nevada)
Sweet Sense, Inc. (Nevada) 50% BioLife Sugar 50% Impact
Global Biomedical, Inc. (Nevada)
Global Sugar Solutions, Inc. (Nevada)
DSS Biolife International, Inc. (Nevada)
Global Biolife, Inc. (Nevada)
Biolife Sugar, Inc. (Nevada)
Happy Sugar, Inc. (Nevada)
Wholly-Owned Subsidiary
Subsidiary (> 50% & <100%)

Through our majority-owned subsidiary Global BioLife, we own the rights to a portfolio of intellectual property, including property assigned to Global BioLife by GRDG Sciences, LLC (“GRDG”). Global BioLife leverages its scientific know-how and intellectual property rights to develop various emerging technologies, including biopharmaceuticals, antivirals, antimicrobials, sugar alternatives, health supplements, insect repellents, fragrances, bioplastics, natural preservatives, and others.

Impact BioMedical has several unique and proprietary technologies that are in continuing development.

Linebacker

Linebacker is a platform of small molecule electrophilically enhanced polyphenol compounds with potential application in oncology (solid tumors), inflammatory disorders, and neurology. Polyphenols are substances found in many nuts, vegetables, and berries. Linebacker compounds are modified Myricetin, which is a common plant-derived flavonoid. Myricetin exhibits a wide range of activities that include strong antioxidant and anti-inflammatory activities (source: NIH).

Linebacker can potentially be developed as monotherapy or co-therapy to down-regulate PIM (proviral integration site for Moloney murine leukemia virus) kinase which plays a key role as an oncogene in various cancers (e.g. colon, lung, prostate, breast). Additional potential applications include inflammatory disorders and neurology.

Linebacker-1 and Linebacker-2 compounds have been licensed to ProPhase Laboratories (NASDAQ: PRPH) for development and commercialization worldwide, from which Impact Biomedical could receive future milestone and royalty payments.

Composition and method patents are issued to the Company for Linebacker in the U.S. and other countries.

Laetose

Laetose™ technology demonstrates compelling potential in reducing caloric intake and glycemic index in foods, while also inhibiting tumor necrosis factor alpha (TNF-α), a cytokine associated with inflammatory chronic diseases (data on file with IBIO).

The patented formulation has potential to inhibit the inflammatory and metabolic response of sugar alone and has potential applications in therapeutic administration to reduce or limit inflammatory or metabolic diseases (e.g., diabetes). Use of Laetose in a daily diet, compared to sugar, could result in 30% lower sugar consumption and lower caloric and glycemic index/load.

Laetose has a unique composition patent allowed in the United States and patents are pending in other countries worldwide.

IBIO is actively seeking potential partners for further development and commercialization of Laetose as a consumer-packaged or biopharmaceutical offering worldwide.

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Functional Fragrance Formulation (“3F”)

3F is a suite of “functional fragrances” containing specialized botanical ingredients (e.g., terpenes) with potential application as an antimicrobial, or as an additive in insect repellents, detergents, lotions, shampoo, fabrics and other substances to increase effectiveness.

IBIO has partnered with the Chemia Corporation (St. Louis, MO) to pursue development of the 3F technology. Chemia is a leading developer and manufacturer of fragrances and flavors.

In addition to Chemia, IBIO is actively seeking potential partners for further development and commercialization of 3F worldwide, given the broad application of this technology.

Composition patents have issued in the U.S. and are pending in other countries.

Equivir

Equivir/Equivir G technology is a novel blend of FDA Generally Recognized as Safe (GRAS) eligible polyphenols (e.g. Myricetin, Hesperetin, Piperine) which have demonstrated antiviral effects with additional potential application as health supplements or medication. Polyphenols are substances found in many nuts, vegetables, and berries. Myricetin is a member of the flavonoid class of polyphenolic compounds with antioxidant properties. Hesperitin is a flavanone and Piperine is an alkaloid, commonly found in black pepper.

Equivir/Equivir G is licensed to ProPhase Laboratories for development and commercialization worldwide. ProPhase Lab’s initial focus is for use as an over-the-counter offering for upper respiratory wellness. Additional applications could be pursued in the future.

Method and composition patents are issued in the U.S. and other countries.

Emerging Technology

Impact BioMedical continually evaluates additional proprietary technologies that are in various phases of development. These include, and are not limited to biopharmaceuticals, indoor air quality products, preservatives, bioplastics, personalized medicine (e.g. genomics, diagnostics), nanotechnology, cannabis products and technology, pain management, and others.

These activities include discussions with potential companies/technologies which, subject to completion of diligence, and approval of the respective management boards, could potentially expand the offerings of Impact Biomedical Inc. There is no assurance that any one, or all, of these will result in a material transaction and this is exemplary of consistent and ongoing search and discovery efforts within Impact Biomedical Inc.

Corporate History and Information

The Company was incorporated in the State of Nevada as a for-profit company on October 16, 2018, and established a fiscal year end of December 31st. The Company issued 9,000 shares to Global BioMedical Pte. Ltd., which was wholly owned by Alset International Limited (formally Singapore eDevelopment Limited), a multinational public company, listed on the Singapore Exchange Securities Trading Limited (“SGXST”). On March 31, 2020, the Company issued 125,064,621 shares of common stock to its sole shareholder Global BioMedical Pte. Ltd. On July 24, 2020, the Board approved the Stock Split, pursuant to which each share of the Company’s common stock issued and outstanding was split into nine shares of the Company’s common stock. The numbers of authorized common stock and issued and outstanding common stock in the reporting periods were retrospectively adjusted for the stock split.

On March 12, 2020, Alset International Limited (“Alset”), a related party, Global BioMedical Pte Ltd., a related party, DSS, Inc (“DSS”), a related party, and DSS BioHealth Security Inc. (“DSS BioHealth”), a related party, signed Term Sheets, and subsequently on April 21, 2020, these four companies entered into Share Exchange Agreement (“Share Exchange”). Pursuant to the Share Exchange, Global BioMedical Pte Ltd., agreed to sell all of the issued and outstanding shares of the Company to DSS BioHealth in exchange for the combination of common and preferred shares of DSS. Under the terms of the Share Exchange, DSS issued 483,334 shares of the DSS Common Stock nominally valued at $6.48 per share, and 46,868 newly issued shares of the DSS Series A Convertible Preferred Stock (“Series A Preferred Stock”), with a stated value of $46,868,000, or $1,000 per share, for a total consideration valued at $50 million. Due to several factors, including a discount for illiquidity, the value of the Series A Preferred Stock was discounted from $46,868,000 to $35,187,000, thus reducing the final consideration given to approximately $38,319,000. The Company’s former Chairman, Heng Fai Ambrose Chan, a related party, who is also the largest shareholder of Alset, at the time of the signing of the Share Exchange Agreement was the beneficial owner of approximately 18.3% of the outstanding shares of DSS and is the Chairman of the Board of Directors of DSS. On August 21, 2020, the transaction was concluded, and the Company became a direct wholly owned subsidiary of DSS BioHealth. In connection with the acquisition, and the related accounting determination, DSS BioHealth has elected to apply push-down accounting and reflect in its financial statements of Impact BioMedical, the fair value of its assets and liabilities. Utilizing an income approach, the Company has completed its valuations of certain developed technology and pending patents assets acquired in the transaction as well the fair value of the non-controlling interests. More specifically, a Multi-Period Excess Earnings Method (“MPEEM”) estimates the value of an intangible asset by quantifying the amount of residual (or excess) estimated cash flows generated by the asset and discounting those cash flows to the present. These have been valued at approximately $22,260,000 and $3,910,000, respectively, and are included on the Consolidated Balance Sheet on December 31, 2020. Estimated useful life of these assets is twenty years, based on the remaining terms of the related patents, with annual amortization approximating $1,113,000. The Company has also completed its valuation of goodwill and deferred tax liabilities of Impact BioMedical, and has recorded goodwill of approximately $25,093,000, driven by other intangible assets that do not qualify for separate recognition, and a deferred tax liability of approximately $5,234,000. The goodwill is not deductible for tax purposes and has been allocated to Impact BioMedical in totality as a single reporting unit. The Company is committed to both funding research and developing intellectual property portfolio.

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Recent Developments

The information below does not assume or give effect to (1) a 1:55 reverse split of the Company’s outstanding common stock and (2) an exchange by a shareholder of common stock for Series A Convertible Preferred Stock, both of which became effective October 31, 2023.

Vivacitas Investment

On March 15, 2021, the Company entered into a Stock Purchase Agreement (the “Vivacitas Agreement #1”) with Vivacitas Oncology Inc. (“Vivacitas”), to purchase 500,000 shares of its common stock at the per share price of $1.00, with an option to purchase 1,500,000 additional shares at the per share price of $1.00. This option will terminate upon one of the following events: (i) Vivacitas’ board of directors cancels this option because it is no longer in the best interest of the Company; (ii) December 31, 2022; or (iii) the date on which Vivacitas receives more than $1.00 per share of the Company’s common stock in a private placement with gross proceeds of $500,000. Under the terms of the Vivacitas Agreement #1, the Company will be allocated two seats on the board of Vivacitas. On March 18, 2021, the Company entered into an agreement with Alset EHome International, Inc. (“Seller”) to purchase from the Seller’s its wholly owned subsidiary Impact Oncology PTE Ltd. (“IOPL”) for a purchase price of $2,480,000. The acquisition of IOPL has been treated as an asset acquisition as IOPL does not meet the definition of a business as defined in Topic 805. IOPL owns 2,480,000 shares of common stock of Vivacitas along with the option to purchase an additional 250,000 shares of common stock. The Sellers largest shareholder is Mr. Chan Heng Fai Ambrose, the former Chairman of the Company’s board of directors and its largest shareholder.

On April 1, 2021, the Company entered into an additional stock purchase agreement with Vivacitas (“Vivacitas Agreement #2”), whereas Vivacitas wished to employ the service of the Chief Business Officer of Impact Biomedical, and in return for the services of this individual, Vivacitas shall issue to the Company, the aggregate purchase price for the Class A Common Shares of Vivacitas at the value of $1.00 per share shall be $120,000 to be paid in twelve (12) equal monthly installments for the period between April 1, 2021 and March 31, 2022.

On July 22, 2021, the Company exercised 1,000,000 of the available options under the Vivacitas Agreement #1 for $1,000,000. This, along with the shares received as part Vivacitas Agreement #2 increased the Company’s equity position in Vivacitas to approximately 16% as of December 31, 2022. As of December 31, 2022, the Company determined to impair 100% of its investment in Vivacitas, in the amount of $4,100,000.

Promissory Note 1

On February 19, 2021, Impact entered into a promissory note with an individual. The Company loaned the principal a sum of $206,000, with interest at a rate of 6.5%, and maturity date of August 19, 2022 later amended to February 19, 2024. Monthly payments are due on the twenty-first day of each month and continuing each month thereafter until February 19, 2024, later amended to February 19, 2026. This note is secured by certain real property situated in Collier County, Florida. The outstanding principal and interest as of June 30, 2024 and December 31, 2023, was approximately $202,000 and $203,000, respectively, of which $135,000 is classified in Current notes receivable and the remaining $67,000 is classified as Notes receivable on the accompanying consolidated balance sheets.

DSS Note

On December 31, 2020, and later amended, the Company executed a Revolving Promissory Note (“Note”) with DSS, a related party, which accrues interest at a rate of 4.25% and is due in full at the maturity date of September 30, 2030. The revolving nature of this Note permits principal amounts borrowed to be repaid and reborrowed. In the case of default, at DSS’s option, (i) eighteen percent (18%) per annum, or (ii) such lesser rate of interest as Lender in its sole discretion may choose to charge; but never more than the Maximum Lawful Rate. This loan is collateralized by all assets of the Company. In January 2024, this Note was amended to extend the maturity date to September 30, 2030 with interest calculated at the Wall Street Journal prime rate plus 0.50%. The payment of principal and interest is on demand. If no demand is made, interest is to be paid monthly beginning on February 29, 2024 through January 31, 2026. Principal and interest in an amount approximating $126,000 is to be paid monthly thereafter until the Note matures. As of June 30, 2024 and December 31, 2023 the outstanding balance, inclusive of interest was $13,452,000 and $12,074,000, respectively. On July 24, 2024, the Company executed an amendment to its promissory note with DSS whereas the Company has the option to make payments with Company stock at a price of $3 per share for the first twelve months and at a 10-day VWAP for months 13-36. Starting on month 37, principal and interest in an amount approximating $126,000 is to be paid monthly thereafter until the Note matures. This amendment becomes effective on the IPO date.

Although there is no formal written agreement to fund the Company, DSS may continue to fund the operations of the Company on an as needed basis to be decided by its board of directors.

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GRDG Licensing Proceeds Distribution Agreement

On February 15, 2022, the Company entered into a Licensing Proceeds Distribution Agreement (the “Licensing Agreement”) with GRDG Sciences, LLC (“GRDG”), Global BioLife, Inc., and Impact BioLife Sciences, Inc., pursuant to which GRDG would conditionally receive 20% of the gross licensing or sale proceeds received by the Company from the licensing of improvements with patent and patent applications (the “Improvements”), and all research and technology developed, made, owned, or conceived by GRDG through the life of the agreement in exchange for funding from the Company for research and technology development activities. This Licensing Agreement ended in September 2023 as core technologies achieved significant development milestones. For the six months ended June 30, 2023, the Company incurred approximately $258,000 in expenses. For the six months ended June 30, 2024, the Company had incurred $0 in fees.

ProPhase License Agreement

On March 17, 2022, the Company entered into a License Agreement (the “License Agreement”) with ProPhase Labs, Inc. (“ProPhase”) and Global BioLife, Inc., pursuant to which ProPhase obtained a license to Equivir/Equivir G intellectual property rights of Global BioLife, Inc. in exchange for a royalty fee of five- and one-half percent (5.5%) of net sales. Pursuant to the License Agreement, Global BioLife, Inc. shall reimburse ProPhase for fifty percent (50%) of the development costs up to one million two hundred fifty dollars ($1,250,000). The term (the “Term”) of the License Agreement is the later of (a) the expiration date of the last to expire a valid claim comprising the licensed patents, or (b) twelve (12) years from the date of first commercial sale. ProPhase may terminate this Agreement for any or no reason upon thirty (30) days prior written notice to Global BioLife, Inc. In addition, at any time prior to expiration of the Term, either party may terminate the License Agreement for cause by providing written notice. As of June 30, 2024 and December 31, 2023, a liability of $152,000 and $200,000, respectively, has been recorded in relation to the Equivir License.

On July 18, 2022, the Company entered into a Linebacker License Agreement (“Linebacker License Agreement”) by and between ProPhase, and Global BioLife, Inc., pursuant to which Global BioLife, Inc. licensed compounds to ProPhase for research purposes for a one-time upfront license fee of fifty thousand dollars ($50,000). The Linebacker License Agreement contains milestones that may result in payment to Global BioLife, Inc. of (a) nine hundred thousand dollars ($900,000) upon successful completion of a first Phase 3 study, which may be required by the FDA, and (b) one million dollars ($1,000,000) for regulatory approval of an NDA for the first licensed product. In addition, ProPhase will pay Global BioLife, Inc. 3% royalties on net revenue of each licensed product from the date of first commercial sale and for the term of the agreement. The term of the Linebacker License Agreement is automatically upon the last to occur of the expiration of the last-to-expire licensed patent. ProPhase has the right to terminate the Linebacker License Agreement for any reason or for convenience in its sole discretion. Global BioLife, Inc. has the right to terminate the Linebacker License Agreement only for uncured material breaches by ProPhase.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. As reflected in the accompanying financial statements the Company has incurred operating losses as well as negative cash flows from operating and investing activities over the past two years. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. These consolidated financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities, which might be necessary should we be unable to continue as a going concern.

To continue as a going concern, the Company has entered into an updated revolving promissory note which extended the maturity through September 30, 2030, and DSS, Inc. (“DSS”), the majority shareholder of the Company, intends to continue to fund the operations of the Company through a year from the date these financial statements were available to be issued. The Company’s management intends to take actions necessary to continue as a going concern. Management’s plans concerning these matters include, among other things, monetization of its intellectual properties, and tightly controlling operating costs. The Company has increased its efforts to raise additional capital through an initial public offering. The Company has engaged an underwriter and has been approved by the NYSE American for listing on its exchange. However, the Company cannot be certain that such capital (from its stockholders or third parties) will be available to the Company or whether such capital will be available on terms that are acceptable to the Company.

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Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the federal securities laws. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

●	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements;

●	extended transition periods for complying with new or revised accounting standards;

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in addition to any required unaudited interim financial statements in this prospectus; and

●	reduced disclosures regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.235 billion or more; (ii) the end of the first fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended, (the “Exchange Act”); (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) the end of the fiscal year during which the fifth anniversary of this offering occurs. We may choose to take advantage of some, but not all, exemptions afforded to emerging growth companies. We currently intend to take advantage of the exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. The Company will take advantage of the extended transition period for complying with any new or revised financial account standards provided pursuant to Section 7(a)(2)(B).

Implications of Being a Smaller Reporting Company

We are also a “smaller reporting company” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in the preceding fiscal year.

Corporate Information

Impact BioMedical Inc. is a Nevada corporation and was incorporated in October 2018. Our principal executive offices are located at 1400 Broadfield Blvd., Suite 130, Houston, Texas 77084. Our telephone number is (585) 325-3610. Our website address is www.impbio.com. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering.

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The Offering

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of this prospectus entitled “Description of our Capital Stock.”

Securities offered by us:	1,500,000 shares of common stock.

Common Stock outstanding before this offering:	9,997,703 shares

Common Stock to be outstanding immediately after this offering:	11,497,703 shares(1)

Underwriter Warrants:	We have agreed to issue to the underwriter warrants to purchase up to a total of 75,000 shares of our common stock (or 86,250 shares assuming the over-allotment option is exercised in full), representing five percent (5%) of the number of shares of our common stock sold in each offering. The warrants will be exercisable at a price per share equal to 125% of the initial public offering price per share at any time and from time to time, in whole or in part, from (9) months after the commencement of sales in this offering to the third anniversary thereof.

Option to purchase additional shares:	We have granted the underwriter an option, exercisable at any time and from time to time, in whole or in part, within 45 days after the closing of this offering to purchase up to an additional 225,000 shares of our common stock at the initial public offering price less underwriting discounts and commissions, solely to cover over-allotments, if any.

Use of proceeds:	We expect to receive approximately $5,108,000 in net proceeds from the sale of our common stock offered by us in this offering (approximately $5,927,000 if the underwriters exercise their over-allotment option in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds received from this offering for general and working capital purposes, including but not limited to investing in research and development, including in our technology, the repayment of debt and for other working capital and general corporate purposes. See “Use of Proceeds”.

Dividend Policy:	Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for the development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 9 of this prospectus before deciding whether or not to invest in our securities.

Proposed Ticker Symbol:	We intend to apply to list shares of our common stock on the NYSE American, subject to official notice of issuance, under the symbol “IBO”. No assurance can be given that our applications will be approved, or that a trading market will develop for our shares. If our application is not approved, we will not continue with this offering.

Lock-ups:	We and our directors, officers and certain stockholders who are holders of 5% or more of the outstanding shares of common stock as of the effective date of the registration statement, have agreed with the underwriters that we will not, without the prior written consent of the representatives, for a period of 180 days after the date of this offering: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks; (ii) file or caused to be filed any registration statement with the SEC, relating to the offering of any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks; (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any classes of our stocks, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of any classes of our stocks or such other securities, in cash or otherwise.

(1)	Based on 9,997,703 shares of common stock issued and outstanding as of June 30, 2024 and assuming the following:

☐	No exercise by the underwriter of its option to purchase 225,000 additional shares of common stock;

☐	No exercise of the underwriter’s warrants; and

☐	1,500,000 shares of common stock sold in this offering.

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Summary Consolidated Financial Data

The summary consolidated financial data set forth below should be read together with our consolidated financial statements and the related notes to those statements, as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus. The consolidated statement of operations data for the six months ended June 30, 2024 and 2023 have been derived from our reviewed consolidated financial statements included elsewhere in this prospectus. The consolidated balance sheet data as of June 30, 2024 and December 31, 2023 have been derived from our reviewed and/or audited consolidated financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future.

The tables below do not give effect to the exchange of common stock for Series A Convertible Preferred Stock. Please see “Description of Our Capital Stock” for a discussion regarding the exchange.

Consolidated Statement of Operations Data:

	For the six months ended June 30, 2024	For the six months ended June 30, 2023
	Unaudited	Unaudited

Revenues	$-	$-
Net loss	$1,880,000	$1,969,000
Net loss per share	$(0.18)	$(0.03)
Weighted average number of shares	9,996,705	70,496,041

Consolidated Balance Sheet Data:

	As of June 30, 2024	As of December 31, 2023
Cash	$2,000	$1,000
Total assets	$44,116,000	$44,633,000
Total liabilities	$17,734,000	$16,371,000
Total stockholder’s equity	$26,382,000	$28,262,000

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RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. In determining whether to purchase the Company’s securities, an investor should carefully consider all of the material risks described below, together with the other information contained in this Prospectus. We cannot assure you that any of the events discussed below will not occur. These events could have a material and adverse impact on our business, financial condition, results of operations and prospects. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Liquidity, the Company’s Business and Industry

If we do not adequately protect our intellectual property rights, our operations may be materially harmed.

We rely on and expect to continue to rely on agreements with parties with whom we have relationships, as well as patent, trademark and trade secret protection laws, to protect our intellectual property and proprietary rights. We cannot assure you that we can adequately protect our intellectual property or successfully prosecute potential infringement of its intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss in potential revenue and could materially harm our operations and financial condition.

New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our operating costs and decrease any potential revenue we might otherwise make.

We spend a significant amount of resources on our patent assets. If new legislation, regulations or rules are implemented either by Congress, the U.S. Patent and Trademark Office (the “USPTO”) or the courts that impact the patent application process, the patent enforcement process or the rights of patent holders, these changes could negatively affect its expenses, potential revenue and could negatively impact the value of our assets.

Safety and effectiveness concerns can have significant negative impacts on sales and results of operations, lead to litigation and cause reputational damage.

Concerns about product safety, whether raised internally or by litigants, regulators or consumer advocates, and whether or not based on scientific evidence, can result in safety alerts, product recalls, governmental investigations, regulatory action on the part of the FDA (or its counterpart in other countries), private claims and lawsuits, payment of fines and settlements, declining sales and reputational damage. These circumstances can also result in damage to brand image, brand equity and consumer trust in products. Product recalls could in the future prompt government investigations and inspections, the shutdown of manufacturing facilities, continued product shortages and related sales declines, significant remediation costs, reputational damage, possible civil penalties and criminal prosecution.

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Significant challenges or delays in our innovation and development of new products, technologies and indications could have an adverse impact on our long-term success.

Our continued growth and success depend on our ability to innovate and develop new and differentiated products and services that address the evolving health care needs of patients, providers and consumers. The development of successful products and technologies may also be necessary to offset revenue losses should our products lose market share due to various factors such as competition and loss of patent exclusivity. We cannot be certain when or whether we will be able to develop, license or otherwise acquire companies, products and technologies, whether particular product candidates will be granted regulatory approval, and, if approved, whether the products will be commercially successful. We pursue product development through internal research and development as well as through collaborations, acquisitions, joint ventures and licensing or other arrangements with third parties. In all of these contexts, developing new products, particularly biotechnology products, requires a significant commitment of resources over many years. Only a very few biopharmaceutical research and development programs result in commercially viable products. The process depends on many factors, including the ability to discern patients’ and healthcare providers’ future needs; develop new compounds, strategies and technologies; achieve successful clinical trial results; secure effective intellectual property protection; obtain regulatory approvals on a timely basis; and, if and when they reach the market, successfully differentiate its products from competing products and approaches to treatment. New products or enhancements to existing products may not be accepted quickly or significantly in the marketplace for healthcare providers, and there may be uncertainty over third-party reimbursement. Even following initial regulatory approval, the success of a product can be adversely impacted by safety and efficacy findings in larger patient populations, as well as market entry of competitive products.

We are subject to risks related to corporate social responsibility and reputational matters.

Our reputation and the reputation of our brands, including the perception held by our customers, end-users, business partners, investors, other key stakeholders and the communities in which we do business are influenced by various factors. There is an increased focus from our stakeholders on ESG practices and disclosure - and if we fail, or are perceived to have failed, in any number of ESG matters, such as environmental stewardship, inclusion and diversity, workplace conduct and support for local communities, or to effectively respond to changes in, or new, legal or regulatory requirements concerning climate change or other sustainability concerns, our reputation or the reputation of our brands may suffer. Such damage to our reputation and the reputation of our brands may negatively impact our business, financial condition and results of operations. In addition, negative or inaccurate postings or comments on social media or networking websites about the Company or our brands could generate adverse publicity that could damage our reputation or the reputation of our brands. If we are unable to effectively manage real or perceived issues, including concerns about product quality, safety, corporate social responsibility or other matters, sentiments toward the Company or our products could be negatively impacted, and our financial results could suffer.

We may not have adequate funds to implement our business plan.

Although we have received capital from our parent companies to meet our working capital and financing needs in the past, additional financing may be required in order to meet our current and projected cash requirements for operations. We cannot assure that we will secure all or any of the funding we anticipate. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations and business performance would be materially adversely affected. We cannot assure that we will have adequate capital or financing to conduct our business or to grow.

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Our ability to resell and/or license our products will depend upon successful clinical trials.

Only a small number of research and development programs result in the development of a product that obtains FDA approval. Success in preclinical work or early-stage clinical trials does not ensure that later stage or larger scale clinical trials will be successful. Conducting clinical trials is a complex, time-consuming and expensive process. Our ability to complete our clinical trials in a timely fashion depends in large part on a number of key factors including protocol design, regulatory and institutional review board approval, the rate of patient enrollment in clinical trials, and compliance with extensive current Good Clinical Practices. If we fail to adequately manage the design, execution and regulatory aspects of our clinical trials, our studies and ultimately our regulatory approvals may be delayed, or we may fail to gain approval for our product candidates. Clinical trials may indicate that our product candidates have harmful side effects or raise other safety concerns that may significantly reduce the likelihood of regulatory approval, result in significant restrictions on use and safety warnings in any approved label, adversely affect placement within the treatment paradigm, or otherwise significantly diminish the commercial potential of the product candidate. Also, positive results in a registrational trial may not be replicated in any subsequent confirmatory trials. Even if later stage clinical trials are successful, regulatory authorities may disagree with our view of the data or require additional studies, and may fail to approve or delay approval of our product candidates or may grant marketing approval that is more restricted than anticipated, including indications for a narrower patient population than expected and the imposition of safety monitoring or educational requirements or risk evaluation and mitigation strategies. In addition, if another company is the first to file for marketing approval of a competing drug candidate, that company may ultimately receive marketing exclusivity for its drug candidate, thereby reducing the value of our product.

We face significant competition from other biopharmaceutical and consumer product companies.

While we believe that our technology, development experience and scientific knowledge provide competitive advantages, we face potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical, and biotechnology companies, academic institutions and governmental agencies, and public and private research institutions. Many of our existing or potential competitors have substantially greater financial, technical and human resources than we do and significantly greater experience in the development of drug candidates as well as in obtaining regulatory approvals of those drug candidates in the United States and in foreign countries.

Mergers and acquisitions in the pharmaceutical and biotechnology industries could result in even more resources being concentrated among a small number of our competitors. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors may succeed in developing, acquiring or licensing, on an exclusive basis, drug candidates that are more effective or less costly than any drug candidate that we may develop.

Our ability to compete successfully will depend largely on our ability to:

●	attract qualified scientific, product development and commercial personnel;
●	obtain patent or other proprietary protection for our drugs and technologies;
●	obtain required regulatory approvals; successfully collaborate with pharmaceutical companies in the discovery, development and commercialization of new drugs; and
●	negotiate competitive pricing and reimbursement with third party payors

The availability of our competitors’ technologies could limit the demand, and the price we are able to charge for our services and for any drug candidate we develop. The inability to compete with existing or subsequently introduced drug development technologies would have a material adverse impact on our business, financial condition and prospects.

Established pharmaceutical companies and research institutions may invest heavily to accelerate discovery and development of novel compounds or to in license novel compounds that could make our products less competitive, which would have a material adverse impact on our business.

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We are dependent on our collaborative agreements for the development of products and business development, which exposes us to the risk of reliance on the viability of third parties.

In conducting our research and development activities, we currently rely, and will in the future rely, on collaborative agreements with third parties such as manufacturers, contract research organizations, commercial partners, universities, governmental agencies and not-for-profit organizations for both strategic and financial resources. The loss of, or failure to perform by us or our partners under, any applicable agreements or arrangements, or our failure to secure additional agreements for other products in development, would substantially disrupt or delay our research and development and commercialization activities. Any such loss would likely increase our expenses and materially harm our business, financial condition and results of operation.

We are a human healthcare and consumer wellness company with no significant revenue. We have incurred operating losses since our inception, and we expect to incur losses for the foreseeable future and may never achieve profitability.

We have incurred significant operating losses since our inception. To date, we have not generated any revenue and we may not generate any revenue from sales of our clinical analytics services or drug candidates for the foreseeable future. We expect to continue to incur significant operating losses and we anticipate that our losses may increase substantially as we expand our drug development programs.

To achieve profitability, we must successfully develop, register and commercialize multiple technologies in biopharmaceuticals and over the counter consumer products. Even if we succeed in developing and commercializing one or more technologies, we may not be able to generate sufficient revenue and we may never be able to achieve or sustain profitability.

We are increasingly dependent on information technology systems to operate our business and a cyber-attack or other breach of our systems, or those of third parties on whom we may rely, could subject us to liability or interrupt the operation of our business.

We are increasingly dependent on information technology systems to operate our business. A breakdown, invasion, corruption, destruction or interruption of critical information technology systems by employees, others with authorized access to our systems or unauthorized persons could negatively impact operations. In the ordinary course of business, we collect, store and transmit confidential information and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such information. Additionally, we outsource certain elements of our information technology systems to third parties. As a result of this outsourcing, our third-party vendors may or could have access to our confidential information, making such systems vulnerable. Data breaches of our information technology systems, or those of our third-party vendors, may pose a risk that sensitive data may be exposed to unauthorized persons or to the public. For example, the loss of clinical trial data from completed or ongoing clinical trials or preclinical studies could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. While we believe that we have taken appropriate security measures to protect our data and information technology systems, and have been informed by our third party vendors that they have as well, there can be no assurance that our efforts will prevent breakdowns or breaches in our systems, or those of our third party vendors, that could materially adversely affect our business and financial condition.

If we are unable to obtain U.S. and/or foreign regulatory approval, we will be unable to resell or license our drug candidates.

Our drug candidates will be subject to extensive governmental regulations relating to, among other things, research, testing, development, manufacturing, safety, efficacy, record keeping, labeling, marketing and distribution of drugs. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process are required in the U.S. and in many foreign jurisdictions prior to the commercial sale of drug candidates. Satisfaction of these and other regulatory requirements is costly, time-consuming, uncertain and subject to unanticipated delays. It is possible that no drug candidate that we present to the FDA will obtain marketing approval which will significantly diminish the value and desirability of our product candidates. In connection with the clinical trials for our drug candidates, we face risks that:

●	the drug candidate may not prove to be efficacious;
●	the drug candidate may not prove to be safe;

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●	the drug candidate may not be readily co-administered or combined with other drugs or drug candidates;
●	the results may not confirm the positive results from earlier preclinical studies or clinical trials;
●	the results may not meet the level of statistical significance required by the FDA or other
●	regulatory agencies; and
●	the FDA or other regulatory agencies may require us to carry out additional studies.

We have limited experience in conducting and managing later stage clinical trials necessary to obtain regulatory approvals, including approval by the FDA. However, this risk would be mitigated in the event the Company is successful entering into a co-development agreement with a pharma partner for late-stage clinical development. The time required to complete clinical trials and for the FDA and other countries’ regulatory review processes is uncertain and typically takes many years. Our analysis of data obtained from preclinical and clinical trials is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. We may also encounter unanticipated delays or increased costs due to government regulation from future legislation or administrative action or changes in FDA policy during the period of product development, clinical trials, and FDA regulatory review.

We will rely on third parties for manufacturing our clinical drug supplies; our dependence on these manufacturers may impair the development of our drug candidates.

We have no ability to internally manufacture the drug candidates that we need to conduct our clinical trials for the products that we acquire. For the foreseeable future, we expect to continue to rely on third-party manufacturers and other third parties to produce, package and store sufficient quantities of our drug candidates and any future drug candidates for use in our clinical trials. We may face various risks and uncertainties in connection with our reliance on third-party manufacturers, including:

●	reliance on third-party manufactures for regulatory compliance and quality assurance;
●	the possibility of breach of the manufacturing agreement by the third-party manufacturer because of factors beyond our control;
●	the possibility of termination or nonrenewal of our manufacturing agreement by the third-party manufacturer at a time that is costly or inconvenient for us;
●	the potential that third-party manufacturers will develop know-how owned by such third-party
●	manufacturer in connection with the production of our drug candidates that is necessary for the manufacture of our drug candidates; and
●	reliance on third-party manufacturers to assist us in preventing inadvertent disclosure or theft of our proprietary knowledge.

Our drug candidates may be complicated and expensive to manufacture. If our third-party manufacturers fail to deliver our drug candidates for clinical use on a timely basis, with sufficient quality, and at commercially reasonable prices, we may be required to delay or suspend clinical trials or otherwise discontinue development of our drug candidates. While we may be able to identify replacement third-party manufacturers or develop our own manufacturing capabilities for these drug candidates, this process would likely cause a delay in the availability of our drug candidates and an increase in costs. In addition, third-party manufacturers may have a limited number of facilities in which our drug candidates can be manufactured, and any interruption of the operation of those facilities due to events such as equipment malfunction or failure or damage to the facility by natural disasters could result in the cancellation of shipments, loss of product in the manufacturing process or a shortfall in available drug candidates.

Risks Related to Intellectual Property Rights

We rely on various intellectual property rights, including patents and licenses, in order to operate our business.

Our intellectual property rights, may not be sufficiently broad or otherwise may not provide us with a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights.

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As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management’s attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

The Company could be negatively impacted if found to have infringed on intellectual property rights.

Technology companies frequently enter into litigation based on allegations of patent infringement or other violations of intellectual property rights. In addition, patent holding companies seek to monetize patents they have purchased or otherwise obtained. As the Company grows, the intellectual property rights claims against it will likely increase. The Company intends to vigorously defend infringement actions in court and before the U.S. International Trade Commission. The plaintiffs in these actions frequently seek injunctions and substantial damages. Regardless of the scope or validity of such patents or other intellectual property rights, or the merits of any claims by potential or actual litigants, the Company may have to engage in protracted litigation. If the Company is found to infringe one or more patents or other intellectual property rights, regardless of whether it can develop non-infringing technology, it may be required to pay substantial damages or royalties to a third-party, or it may be subject to a temporary or permanent injunction prohibiting the Company from marketing or selling certain products. In certain cases, the Company may consider the desirability of entering into licensing agreements, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur. These licenses may also significantly increase the Company’s operating expenses. Regardless of the merit of particular claims, litigation may be expensive, time-consuming, disruptive to the Company’s operations and distracting to management. In recognition of these considerations, the Company may enter into arrangements to settle litigation. If one or more legal matters were resolved against the Company’s consolidated financial statements for that reporting period could be materially adversely affected. Further, such an outcome could result in significant compensatory, punitive or trebled monetary damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief against the Company that could adversely affect its financial condition and results of operations.

We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.

To protect our rights in our services and technology, we rely on a combination of copyright and trademark laws, patents, trade secrets, confidentiality agreements and protective contractual provisions. We also rely on laws pertaining to trademarks and domain names to protect the value of our corporate brands and reputation. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our services or technology, obtain and use information, marks, or technology that we regard as proprietary, or otherwise violate or infringe our intellectual property rights. In addition, it is possible that others could independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, or if others independently develop substantially equivalent intellectual property, our competitive position could be weakened.

Effectively policing the unauthorized use of our services and technology is time-consuming and costly, and the steps taken by us may not prevent misappropriation of our technology or other proprietary assets. The efforts we have taken to protect our proprietary rights may not be sufficient or effective, and unauthorized parties may copy aspects of our services, use similar marks or domain names, or obtain and use information, marks, or technology that we regard as proprietary. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of others’ proprietary rights, which are sometimes not clear or may change. Litigation can be time consuming and expensive, and the outcome can be difficult to predict.

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We rely on agreements with third parties to provide certain services, goods, technology, and intellectual property rights necessary to enable us to implement some of our applications.

Our ability to implement and provide our applications and services to our clients depends, in part, on services, goods, technology, and intellectual property rights owned or controlled by third parties. These third parties may become unable to or refuse to continue to provide these services, goods, technology, or intellectual property rights on commercially reasonable terms consistent with our business practices, or otherwise discontinue a service important for us to continue to operate our applications. If we fail to replace these services, goods, technologies, or intellectual property rights in a timely manner or on commercially reasonable terms, our operating results and financial condition could be harmed. In addition, we exercise limited control over our third-party vendors, which increases our vulnerability to problems with technology and services those vendors provide. If the services, technology, or intellectual property of third parties were to fail to perform as expected, it could subject us to potential liability, adversely affect our renewal rates, and have an adverse effect on our financial condition and results of operations.

If any third-party owners of intellectual property we may license in the future do not properly maintain or enforce the patents underlying such licenses, our competitive position and business prospects will be harmed.

We may enter into licenses for third-party intellectual property in the future. Our success will depend in part on the ability of our licensors to obtain, maintain and enforce patent protection for their intellectual property, in particular, those patents to which we have secured exclusive rights.

If applicable, our licensors may not successfully prosecute the patent applications to which we are licensed. Even if patents issue in respect of any such patent applications, our licensors may fail to maintain these patents, may determine not to pursue litigation against other companies that are infringing these patents, or may pursue such litigation less aggressively than we would. In addition, our licensors may terminate their agreements with us in the event we breach the applicable license agreement and fail to cure the breach within a specified period of time. Without protection for the intellectual property we license, other companies might be able to offer substantially identical products for sale, which could materially adversely affect our competitive business position, business prospects and financial condition.

Because our research and development of drug candidates often incorporates compounds and other information that is the intellectual property of third parties, we depend on continued access to such intellectual property to conduct and complete our preclinical and clinical research and commercialize the drug candidates that result from this research. We expect that future licenses would impose, numerous obligations on us. For example, under our existing and future license agreements, we may be required to pay (i) annual maintenance fees until a drug candidate is sold for the first time, (ii) running royalties on net sales of drug candidates, (iii) minimum annual royalties after a drug candidate is sold for the first time, and (iv) one-time payments upon the achievement of specified milestones. We may also be required to reimburse patent costs incurred by the licensor, or we may be obligated to pay additional royalties, at specified rates, based on net sales of our drug candidates that incorporate the licensed intellectual property rights. We may also be obligated under some of these agreements to pay a percentage of any future sublicensing revenues that we may receive. Future license agreements may also include payment obligations such as milestone payments or minimum expenditures for research and development. We expect that any future licenses would contain reporting, insurance and indemnification requirements. We are actively reviewing and preparing additional patent applications to expand our patent portfolio, but there can be no assurances that patents related to our existing patent applications or any applications we may file in the future will be issued or that any issued patents will provide meaningful protection for our drug candidates, which could materially adversely affect our competitive business position, business prospects and financial condition.

15

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information and may not adequately protect our intellectual property.

We rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. In order to protect our proprietary technology and processes, we also rely in part on confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information nor result in the effective assignment to us of intellectual property and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover our trade secrets and proprietary information, and in such case, we could not assert any trade secret rights against such party. Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the U.S. may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could materially adversely affect our business and financial condition.

Risks Related to Ownership of Our Securities and this Offering.

The market price of our common stock may be highly volatile, and you could lose all or part of your investment.

The trading price of our common stock is likely to be volatile. Upon the consummation of this offering, we will have a relatively small public float due to the relatively small size of this offering, and the concentrated ownership of our common stock among our executive officers and directors, and greater than 5% stockholders. As a result of our small public float, our common stock may be less liquid and have greater stock price volatility than the common stock of companies with broader public ownership.

Our stock price could be subject to wide fluctuations in response to a variety of other factors, which include:

●	whether we achieve our anticipated corporate objectives;

●	changes in financial or operational estimates or projections;

●	termination of the lock-up agreement or other restrictions on the ability of our stockholders and other security holders to sell shares after this offering; and

●	general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general has recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. If the market price of our common stock after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We have no current specific plan for a significant portion of the offering proceeds, and it is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for you.

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Investors in this offering may experience future dilution as a result of this and future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Investors purchasing our shares or other securities in the future could have rights superior to existing common stockholders, and the price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

An active trading market for our common stock may not develop, and you may not be able to sell your common stock at or above the initial public offering price.

Prior to the consummation of this offering, there has been no public market for our common stock. An active trading market for shares of our common stock may never develop or be sustained following this offering. If an active trading market does not develop, you may have difficulty selling your shares of common stock at an attractive price, or at all. The price for our common stock in this offering will be determined by negotiations between us and the underwriters, and it may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell your common stock at or above the initial public offering price or at any other price or at the time that you would like to sell. An inactive market may also impair our ability to raise capital by selling our common stock, and it may impair our ability to attract and motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using our common stock as consideration.

The price of our common stock may fluctuate substantially.

You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this prospectus, are:

●	sales of our common stock by our stockholders, executives, and directors;
●	volatility and limitations in trading volumes of our shares of common stock;
●	our ability to obtain financing to conduct and complete research and development activities;
●	our ability to attract new customers;
●	changes in the development status of the drugs we acquire;
●	failures to meet external expectations or management guidance;
●	changes in our capital structure or dividend policy or future issuances of securities;
●	our cash position;
●	announcements and events surrounding financing efforts, including debt and equity securities;
●	reputational issues;
●	announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;
●	changes in general economic, political and market conditions in or any of the regions in which we conduct our business;
●	changes in industry conditions or perceptions;
●	changes in valuations of similar companies or groups of companies;
●	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;
●	departures and additions of key personnel;
●	disputes and litigations related to intellectual property rights, proprietary rights, and contractual obligations;
●	changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and
●	other events or factors, many of which may be out of our control.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

17

After the completion of this offering, we may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

We do not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in our common stock will likely depend on whether the price of our common stock increases.

To date we have not paid any dividends, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future indebtedness we may incur could preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain from an investment in our common stock for the foreseeable future. Consequently, in the foreseeable future, you will likely only experience a gain from your investment in our common stock if the price of our common stock increases.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock may be affected by the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our common stock could decline if one or more equity analysts downgrade our common stock or if analysts issue other unfavorable commentary or cease publishing reports about us or our business.

We may not be able to satisfy listing requirements of NYSE American to maintain a listing of our common stock.

When our common stock is listed on NYSE American, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such a listing. A delisting of our common stock from NYSE American may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

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The provisions of our charter documents or Nevada law could delay or prevent an acquisition of our company, even if the acquisition would be beneficial to our stockholders, and could make it more difficult to change management.

Provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders might otherwise consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult to replace or remove our board of directors. These provisions include:

●	limitations on our stockholders’ ability to call special meetings of stockholders;
●	an advance notice requirement for stockholder proposals and nominations for members of our
●	Board;
●	the authority of our Board to determine the number of director seats on our Board;
●	the authority of our Board to fill vacancies occurring on the Board; and
●	the authority of our Board to issue preferred stock with such terms as our Board may determine.

Our certificate of incorporation grants our Board of Directors the power to designate and issue additional shares of common and/or preferred stock.

Our authorized capital consists of 4,000,000,000 shares of common stock and 100,000,000 shares of preferred stock. Our preferred stock may be designated into series pursuant to authority granted by our certificate of incorporation, and on approval from our Board of Directors. The Board of Directors, without any action by our stockholders, may designate and issue shares in such classes or series as the Board of Directors deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of other classes or series of stock that may be issued could be superior to the rights of holders of our common stock. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of our common stock.

We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Nevada law.

Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities to the fullest extent not prohibited by Nevada law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such a purpose would reduce the amount otherwise available for our business.

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We are an “emerging growth company” under the federal securities laws and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and we may take advantage of certain exemptions from various reporting requirements that are not applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

As a smaller reporting company within the meaning of the Securities Act, we will utilize certain modified disclosure requirements, and we cannot be certain if these reduced requirements will make our common stock less attractive to investors.

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year’s second fiscal quarter, and (ii) our annual revenues are greater than or equal to $100 million during the last completed fiscal year and the market value of our Common Stock held by non- affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make the comparison of our financial statements with other public companies difficult or impossible and make our Common Stock less attractive to potential investors.

Continuing Operations and Going Concern.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. As reflected in the accompanying financial statements the Company has incurred operating losses as well as negative cash flows from operating and investing activities over the past two years. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. These consolidated financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities, which might be necessary should we be unable to continue as a going concern.

To continue as a going concern, the Company has entered into an updated revolving promissory note which extended the maturity through September 30, 2030, and DSS, Inc. (“DSS”), the majority shareholder of the Company, intends to continue to fund the operations of the Company through a year from the date these financial statements were available to be issued. The Company’s management intends to take actions necessary to continue as a going concern. Management’s plans concerning these matters include, among other things, monetization of its intellectual properties, and tightly controlling operating costs. The Company has increased its efforts to raise additional capital through an initial public offering. The Company has engaged an underwriter and has been approved by the NYSE American for listing on its exchange. However, the Company cannot be certain that such capital (from its stockholders or third parties) will be available to the Company or whether such capital will be available on terms that are acceptable to the Company.

We may be a “controlled company” within the meaning of NYSE listing standards and, as a result, we could qualify for, and would be able to rely on, exemptions from certain corporate governance requirements. As a result, you may not in the future have the same protections afforded to shareholders of companies that are subject to such requirements.

On October 31, 2023, DSS BioHealth Security, Inc., converted 60,496,041 shares of common stock into 60,496,041 shares of Series A Convertible Preferred Shares. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and will elect not to comply with certain corporate governance requirements, specifically director nominees be selected or recommended to the board by independent directors. To the extent we rely on any of these exemptions, holders of our common stock will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NYSE and we cannot predict the impact this may have on the price of our common stock. However, we do not currently intend to rely upon such exemptions.

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USE OF PROCEEDS

After deducting the estimated commissions and estimated offering expenses payable by us, we expect to receive net proceeds of approximately $5,108,000 from this offering, or approximately $5,927,000 if the underwriters exercise their option to purchase additional shares in full, based on a public offering price of $4.00 per share.

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share of common stock would increase (decrease) the net proceeds to us by approximately $1,380,000 assuming that the number of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions. We may also increase or decrease the amount of common stock we are offering. Each increase (decrease) of 1,000,000 shares in the number of shares of common stock offered by us would increase (decrease) the net proceeds to us by approximately $3,680,000, assuming that the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions.

Research and Development

We anticipate using approximately 20% of the net proceeds on research and development.

Working capital

We anticipate using the remaining net proceeds for licensing and commercialization of new products, working capital, other general corporate purposes, and funding the cost of the offering.

The actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change. The estimated use of proceeds is preliminary and subject to change. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering.

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DIVIDEND POLICY

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and all earnings, if any, have been retained for the development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

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CAPITALIZATION

The following table sets forth our cash, indebtedness and total capitalization as of June 30, 2024:

●	on an actual basis;

●	on a pro forma basis to give effect to the sale of 1,500,000 shares in this offering at an assumed initial public offering price of $4.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma and pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of the common stock and other terms of this offering determined at pricing. You should read the following table in conjunction with the “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

	As of June 30, 2024 (Audited)
	Actual	Pro forma

Cash	$2,000	$5,110,000
Note to related party(1)	$13,452,000	$13,452,000
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, 60,496,041 outstanding	$60,000	$60,000
Common stock, par value $0.001 per share, 4,000,000,000 shares authorized, 10,000,000 shares outstanding for actual, 11,500,000 shares outstanding for pro forma	$10,000	12,000
Additional paid-in capital	$38,113,000	$43,219,000
Accumulated deficit	$(14,810,000)	$(14,810,000)
Total stockholder’s equity(2)	$23,373,000	$28,481,000
Total capitalization(2)	$36,825,000	$41,933,000

(1)	This Note relates to the revolving line of credit between the Company and DSS, Inc.
(2)	Total stockholders’ equity and total capitalization of excludes non-controlling interest in subsidiary of $3,009,000.

If the underwriters exercise their option to purchase additional shares in full, pro forma cash, additional paid-in capital, total stockholders’ equity, total capitalization and shares of common stock outstanding as of June 30, 2024 would be $5,929,000, $44,038,000, $29,300,000, $42,752,000 and 11,722,703 shares, respectively.

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DILUTION

If you invest in our Common Stock shares in this offering, your ownership will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per Common Stock immediately after this offering. Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of the shares sold in this offering exceeds the pro forma as adjusted net tangible book value per Common Stock after this offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of Common Stock deemed to be outstanding at that date. The net tangible book value (deficit) of our common stock as of June 30, 2024 was $(17,076,000), or $(1.71) per share. Net tangible book value (deficit) per share represents our total tangible assets (which excludes deferred offering costs, which were estimated at $891,000) at June 30, 2024 less our total liabilities, divided by the number of shares of outstanding common stock after adjusting for the stock split of the shares of existing stockholders.

Our pro forma net tangible book value (deficit) as of December 31, 2023 was $(15,752,000), or $(1.58) per share. Pro forma net tangible book value (deficit) represents the amount of our total assets less our total liabilities.

After giving further effect to the receipt of the net proceeds from our sale of 1,500,000 shares of common stock in this offering, at an assumed initial public offering price of $4.00 per share after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value (deficit) as of June 30, 2024 would have been approximately $(11,968,000) or $(1.04) per share. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $0.67 per share to our existing stockholders and an immediate dilution of $5.04 per share to new investors purchasing common stock in this offering.

We determine dilution per share to investors participating in this offering by subtracting pro forma as adjusted net tangible book value per share after this offering from the assumed initial public offering price per share paid by investors participating in this offering. The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per share	$4.00
Net tangible book value (deficit) per share as of June 30, 2024	$(1.71)
Pro forma net tangible book value (deficit) per share as of June 30, 2024	$(1.04)
Increase in pro forma as adjusted net tangible book value per share attributable to new investors purchasing shares	$0.67
Pro forma as adjusted net tangible book value per share after this offering	$(1.04)
Dilution in net tangible book value per share to new investors in this offering	$(5.04)

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share would increase (decrease) the pro forma net tangible book value by $0.12 per share and increase (decrease) the dilution per share to new investors by $0.88 per share, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions.

Similarly, each increase (decrease) of 1,000,000 shares in the number of common stock we are offering would increase our pro forma net tangible book value by approximately $3,640,000, or $0.37 per share and decrease the dilution per share to new investors participating in this offering by $0.37 per share, assuming that the assumed initial public offering price of $4.00 remains the same, and after deducting the estimated underwriting discounts and commissions.

The pro forma information discussed above is illustrative only and will change based on the actual initial public offering price, number of shares and other terms of this offering determined at pricing.

If the underwriters exercise their option to purchase additional shares in this offering in full at the assumed initial public offering price of $4.00 per share and assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses, the pro forma net tangible book value would be approximately $(0.95) per share, and the dilution in pro forma net tangible book value per share to investors in this offering would be approximately $4.95 per share.

The table below summarizes as of June 30, 2024, adjusted pro forma basis described above, the number of shares of our common stock, the total consideration and the average price per share (i) paid to us by existing stockholders and (ii) to be paid by new investors purchasing our common stock in this offering at an assumed initial public offering price of $4.00 per share, before deducting underwriting discounts and commissions and estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	9,997,703	87%	$38,123,000	86%	$3.81
New investors	1,500,000	13%	$6,000,000	14%	$4.00
Total	11,497,703	100%	$44,123,000	100%	$3.84

In addition, if the underwriters exercise their option to purchase additional shares in full, the number of shares held by existing stockholders will be reduced to 1.67% of the total number of shares of common stock to be outstanding upon the closing of this offering, and the number of shares of common stock held by new investors participating in this offering will be further increased by 225,000 shares or 1.92% of the total number of shares of common stock to be outstanding upon the closing of this offering.

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share of common stock would increase (decrease) total consideration paid by new investors by approximately $1,380,000, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions. We may also increase or decrease the number of shares we are offering. Each increase (decrease) of 1,000,000 shares in the number of shares of common stock offered by us would increase (decrease) total consideration paid by new investors by approximately $3,680,000, assuming that the assumed initial price to the public remains the same, and after deducting the estimated underwriting discounts and commissions.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited and unaudited financial statements and related notes, respectively, included elsewhere in this Prospectus. Some of the information contained in this discussion and analysis constitutes forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this Prospectus, particularly under the sections titled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.”

The results of operations for the three and six months ended June 30, 2024, are not necessarily indicative of the results that may be expected for the full year ended December 31, 2024, or for any other future period. The following discussion should be read in conjunction with the annual consolidated financial statements and the notes thereto and unaudited condensed consolidated financial statements and notes thereto included in this prospectus.

Overview

Impact Biomedical Inc. (IBIO) discovers, confirms, and patents unique science and technologies which can be developed into new offerings in human healthcare and wellness in collaboration with external partners through licensing, co-development, joint ventures, and other relationships. By leveraging technology and new science with strategic partnerships, Impact Bio provides advances in drug discovery for the prevention, inhibition, and treatment of neurological, oncology and immuno-related diseases. Other exciting technologies include natural compositions for over-the-counter upper respiratory, anti-viral and other conditions, functional fragrance formulations for use in lotions, insect repellents, and other consumer products and a unique alternative sugar composition, with potential to impact calorie intake and glycemic index.

The business model of Impact BioMedical includes licensing and potentially direct sales for commercialization and distribution. Potential licensors and development partners include pharmaceutical, food, consumer package goods companies and others in exchange for milestone, and royalty licensing payments.

Below is a list of our principal subsidiaries:

●	Impact BioLife Science, Inc.;
●	Global Biomedical, Inc.;
●	Global BioLife, Inc.; and
●	Sweet Sense, Inc.

Impact BioLife Science, Inc. We are the sole owner of the outstanding equity of Impact BioLife Science, Inc.

Global Biomedical, Inc. We own 90.9% of Global Biomedical, Inc.’s outstanding equity.

Global BioLife, Inc. Through our majority owned subsidiary Global Biomedical, Inc., we own 81.8% of the outstanding equity of Global BioLife, Inc.

Sweet Sense, Inc. We are the owner of 95.5% of the outstanding equity of Sweet Sense.

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Below is an organization chart showing our ownership structure and ownership interests.

DSS, Inc. (NY)
DSS BioHealth Security, Inc. (Nevada)
Impact BioMedical (Nevada)
Impact Biolife Science, Inc. (Nevada)
DSS Biomedical International, Inc. (Nevada)
Sweet Sense, Inc. (Nevada) 50% BioLife Sugar 50% Impact
Global Biomedical, Inc. (Nevada)
Global Sugar Solutions, Inc. (Nevada)
DSS Biolife International, Inc. (Nevada)
Global Biolife, Inc. (Nevada)
Biolife Sugar, Inc. (Nevada)
Happy Sugar, Inc. (Nevada)
Wholly-Owned Subsidiary
Subsidiary (> 50% & <100%)

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Through our majority-owned subsidiary Global BioLife, we own the rights to a portfolio of biomedical intellectual property, including intellectual property assigned to Global BioLife by GRDG Sciences, LLC (“GRDG”). Global BioLife leverages its scientific know-how and intellectual property rights to develop various emerging technologies, including biopharmaceuticals, antivirals, antimicrobials, sugar alternatives, insect repellents, fragrances, bioplastics and natural preservatives.

The information in the below two paragraphs does not assume or give effect to (1) a 1:55 reverse split of the Company’s outstanding common stock and (2) an exchange by a shareholder of common stock for Series A Convertible Preferred Stock, both of which took effect on October 31, 2023.

The Company was incorporated in the State of Nevada as a for-profit company on October 16, 2018, and established a fiscal year end of December 31st. The Company issued 9,000 shares to Global BioMedical Pte. Ltd., which was wholly–owned by Alset International Limited (formally Singapore eDevelopment Limited), a multinational public company, listed on the Singapore Exchange Securities Trading Limited (“SGXST”). On March 31, 2020, the Company issued 125,064,621 shares of common stock to its sole shareholder Global BioMedical Pte. Ltd. On July 24, 2020, the Board approved the Stock Split, pursuant to which each share of the Company’s common stock issued and outstanding was split into nine shares of the Company’s common stock. The numbers of authorized common stock and issued and outstanding common stock in the reporting periods were retrospectively adjusted for the stock split.

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On March 12, 2020 Alset International Limited (“Alset”), a related party, Global BioMedical Pte Ltd., a related party, DSS, Inc (“DSS”), a related party, and DSS BioHealth Security Inc. (“DSS BioHealth”), a related party, signed Term Sheets and subsequently on April 21, 2020, these four companies entered into Share Exchange Agreement (“Share Exchange”), based on which Global BioMedical Pte Ltd., agreed to sell all of the issued and outstanding shares of the Company to DSS BioHealth in exchange for the combination of common and preferred shares of DSS. Under the terms of the Share Exchange, DSS issued 483,334 shares of the DSS Common Stock nominally valued at $6.48 per share, and 46,868 newly issued shares of the DSS Series A Convertible Preferred Stock (“Series A Preferred Stock”), with a stated value of $46,868,000, or $1,000 per share, for a total consideration valued at $50 million. Due to several factors, including a discount for illiquidity, the value of the Series A Preferred Stock was discounted from $46,868,000 to $35,187,000, thus reducing the final consideration given to approximately $38,319,000. The Company’s former Chairman, Heng Fai Ambrose Chan, a related party, who is also the largest shareholder of Alset, at the time of the signing of the Share Exchange Agreement was the beneficial owner of approximately 18.3% of the outstanding shares of DSS and is the former Chairman of the Board of Directors of DSS. On August 21, 2020, the transaction was concluded, and the Company became a direct wholly owned subsidiary of DSS BioHealth. In connection with the acquisition, and the related accounting determination, DSS BioHealth has elected to apply push-down accounting and reflect in its financial statements of Impact BioMedical, the fair value of its assets and liabilities. Utilizing an income approach, the Company has completed its valuations of certain developed technology and pending patents assets acquired in the transaction as well the fair value of the non-controlling interests. More specifically, a Multi-Period Excess Earnings Method (“MPEEM”) estimates the value of an intangible asset by quantifying the amount of residual (or excess) estimated cash flows generated by the asset and discounting those cash flows to the present. These have been valued at approximately $22,260,000 and $3,910,000, respectively, and are included on the Consolidated Balance Sheet on December 31, 2020. Estimated useful life of these assets is twenty years, based on the remaining terms of the related patents, with annual amortization approximating $1,113,000. The Company has also completed its valuation of goodwill and deferred tax liabilities of Impact BioMedical, and has recorded goodwill of approximately $25,093,000, driven by other intangible assets that do not qualify for separate recognition, and a deferred tax liability of approximately $5,234,000. The goodwill is not deductible for tax purposes and has been allocated to Impact BioMedical in totality as a single reporting unit. The Company is committed to both funding research and developing intellectual property portfolio.

Fiscal the Three and Six Months Ended June 30, 2024, compared to the Three and six Months Ended June, 2023

Results of operations for the Three and Six Months Ended June 30, 2024, compared to the Three and Six Months Ended June 30, 2023.

Costs and expenses

	Three months ended June 30, 2024	Three months ended June 30, 2023	% Change	Six months ended June 30, 2024	Six months ended June 30, 2023	% Change
Cost of revenue	$-	$-	N/A	$-	$-	N/A
Sales, general and administrative compensation	145,000	41,000	254%	292,000	81,000	260%
Sales and marketing	18,000	10,000	80%	26,000	27,000	-4%
Professional Fees	167,000	407,000	-59%	445,000	686,000	-35%
Research and development	-	266,000	-100%	50,000	445,000	-89%
Depreciation and Amortization	279,000	280,000	0%	559,000	560,000	0%
Rent and utilities	5,000	-	N/A	9,000	-	N/A
Other operating expenses	12,000	4,000	200%	15,000	12,000	25%
Total costs and expenses	$626,000	$1,008,000	-38%	$1,396,000	$1,811,000	-23%

Selling, general and administrative compensation costs increased 254% for the three months ended June 30, 2024, as compared to the three months ended June 30, 2023 and increased 260% for the six months ended June 30, 2024, as compared to the six months ended June 30, 2023 due to increased cost incurred associated with the Company’s registration with the SEC and the NYSE American, and efforts toward the Company’s IPO.

Sales and marketing costs, which includes internet and trade publication advertising, press releases, travel and entertainment costs. These increased 80% for the three months ended June 30, 2024, as compared to the three months ended June 30, 2023 and decreased 4% for the six months ended June 30, 2024, as compared to the six months ended June 30, 2023. The increase in cost for the three months ended June 30, 2024 are associated with cost to attend trade shows while the decrease in cost for the six months ended June 30, 2024 is due primarily to costs incurred for advertising during the first quarter of 2023.

Professional fees decreased 59% for the three months ended June 30, 2024, as compared to the three months ended June 30, 2023 and decreased 35% for the six months ended June 30, 2024, as compared to the six months ended June 30, 2023. These cost consist primarily of consulting and legal services associated with developing and implementing Impact BioMedical’s business plan, cost to patent newly developed technologies and other related fees for the development of new technologies. These costs decreased in 2024 in anticipation of the Company’s IPO.

Research and development costs represent costs consisting primarily of independent, third-party testing of the various properties of each technology the Company owns possesses as well as research on new technologies. Research and development decreased 100% for the three months ended June 30, 2024, as compared to the three months ended June 30, 2023 and decreased 89% for the six months ended June 30, 2024, as compared to the six months ended June 30, 2023, due primarily to the cessation of the Company’s research and development contract with GRDG at the end of 2023.

Depreciation and amortization expense is flat for the three and six months ended June 30, 2024 as compared to June 30, 2023 and represents the amortization of the associated with the developed technology and patents acquired as part of the acquisition of Impact BioMedical by DSS.

Rent and utilities represents cost associated with office space located at 1400 Broadfield Blvd, Suite 100 Houston TX which the Company began subletting from DSS during the first quarter of 2024.

Other operating expenses consist primarily of office supplies, IT support, sales and marketing costs, travel and insurance costs. These costs increased 200% for the three months ended June 30, 2024, as compared to the three months ended June 30, 2023 and increased 25% for the six months ended June 30, 2024, as compared to the six months ended June 30, 2023.

Other Income (Expense)

	Three months ended June 30, 2024	Three months ended June 30, 2023	% Change	Six months ended June 30, 2024	Six months ended June 30,2023	% Change

Interest income	$3,000	$3,000	0%	$7,000	$7,000	0%
Other income	-	-	N/A	-	52,000	-100%
Interest expense	(261,000)	(116,000)	125%	(491,000)	(217,000)	126%

Total other expense	$(258,000)	$(113,000)	-128%	$(484,000)	$(158,000)	-206%

Interest income is recognized on the Company’s notes receivable. Interest income was flat for three and six months ended June 30, 2024 as compared to June 30, 2023 as the outstanding principal balance remained flat.

Other income represents income generated from the Company’s distribution agreement with BioMed Technologies (“BioMed”). during the first quarter of 2023. BioMed’s products focus on natural probiotics.

Interest expense is recognized on the Company’s debt to DSS. Interest expense increased 125% and 126% for three and six months ended June 30, 2024 as compared to June 30, 2023, respectively, due to the increased outstanding balance of the debt due.

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Net Loss

	Three months ended June 30, 2024	Three months ended June 30, 2023	% Change	Six months ended June 30, 2024	Six months ended June 30, 2023	% Change

Net loss	$(884,000)	$(1,121,000)	21%	$(1,880,000)	$(1,969,000)	5%

For the three and six months ended June 30, 2024 and 2023, the Company recorded decreases in net losses of 21% and 5%, respectively. The decrease in net loss is attributable to the Company’s cost cutting measures in taken with both its professional and research and development costs as the Company shifts efforts to taking to market its existing technologies.

Liquidity and Capital Resources

The Company has historically met its liquidity and capital requirements primarily through debt financing. As of June 30, 2024, the Company had cash of approximately $2,000. To continue as a going concern, the Company has entered into an updated revolving promissory note which extended the maturity through September 30, 2030, and DSS, Inc. (“DSS”), the majority shareholder of the Company, intends to continue to fund the operations of the Company through a year from the date these financial statements were available to be issued. The Company’s management intends to take actions necessary to continue as a going concern. Management’s plans concerning these matters include, among other things, monetization of its intellectual properties, and tightly controlling operating costs. The Company has increased its efforts to raise additional capital through an initial public offering. The Company has engaged an underwriter and has been approved by the NYSE American for listing on its exchange. However, the Company cannot be certain that such capital (from its stockholders or third parties) will be available to the Company or whether such capital will be available on terms that are acceptable to the Company.

Cash Flow from Continuing Operating Activities

Net cash used by operating activities was $1,378,000 for the six months ended June 30, 2024 as compared to cash used by operating activities of $1,747,000 for the six months ended June 30, 2023. This fluctuation is driven by less payments of the Company’s accounts payable by approximately $392,000, as well as decrease in net loss after reconciling items of approximately $88,000.

Cash Flow from Investing Activities

Net cash provided by investing activities was $1,000 for the six months ended June 30, 2024 as compared to cash used by investing activities of $15,000 for the six months ended June 30, 2023. This fluctuation is driven by the purchase of capital assets approximating $17,000 during the six months ended June 30, 2023 without similar activities during 2024.

Cash Flow from Financing Activities

Net cash provided by financing activities was $1,378,000 for the six months ended June 30, 2024 and represents borrowings from DSS. During the six months ended June 30, 2023, net cash provided by financing activities was driven by borrowings from DSS of $1,763,000.

Off-Balance Sheet Arrangements

We do not have any material off-balance sheet arrangements that have, or are reasonably likely to have, an effect on our financial condition, financial statements, revenues, or expenses.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make judgments, assumptions and estimates that affect the amounts reported in our financial statements and accompanying notes. The financial statements as of December 31, 2023, describe the significant accounting policies and methods used in the preparation of the financial statements. There have been no material changes to such critical accounting policies as of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

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Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Fair Value Measurement Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

● Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets,

● Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

● Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The carrying amounts reported in the balance sheet of cash and cash equivalents, prepaids, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of notes receivable approximates their carrying value as the stated or discounted rates of the notes do reflect recent market conditions. The Company’s investments are recorded at cost as the fair value of these investment is not readily available. The fair value of notes payable approximates its carrying value as the stated interest rate reflects recent market conditions.

Goodwill

Goodwill is the excess of cost of an acquired entity over the fair value of amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is subject to impairment testing at least annually and will be tested for impairment between annual tests, which will take place during the fourth quarter in 2024, if an event occurs or circumstances change that would indicate the carrying amount may be impaired. FASB ASC Topic 350 provides an entity with the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Some of the qualitative factors considered in applying this test include consideration of macroeconomic conditions, industry and market conditions, cost factors affecting the business, and overall financial performance of the business. If, after completing the assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company will proceed to a quantitative test. If qualitative factors are not deemed sufficient to conclude that the fair value of the reporting unit more likely than not exceeds its carrying value, then a one-step approach is applied in making an evaluation. The evaluation utilizes an income approach (discounted cash flow analysis). The computations require management to make significant estimates and assumptions, including, among other things, selection of comparable publicly traded companies, the discount rate applied to future earnings reflecting a weighted average cost of capital, and earnings growth assumptions. The Company believes the estimates and assumptions used in our impairment assessments are reasonable and based on available market information, but variations in any of the assumptions could result in materially different calculations of fair value and determinations of whether or not an impairment is indicated. A discounted cash flow analysis requires management to make various assumptions about future sales, operating margins, capital expenditures, working capital, and growth rates. Cash flow projections are derived from one-year budgeted amounts plus an estimate of later period cash flows, all of which are determined by management. Subsequent period cash flows are developed for each reporting unit using growth rates that management believes are reasonably likely to occur. Impairment of goodwill is measured as the excess of the carrying amount of goodwill over the fair values of recognized and unrecognized assets and liabilities of the reporting unit. No impairment was recognized during the six months ended June 30, 2024 or year ended December 31, 2023.

Intangible Assets

The estimated fair values of acquired intangibles are generally determined based upon future economic benefits such as earnings and cash flows. Acquired identifiable intangible assets are recorded at fair value and are amortized over their estimated useful lives. Acquired intangible assets with an indefinite life are not amortized but are reviewed for impairment at least annually as of December 31st, or more frequently whenever events or changes in circumstances indicate that the carrying amounts of those assets are below their estimated fair values. Impairment is tested under ASC 350. No impairment was recognized for the six months ended June 30, 2024, and 2023.

Continuing Operations and Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. As reflected in the accompanying financial statements the Company has incurred operating losses as well as negative cash flows from operating and investing activities over the past two years. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. These consolidated financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities, which might be necessary should we be unable to continue as a going concern.

To continue as a going concern, the Company has entered into an updated revolving promissory note which extended the maturity through September 30, 2030, and DSS, Inc. (“DSS”), the majority shareholder of the Company, intends to continue to fund the operations of the Company through a year from the date these financial statements were available to be issued. The Company’s management intends to take actions necessary to continue as a going concern. Management’s plans concerning these matters include, among other things, monetization of its intellectual properties, and tightly controlling operating costs. The Company has increased its efforts to raise additional capital through an initial public offering. The Company has engaged an underwriter and has been approved by the NYSE American for listing on its exchange. However, the Company cannot be certain that such capital (from its stockholders or third parties) will be available to the Company or whether such capital will be available on terms that are acceptable to the Company.

Revenue Recognition

The Company has adopted ASC Topic 606, Revenue from Contracts with Customers (“Topic 606”). The Company enters into licensing and development agreements with collaborators for the development of its technologies. The terms of these agreements contain multiple performance obligations which may include (i) licenses, or options to obtain licenses, to the Company’s technology, (ii) rights to future technological improvements, and/or (iii) research activities to be performed on behalf of the collaborative partner, Payments to the Company under these agreements may include upfront fees, option fees, exercise fees, payments based upon the achievement of certain milestones, and royalties on product sales. Revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under the agreements, the Company performs the following steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when or as the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration to which it is entitled in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when or as the performance obligation is satisfied.

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Fiscal Year Ended December 31, 2023, compared to Year Ended December 31, 2022

Results of operations for the year ended December 31, 2023, as compared to year ended December 31, 2022.

Revenue

	Year ended December 31, 2023	Year ended December 31, 2022	% Change
Revenue
License revenue	$-	$50,000	-100%

Total Revenue	$-	$50,000	-100%

We did not generate any revenues during the year ended December 31, 2023. The year ended December 31, 2022 revenue is associated with milestone payments on our licensing agreement with ProPhase. No such amounts were recorded for the year ended December 31, 2023.

Costs and expenses

	December 31, 2023	December 31, 2022	% Change

Sales, general and administrative compensation	315,000	325,000	-3%
Depreciation and amortization	1,120,000	1,113,000	1%
Professional services	1,262,000	722,000	75%
Research and development	1,147,000	1,226,000	-6%
Other operating expenses	184,000	68,000	171%

Total costs and expenses	$4,028,000	$3,454,000	17%

Selling, general and administrative compensation costs decreased 3% for the year-ended December 31, 2023, as compared to the year ended December 31, 2022 due to decreases in head count at the Company.

Depreciation and amortization expense increased 1% for year-ended December 31, 2023 compared to year-ended December 31, 2022 and represents the amortization of the associated with the developed technology and patents acquired as part of the acquisition of Impact BioMedical by DSS. Amortization of these assets began on January 1, 2021, and will have a 20-year term.

Professional fees increased 75% for the year-ended December 31, 2023, as compared to year-ended December 31, 2022 mostly due to increases in consulting and legal services associated with developing and implementing Impact Biomedical’s business plan, cost to patent newly developed technologies and other related fees for the development of new technologies.

Research and development costs represent costs consisting primarily of independent, third-party testing of the various properties of each technology the Company owns possesses as well as research on new technologies. Research and development decreased 6% for the year-ended December 31, 2023, as compared to year-ended December 31, 2022 due to several cost-cutting activities.

Other operating expenses consist primarily of office supplies, IT support, sales and marketing costs, travel and insurance costs. These costs increased 171% for year-ended December 31, 2023, as compared to year-ended December 31, 2022, primarily due to increased IT support and travel costs.

	Year Ended December 31, 2023	Year ended December 31, 2022	% Change

Interest Income	$13,000	$24,000	-46%
Interest Expense	(444,000)	(462,000)	-4%
Impairment of investment	-	(4,100,000)	-100%
Other expense	52,000	66,000	-21%

Total other income (expense)	$(379,000)	$(4,472,000)	-92%

Interest income is recognized on the Company’s notes receivables. Interest income decreased 46% for year ended December 31, 2023 as compared to the year ended December 31, 2022 due to the assignment of a note receivable to a related party during 2022.

Interest expense is recognized on the Company’s debt to DSS down year over year due to transfer of a note receivable, and the related note payable to a related party during 2022.

Impairment of investment is the impairment of our Vivacitas investment in the amount of $4,100,000 which took place during the fourth quarter of 2022.

Net loss:

	Year ended December 31, 2023	Year ended December 31, 2022	% Change

Net loss	$(4,407,000)	$(7,255,000)	39%

For the year ended December 31, 2023, the Company recorded net losses of $4,407,000, as compared to net losses of $7,255,000 for the year ended December 31, 2022. The decrease in loses year over year is due primarily to the impairment of our Vivacitas investment during the fourth quarter of 2022.

Liquidity and Capital Resources

The Company has historically met its liquidity and capital requirements primarily through debt financing. As of December 31, 2023, the Company had cash of approximately $1,000. The Company also has increased its efforts to raise additional capital through an initial public offering. The Company has engaged an underwriter and has been approved by the NYSE American for listing on its exchange. However, the Company cannot be certain that such capital (from its stockholders or third parties) will be available to the Company or whether such capital will be available on terms that are acceptable to the Company. As of December 31, 2023, the Company believes that it has sufficient availability to cash via its revolving promissory note with DSS to meet its cash requirements for at least the next 12 months from the filing date of this prospectus.

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Cash Flow from Operating Activities

Net cash used by continuing operating activities was $2,851,000 for the year ended December 31, 2023 as compared to cash used for operating activities of $2,242,000 for the year ended December 31, 2022. This increase is driven by the increase in Operating loss of approximately $624,000 year over year offset by increase in accounts payable and the utilization of prepaid expenses.

Cash Flow from Investing Activities

Net cash used by investing activities was $15,000 for the year ended December 31, 2023 as compared to net cash used of $349,000 for the year ended December 31, 2022. This fluctuation is driven by the purchase of investments approximating $65,000 and purchase of property, plant and equipment of $276,000 during the year ended December 31, 2022 without similar activities during 2023.

Cash Flow from Financing Activities

Net cash provided by financing activities was $2,865,000 for the year ended December 31, 2023 and represents borrowings from DSS. During the year ended December 31, 2022, net cash provided by financing activities was driven by borrowings from DSS of $2,547,000.

Continuing Operations and Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. As reflected in the accompanying financial statements the Company has incurred operating losses as well as negative cash flows from operating and investing activities over the past two years. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. These consolidated financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities, which might be necessary should we be unable to continue as a going concern.

To continue as a going concern, the Company has entered into an updated revolving promissory note which extended the maturity through September 30, 2030, and DSS, Inc. (“DSS”), the majority shareholder of the Company, intends to continue to fund the operations of the Company through a year from the date of this prospectus were available to be issued. The Company’s management intends to take actions necessary to continue as a going concern. Management’s plans concerning these matters include, among other things, monetization of its intellectual properties, and tightly controlling operating costs. The Company has increased its efforts to raise additional capital through an initial public offering. The Company has engaged an underwriter and has been approved by the NYSE American for listing on its exchange. However, the Company cannot be certain that such capital (from its stockholders or third parties) will be available to the Company or whether such capital will be available on terms that are acceptable to the Company.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, an effect on our financial condition, financial statements, revenues or expenses.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during 2023 or 2022 as we are generally able to pass the increase in our material and labor costs to our customers or absorb them as we improve the efficiency of our operations.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make judgments, assumptions and estimates that affect the amounts reported in our financial statements and accompanying notes. The financial statements as of December 31, 2023, describe the significant accounting policies and methods used in the preparation of the financial statements. There have been no material changes to such critical accounting policies as of the date of this prospectus.

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Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Fair Value Measurement Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

● Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets.

● Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

● Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The carrying amounts reported in the balance sheet of cash and cash equivalents, prepaids, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of notes receivable approximates their carrying value as the stated or discounted rates of the notes do reflect recent market conditions. The Company’s investments are recorded at cost as the fair value of these investments is not readily available. The fair value of notes payable approximates its carrying value as the stated interest rate reflects recent market conditions.

Investments

Investments in equity securities with a readily determinable fair value, not accounted for under the equity method, are recorded at fair value with unrealized gains and losses included in earnings. For equity securities without a readily determinable fair value, the investment is recorded at cost, less any impairment, plus or minus adjustments related to observable transactions for the same or similar securities, with unrealized gains and losses included in earnings.

For equity method investments, the Company regularly reviews its investments to determine whether there is a decline in fair value below book value. If there is a decline that is other-than-temporary, the investment is written down to fair value.

Goodwill

Goodwill is the excess of cost of an acquired entity over the fair value of amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is subject to impairment testing at least annually and will be tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. FASB ASC Topic 350 provides an entity with the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Some of the qualitative factors considered in applying this test include consideration of macroeconomic conditions, industry and market conditions, cost factors affecting the business, and overall financial performance of the business. If, after completing the assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company will proceed to a quantitative test. If qualitative factors are not deemed sufficient to conclude that the fair value of the reporting unit more likely than not exceeds its carrying value, then a one-step approach is applied in making an evaluation. The evaluation utilizes multiple valuation methodologies, including a market approach (market price multiples of comparable companies) and an income approach (discounted cash flow analysis). The computations require management to make significant estimates and assumptions, including, among other things, selection of comparable publicly traded companies, the discount rate applied to future earnings reflecting a weighted average cost of capital, and earnings growth assumptions. The Company believes the estimates and assumptions used in our impairment assessments are reasonable and based on available market information, but variations in any of the assumptions could result in materially different calculations of fair value and determinations of whether or not an impairment is indicated. A discounted cash flow analysis requires management to make various assumptions about future sales, operating margins, capital expenditures, working capital, and growth rates. Cash flow projections are derived from one-year budgeted amounts plus an estimate of later period cash flows, all of which are determined by management. Subsequent period cash flows are developed for each reporting unit using growth rates that management believes are reasonably likely to occur. Impairment of goodwill is measured as the excess of the carrying amount of goodwill over the fair values of recognized and unrecognized assets and liabilities of the reporting unit.

Intangible Assets

The estimated fair values of acquired intangibles are generally determined based upon future economic benefits such as earnings and cash flows. Acquired identifiable intangible assets are recorded at fair value and are amortized over their estimated useful lives. Acquired intangible assets with an indefinite life are not amortized but are reviewed for impairment at least annually as of December 31, or more frequently whenever events or changes in circumstances indicate that the carrying amounts of those assets are below their estimated fair values. Impairment is tested under ASC 350. No impairment was recognized as of December 31, 2023 or year ended December 31, 2022.

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Continuing Operations and Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. As reflected in the accompanying financial statements the Company has incurred operating losses as well as negative cash flows from operating and investing activities over the past two years. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. These consolidated financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities, which might be necessary should we be unable to continue as a going concern.

To continue as a going concern, the Company has entered into an updated revolving promissory note which extended the maturity through September 30, 2030, and DSS, Inc. (“DSS”), the majority shareholder of the Company, intends to continue to fund the operations of the Company through a year from the date these financial statements were available to be issued. The Company’s management intends to take actions necessary to continue as a going concern. Management’s plans concerning these matters include, among other things, monetization of its intellectual properties, and tightly controlling operating costs. The Company has increased its efforts to raise additional capital through an initial public offering. The Company has engaged an underwriter and has been approved by the NYSE American for listing on its exchange. However, the Company cannot be certain that such capital (from its stockholders or third parties) will be available to the Company or whether such capital will be available on terms that are acceptable to the Company.

Revenue

The Company has adopted ASC Topic 606, Revenue from Contracts with Customers (“Topic 606”). The Company enters into licensing and development agreements with collaborators for the development of its technologies. The terms of these agreements contain multiple performance obligations which may include (i) licenses, or options to obtain licenses, to the Company’s technology, (ii) rights to future technological improvements, and/or (iii) research activities to be performed on behalf of the collaborative partner, Payments to the Company under these agreements may include upfront fees, option fees, exercise fees, payments based upon the achievement of certain milestones, and royalties on product sales. Revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under the agreements, the Company performs the following steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when or as the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration to which it is entitled in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when or as the performance obligation is satisfied.

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BUSINESS

Introduction

Impact Biomedical, Inc. (“IBIO”) currently is a holding company operating mainly through our majority owned subsidiary, Global BioLife, Inc., which was incorporated on April 14, 2017. The Company is committed to both funding research and developing intellectual property portfolio. We currently focus on research in three main areas: (i) development of a universal therapeutic drug platform; (ii) a new sugar substitute; and (iii) a multi-use fragrance.

Our Company

IBIO discovers, confirms, and patents unique science and technologies which can be developed into new offerings in human healthcare and wellness in collaboration with external partners through licensing, co-development, joint ventures, and other relationships. Currently, our operations are conducted, and our assets are owned through our principal subsidiaries: (i) Global BioLife, Inc. (“Global BioLife”), which was incorporated on April 14, 2017, (ii) Impact BioLife Science (“Impact BioLife”), which was incorporated on August 28, 2020, (iii) Global BioMedical, Inc. (“Global BioMedical”), which was incorporated on April 18, 2017, and (iv) Sweet Sense, Inc. (“Sweet Sense”), which was incorporated on April 30, 2018.

By leveraging technology and new science with strategic partnerships, we provide advances in biopharmaceuticals and over the counter direct to consumer wellness offerings, and drug discovery for the prevention, inhibition, and treatment of neurological, oncology and immuno-related diseases

In addition to our existing efforts, we continually search and evaluate other potential new offerings to add to our portfolio.

Our business model includes partnering and potentially direct sales for commercialization and distribution. Potential licensors and development partners include pharmaceutical, consumer packaged goods companies and others, who would commercialize IBIO technologies in exchange for milestone, and royalty licensing payments.

Below is a list of our principal subsidiaries:

●	Impact BioLife Science, Inc.;
●	Global Biomedical, Inc.;
●	Global BioLife, Inc.; and
●	Sweet Sense, Inc.

Impact BioLife Science, Inc. We are the sole owner of the outstanding equity of Impact BioLife Science, Inc.

Global Biomedical, Inc. We own 90.9% of Global Biomedical, Inc. outstanding equity.

Global BioLife, Inc. Through our majority owned subsidiary Global Biomedical, Inc., we own 81.8% of the outstanding equity of Global BioLife, Inc.

Sweet Sense, Inc. We are the owner of 95.5% of the outstanding equity of Sweet Sense.

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Below is an organization chart showing our ownership structure and ownership interests.

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Through our majority-owned subsidiary Global BioLife, we own the rights to a portfolio of intellectual property, including property assigned to Global BioLife by GRDG Sciences, LLC (“GRDG”). Global BioLife leverages its scientific know-how and intellectual property rights to develop various emerging technologies, including biopharmaceuticals, antivirals, antimicrobials, sugar alternatives, health supplements, insect repellents, fragrances, bioplastics ,natural preservatives, and others.

Linebacker

LineBacker is a platform of small molecule X-bonded polyphenols. X-bonding is a molecular tuning technique that modifies a natural compound to induce potency, efficacy, bioavailability, and trans-membrane permeability while maintaining safety, toxicity, and tolerability. Natural polyphenols have demonstrated strong potential in treating and preventing a range of diseases by inhibiting TNF- and indication specific causes (e.g. neurology, anti-inflammatory, oncology). Two novel discrete LineBacker molecules have been synthesized and characterized.

Two compounds from the Linebacker platform (LB-1, LB-2) are licensed to ProPhase Laboratories (NASDAQ: PRPH) for clinical development and commercialization for which Impact Biomedical could receive future milestone payments and royalties.

Laetose

Laetose technology is derived from a unique combination of sugar and inositol, which has the potential ability to inhibit the inflammatory and metabolic response of sugar alone. Use of Laetose in a daily diet, compared to sugar, could result in 30% lower sugar consumption and lower caloric and glycemic index/load.

Laetose has a unique composition patent allowed in the United States and patents are pending in other countries worldwide.

We are actively seeking potential partners for further development and commercialization of Laetose as a consumer-packaged offering worldwide.

Functional Fragrance Formulation (“3F”)

3F is a suite of “functional fragrances” containing specialized botanical ingredients (e.g., terpenes) with potential application as an antimicrobial, or as an additive in insect repellents, detergents, lotions, shampoo, fabrics and other substances to increase effectiveness.

Composition patents have issued in the U.S. and are pending in other countries.

We are actively seeking potential partners for further development and commercialization of 3F.

Equivir

Equivir/Equivir G technology is a novel blend of FDA Generally Recognized as Safe (GRAS) eligible polyphenols (e.g. Myricetin, Hesperetin, Piperine) which have demonstrated antiviral effects with additional potential application as health supplements or medication. Polyphenols are sourced from fruits, vegetables, and other natural substances. Myricetin is a member of the flavonoid class of polyphenolic compounds with antioxidant properties. Hesperitin is a flavanone and Piperine is an alkaloid, commonly found in black pepper.

Method and composition patents are issued in the U.S. and other countries.

Equivir/Equivir G is licensed to ProPhase Laboratories for development and commercialization worldwide.

Emerging Technology

IBIO continues to explore and discover potential new technologies in accordance with its business model. Areas of interest include bioplastics, preservatives, biopharmaceuticals and other categories which could result in differentiated and proprietary offerings in human healthcare.

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Recent Developments

The information below does not assume or give effect to (1) a 1:55 reverse split of the Company’s outstanding common stock and (2) an exchange by a shareholder of common stock for Series A Convertible Preferred Stock

Vivacitas Investment

On March 15, 2021, the Company entered into a Stock Purchase Agreement (the “Vivacitas Agreement #1”) with Vivacitas Oncology Inc. (“Vivacitas”), to purchase 500,000 shares of its common stock at the per share price of $1.00, with an option to purchase 1,500,000 additional shares at the per share price of $1.00. This option will terminate upon one of the following events: (i) Vivacitas’ board of directors cancels this option because it is no longer in the best interest of the Company; (ii) December 31, 2022; or (iii) the date on which Vivacitas receives more than $1.00 per share of the Company’s common stock in a private placement with gross proceeds of $500,000. Under the terms of the Vivacitas Agreement #1, the Company will be allocated two seats on the board of Vivacitas. On March 18, 2021, the Company entered into an agreement with Alset EHome International, Inc. (“Seller”) to purchase from the Seller’s its wholly owned subsidiary Impact Oncology PTE Ltd. (“IOPL”) for a purchase price $2,480,000. The acquisition of IOPL has been treated as an asset acquisition as IOPL does not meet the definition of a business as defined in Topic 805. IOPL owns 2,480,000 shares of common stock of Vivacitas along with the option to purchase an additional 250,000 shares of common stock. The Sellers largest shareholder is Mr. Chan Heng Fai Ambrose, the former Chairman of the Company’s board of directors and its largest shareholder.

On April 1, 2021, the Company entered into an additional stock purchase agreement with Vivacitas (“Vivacitas Agreement #2”), whereas Vivacitas wished to employ the service of the Chief Business Officer of Impact Biomedical, and in return for the services of this individual, Vivacitas shall issue to the Company, the aggregate purchase price for the Class A Common Shares of Vivacitas at the value of $1.00 per share shall be $120,000 to be paid in twelve (12) equal monthly installments for the period between April 1, 2021 and March 31, 2022.

On July 22, 2021, the Company exercised 1,000,000 of the available options under the Vivacitas Agreement #1 for $1,000,000. This, along with the shares received as part Vivacitas Agreement #2 increased the Company’s equity position in Vivacitas to approximately 16% as of December 31, 2022. As of December 31, 2022, the Company determined to impair 100% of its investment in Vivacitas, in the amount of $4,100,000.

Promissory Note 1

On February 19, 2021, we entered into a promissory note with an individual. We loaned the principal a sum of $206,000, with interest at a rate of 6.5%, and maturity date of August 19, 2022 later amended to February 19, 2024. Monthly payments are due on the twenty-first day of each month and continuing each month thereafter until February 19, 2024, later amended to February 19, 2026. This note is secured by certain real property situated in Collier County, Florida. The outstanding principal and interest as of June 30, 2024 and December 31, 2023, was approximately $202,000 and $203,000, respectively, of which $135,000 is classified in Current notes receivable and the remaining $67,000 is classified as Notes receivable on the accompanying consolidated balance sheets.

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DSS Note

On December 31, 2020, and later amended, the Company executed a Revolving Promissory Note (“Note”) with DSS, a related party, which accrues interest at a rate of 4.25% and is due in full at the maturity date of September 30, 2030. The revolving nature of this Note permits principal amounts borrowed to be repaid and reborrowed. In the case of default, at DSS’s option, (i) eighteen percent (18%) per annum, or (ii) such lesser rate of interest as Lender in its sole discretion may choose to charge; but never more than the maximum lawful rate under applicable laws.

On January 18, 2024, this Note was amended to extend the maturity date to September 30, 2030 with interest calculated at the Wall Street Journal prime rate plus 0.50%. The payment of principal and interest is on demand. On May 31, 2024, the note was further amended to have interest only payments paid the last day of the quarter beginning on September 30, 2024 through June 30, 2026. Principal and interest in an amount approximating $126,000 is to be paid monthly thereafter until the Note matures. The Company, at its discretion, may make the scheduled interest and principal payments with cash or via Company equity. As of June 30, 2024 and December 31, 2023 the outstanding balance, inclusive of interest was $13,452,000 and $12,074,000, respectively.

Pursuant to the Amendment, payment of interest and principal will be on demand. If DSS does not make a demand, then Impact will repay the principal and interest in 60 payments (1) on the last day of each month during the period from February 1, 2024, through and including January 31, 2026, Impact will pay DSS the outstanding unpaid accrued interest owing; (2) on the last day of each month during the period from February 1, 2026, through and including August 31, 2030, Impact will pay DSS $126,380.80, being comprised of both principal and interest payment; and (3) on September 30, 2030, Impact will pay the entire amount of unpaid principal and interest then outstanding. The Amendment to the Original Note has modified the interest rate to WSJ Prime + 0.50% floating daily, with an initial interest rate of 9% and the post maturity rate is the lesser of (A) the maximum rate allowed by law or (B) 18.000% per annum based on a year of 360 days. Impact may pay without penalty all or a portion of the amount owed earlier than it is due. On July 24, 2024, the Company executed an amendment to its promissory note with DSS whereas the Company has the option to make payments with Company stock at a price of $3 per share for the first twelve months and at a 10-day VWAP for months 13-36. Starting on month 37, principal and interest in an amount approximating $126,000 is to be paid monthly thereafter until the Note matures. This amendment becomes effective on the IPO date.

If an event of default occurs, other than a default in payment under the Amendment or any other note and/or the filing of bankruptcy, whether voluntarily or involuntarily, is curable, it may be cured if Impact, after DSS sends written notice demanding cure of such default, (1) cures the default within ten (10) business days; or (2) if the cure requires more than ten (10) business days, immediately initiates steps which DSS deems its sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

Although there is no formal written agreement to fund the Company, DSS may continue to fund the operations of the Company on an as needed basis to be decided by its board of directors.

GRDG Licensing Proceeds Distribution Agreement

On February 15, 2022, the Company entered into a Licensing Proceeds Distribution Agreement (the “Licensing Agreement”) with GRDG Sciences, LLC (“GRDG”), Global BioLife, Inc., and Impact BioLife Sciences, Inc., pursuant to which GRDG would conditionally receive 20% of the gross licensing or sale proceeds received by the Company from the licensing of improvements with patent and patent applications (the “Improvements”), and all research and technology, developed, made, owned, conceived, by GRDG through the life of the agreement in exchange for funding from the Company for research and technology development activities. This Licensing Agreement ended in September 2023 as core technologies achieved significant development milestones and the Company’s relationship has evolved to a month to month collaboration and engagement agreement. For the six months ended June 30, 2023, the Company incurred approximately $258,000 in expenses. For the six months ended June 30, 2024, the Company had incurred $0 in fees.

ProPhase License Agreement

On March 17, 2022, the Company entered into a License Agreement (the “License Agreement”) with ProPhase Labs, Inc. (“ProPhase”) and Global BioLife, Inc., pursuant to which ProPhase obtained a license to Equivir/Equivir G intellectual property rights of Global BioLife, Inc. in exchange for a royalty fee of five- and one-half percent (5.5%) of net sales. Pursuant to the License Agreement, Global BioLife, Inc. shall reimburse ProPhase for fifty percent (50%) of the development costs up to one million two hundred fifty dollars ($1,250,000). The term (the “Term”) of the License Agreement is the later of (a) the expiration date of the last to expire a valid claim comprising the licensed patents, or (b) twelve (12) years from the date of first commercial sale. ProPhase may terminate this Agreement for any or no reason upon thirty (30) days prior written notice to Global BioLife, Inc. In addition, at any time prior to expiration of the Term, either party may terminate the License Agreement for cause by providing written notice. As of June 30, 2024 and December 31, 2023, a liability of $152,000 and $200,000, respectively, has been recorded in relation to the License Agreement.

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On July 18, 2022, the Company entered into a Linebacker License Agreement (“Linebacker License Agreement”) by and between ProPhase, and Global BioLife, Inc., pursuant to which Global BioLife, Inc. licensed compounds to ProPhase for research purposes for a one-time upfront license fee of fifty thousand dollars ($50,000). The Linebacker License Agreement contains milestones that may result in payment to Global BioLife, Inc. of (a) nine hundred thousand dollars ($900,000) upon successful completion of a first Phase 3 study, which may be required by the FDA, and (b) one million dollars ($1,000,000) for regulatory approval of an NDA for the first licensed product. In addition, ProPhase will pay to Global BioLife, Inc. 3% royalties on net revenue of each licensed product from the date of first commercial sale and for the term of the agreement. The term of the Linebacker License Agreement is automatically upon the last to occur of the expiration of the last-to-expire licensed patent. ProPhase has the right to terminate the Linebacker License Agreement for any reason or for convenience in its sole discretion. Global BioLife, Inc. has the right to terminate the Linebacker License Agreement only for uncured material breaches by ProPhase.

Property

Office space is provided by DSS. The office space is 1,997 square feet. The lease term is from October 1, 2022 to September 30, 2026. The fee for the space is approximately $5,500 per month.

Commercialization Business Strategies

Our business model includes licensing, and potentially direct sales for commercialization and distribution. Potential licensors and development partners include pharmaceutical, food, consumer package goods companies and others in exchange for milestone, and royalty licensing payments.

Employees

The Company currently has one full-time employee and four shared employees with DSS, Inc.

Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

However, we may from time to time after the date of this prospectus become subject to claims and litigation arising in the ordinary course of business. One or more unfavorable outcomes in any claim or litigation against us could have a material adverse effect for the period in which such claim or litigation is resolved. In addition, regardless of their merits or their ultimate outcomes, such matters are costly, divert management’s attention, and may materially adversely affect our reputation, even if resolved in our favor.

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Future Research/Emerging Technologies

In addition to our current technologies, we continue our exploration and discovery efforts. These efforts may result in new intellectual property, drug treatments, and consumer and wellness offerings subject to study/data results. They may also never reach development milestones, prove effective, or result in material value to the company.

Intellectual Property

We strive to protect the intellectual property that we believe is important to our business, including seeking and maintaining patent protection intended to cover the composition of matter of our product candidates, their methods of use, their methods of production, related technologies and other inventions. In addition to patent protection, we also rely on trade secrets to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection, including certain aspects of technical know-how.

Our commercial success depends in part upon our ability to obtain and maintain patent and other proprietary protection for commercially important technologies, inventions and know-how related to our business, defend and enforce our intellectual property rights, particularly our patent rights, preserve the confidentiality of our trade secrets and operate without infringing valid and enforceable intellectual property rights of others.

The patent positions for companies like us are generally uncertain and can involve complex legal, scientific and factual issues. In addition, the coverage claimed in a patent application can be significantly reduced before a patent is issued, and its scope can be reinterpreted and even challenged after issuance. As a result, we cannot guarantee that any of our product candidates will be protectable or remain protected by enforceable patents. We cannot predict whether the patent applications we are currently pursuing will issue as patents in any particular jurisdiction or whether the claims of any issued patents will provide sufficient proprietary protection from competitors. Any patents that we hold may be challenged, circumvented or invalidated by third parties.

Impact Biomedical’s discovery and development capabilities generate intellectual property which is owned and/or licensed from our direct efforts and our research partners.

We currently have rights or ownership to eight (8) issued patents and more than forty (40) pending patents in countries worldwide. These include composition and method patents.

Issued Patents:

Oncology
Neurology
Inflammatory Disease
Infectious Disease
Anti-Virals (e.g. Influenza, Rhinovirus, Ebola, Cholera, Coronavirus)
Insect Repellents
Sugar/Diet Substitutes

Pending Patents:

Food Preservatives
Bio-Plastics
Biopharmaceuticals

This foundation of intellectual property enables our out-licensing and commercialization efforts.

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Government Regulation

Government Regulation and Product Approval

Government authorities in the United States, at the federal, state and local level, and in other countries and jurisdictions extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, post-approval monitoring and reporting, and import and export of pharmaceutical products. The processes for obtaining regulatory approvals in the United States and in foreign countries and jurisdictions, along with subsequent compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

Other Healthcare Laws

In the United States, company activities are subject to regulation by various federal, state and local authorities in addition to the FDA, FTC, and EPA, including but not limited to, the Centers for Medicare & Medicaid Services (CMS), other divisions of the U.S. Department of Health and Human Services (e.g., the Office of Inspector General and the Office for Civil Rights), the U.S. Department of Justice (DOJ) and individual U.S. Attorney offices within the DOJ, and state and local governments. For example, research, sales, marketing and scientific/educational grant programs have to comply with the anti-fraud and abuse provisions of the Social Security Act, the federal false claims laws, the privacy and security provisions of the Health Insurance Portability and Accountability Act (HIPAA) and similar state laws, each as amended, as applicable.

Also, many states have similar fraud and abuse statutes or regulations that apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor.

Data privacy and security regulations by both the federal government and the states in which business is conducted may also be applicable. HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and its implementing regulations, imposes requirements relating to the privacy, security and transmission of individually identifiable health information. HIPAA requires covered entities to limit the use and disclosure of protected health information to specifically authorized situations and requires covered entities to implement security measures to protect health information that they maintain in electronic form. Among other things, HITECH made HIPAA’s security standards directly applicable to business associates, independent contractors or agents of covered entities that receive or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also created four new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, state laws govern the privacy and security of health information in specified circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

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MANAGEMENT AND BOARD OF DIRECTORS

Executive Officers and Directors

The following table sets forth the name, age and position of each of our executive officers, key employees and directors.

Name	Age	Position
Frank D. Heuszel	68	Chairman of the Board and Chief Executive Officer
Jason Grady	50	Director
Mark Suseck	63	Chief Operating Officer
Todd D. Macko	52	Chief Financial Officer
Dr. Elise Brownell	71	Director
Melissa Sims	55	Director
David Keene	67	Director
Christian Zimmerman	46	Director
Castel Hibbert	65	Director

Biographical and certain other information concerning the Company’s officers and directors is set forth below. There are no familial relationships among any of our directors. Except as indicated below, none of our directors is a director in any other reporting companies. None of our directors has been affiliated with any company that has filed for bankruptcy within the last ten years. We are not aware of any proceedings to which any of our directors, or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries. Each executive officer serves at the pleasure of the Board of Directors.

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Frank D. Heuszel, 65, has served as a Director of the Company since August 2020. From August 2020 to August 2023, Mr. Heuszel served as President of the Company. Since April 2023, Mr. Heuszel has also served as Chief Executive Officer of the Company. Since April 11, 2019, Mr. Heuszel has served as the Chief Executive Officer of DSS since April 11, 2019, DSS’s Interim Chief Financial Officer from April 2019 to October 2020, and a director of DSS since July 30, 2018. Mr. Heuszel has extensive experience in a wide array of strategic, business, turnaround, and regulatory matters across several industries as a result of his executive management, educational, and operational experience. Prior to joining DSS, Mr. Heuszel had a very successful career in commercial banking. For over 35 years, Mr. Heuszel served in many senior executive roles with major US and international banking organizations. As a banker Mr. Heuszel has served as General Counsel, Director of Special Assets, Credit Officer, Chief Financial Officer and Auditor. Mr. Heuszel also operated a successful law practice focused on the litigation, corporate restructures, and merger and acquisitions, and collections. In addition to being an attorney and executive manager, Mr. Heuszel is also a Certified Public Accountant (retired), and a Certified Internal Auditor. Mr. Heuszel holds an undergraduate degree in Business Administration from The University of Texas at Austin and a J.D. degree from The South Texas College of Law, Houston.

Jason Grady, 50, has served as a Director of the Company since June 6, 2024. Mr. Grady has served as the Chief Operating Officer of DSS, Inc. since 2019, and concurrently holds the position of President at Premier Packaging Corporation since 2018, a DSS subsidiary specializing in comprehensive consumer packaging solutions. Mr. Grady is also President and COO of DSS Wealth Management since 2022, a mutual fund, RIA, and fixed income broker dealer, and President and COO of BioLife Science, Inc. since 2021, a health and wellness research and discovery company. Mr. Grady holds numerous board positions across various companies within the DSS ecosystem and beyond. With a distinguished career spanning over 25 years, Mr. Grady is recognized for his adeptness in fostering business expansion and executive leadership, particularly in driving organic growth within multi-divisional companies. Before joining DSS, Mr. Grady held pivotal leadership roles at Berlin Packaging, Inc. from 2009 to 2010 and Parlec, Inc. from 2004 to 2009, where he spearheaded strategic initiatives in business development, sales, and marketing. In addition to his significant contributions to the packaging sector, Mr. Grady possesses deep experience in pharmaceutical, biomedical, and nutraceutical industries, having served in roles such as Chief Operating Officer and Director of Business Development. Mr. Grady is an alumnus of the Rochester Institute of Technology, holding a Master of Business Administration (MBA) and an undergraduate degree in Marketing and Design with a concentration in human biology. His academic foundation, coupled with his extensive professional journey, underscores his multifaceted prowess in navigating complex business landscapes and driving sustained organizational success.

Mark Suseck, 62, has served as Chief Operating Officer of the Company since August 2023. Mr. Suseck served as the chief operating officer of DSS BioHealth Holdings Inc., a subsidiary of DSS, Inc., from 2020-2023, where he leads company strategy, operations, licensing, acquisitions and commercialization. From 2021 to 2022, Mr. Suseck served as the chief executive officer of Vivacitas Oncology Inc., where he led company strategy, clinical development, operations and financing. From 2018-2019, Mr. Suseck was vice president of global sales and marketing at Helius Medical Technologies Inc. Mr. Suseck received his undergraduate degree in economics from Rutgers University, with minors in education and philosophy. He completed the Executive Management Program in residence at the University of Michigan Business School.

Todd D. Macko, 52, has been Secretary and Treasurer of the Company since January 2021 and in May 2023 became Chief Financial Officer of the Company. Mr. Macko has served as the Chief Financial Officer of DSS since August 16, 2021. Mr. Macko previously served as the Vice President of Finance of DSS. As the Vice President of Finance, Mr. Macko’s responsibilities included assisting DSS’s Interim Chief Financial Officer in all aspects of financial and regulatory reporting. In addition, his responsibilities included the day-to-day management of the Company’s Accounting and Finance team and the financial leadership in the directing and improving of the accounting, reporting, audit, and tax activities. Prior to his role as Vice President of Finance for the Company, Mr. Macko joined the wholly owned subsidiary of DSS, Premier Packaging Corporation in January 2019, as its Vice President of Finance. Mr. Macko is a Certified Public Accountant with over 25 years of public and corporate financial management, business leadership and corporate strategy. Mr. Macko brings a wealth of experience with strengths in financial planning and analysis, business process re-engineering, budgeting, merger and acquisitions, financial reporting systems, project evaluation and treasury and capital management. Prior to joining the Company, Mr. Macko served as the Corporate Controller for Baldwin Richardson Foods, a leading custom ingredients manufacturer for the food and beverage industry from November 2015 until January 2019. Prior to that, Mr. Macko served as the Controller for The Outdoor Group, LLC., Genesis Vision, Inc., Complemar Partners, Inc., and Level 3 Communications, Inc. Mr. Macko obtained his Bachelor of Science degree in Accounting from Rochester Institute of Technology.

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Dr. Elise Brownell, 70, has served as a director of the Company since January 2021. Dr. Brownell has more than 20 years of biotechnology and pharmaceutical project management experience with a proven track record of advancing programs through clinical development. She serves as a Life Sciences entrepreneurial advisor for ASTIA, the nation’s premier entrepreneurial organization focused on women-led businesses. Dr. Brownell is also a member of the Editorial Advisory Board for Contract Pharma Magazine, and previous Chair of the Leaders Network program of Women in Consulting. She is the co-founder of ZephyrBiotech, LLC, a project management firm dedicated to advancing therapeutic candidates through development to key inflection points for clients. Earlier, Dr. Brownell was a founding member, head of project management and senior director of Aerovance, Inc., a venture-backed biotechnology company spun out from Bayer Healthcare, where she created and managed effective team processes to bring product candidates into full scale clinical Phase 1 and 2 developments. Prior to Aerovance, Dr. Brownell acted as head of project management for Bayer’s Biotechnology Unit, where she integrated project strategies to meet therapeutic and market needs. Other roles included building and negotiating partnerships with third parties to support development programs, leading research teams through early bench-to-clinic development phases, as well as entrepreneurial investment experience with Angel’s Forum. Dr. Brownell received her M.S., M.Phil. and Ph.D. degrees in biology from Yale University and her B.S. degree in biology from Allegheny College.

Melissa Sims, 54, has served as a director of the Company since May 2023. Ms. Sims is an Illinois licensed attorney having practiced law since 1995. Following graduation from Northern Illinois University College of Law, Ms. Sims started the general practice of law representing clients in banking, health care, real estate, criminal, dissolution, municipal and probate matters in state and appellate courts. In 2006, she represented the Village of DePue, Illinois regarding legacy pollution from a Superfund site and set national precedent before the Court of Appeals for the Seventh Circuit. In 2021, the United States Supreme Court cited the Village of DePue v. ExxonMobil as precedent in the Atlantic Richfield v. Christian case.

Starting in August of 2017, Ms. Sims has been employed with the international law firm, Milberg Coleman Bryson Phillps Grossman, PLLC and recently represented clients in the National Opioid multidistrict litigation in the Northern District of Ohio. She also represents municipalities across the country in tort actions in state, federal and appellate courts.

Ms. Sims brings to the Board her decades of plaintiff litigation with offer keen insight into potential matters which may be of importance on behalf of the Company. The Board believes that her legal background, knowledge expertise, and litigation experience will add great value to the board slate.

David Keene, 66, is an executive level banker with 44 years of commercial banking experience with progressive responsibilities in all facets of credit risk management in both community and regional bank environments. Currently, Mr. Keene acts as chief credit officer of Unity National Bank; a position he has held since September 2022. As chief credit officer, he oversees loan policy, collections, loan operations, credit administration, and all credit underwriting and analysis, problem loan workouts. From May 2018 to September 2022, Mr. Keene was a senior credit risk officer at Community Bank of Texas in Houston, Texas. In this position, he was, among other tasks, responsible for the support of the credit underwriting of high-net-worth individuals, partnerships, and companies. Mr. Keene received a Bachelor of Business Administration degree from Baylor University in 1979. The Board believes that his background, knowledge expertise, and experience will add great value to the board slate.

Christian Zimmerman, 45, is currently the executive vice president—chief financial officer of Keystone Bank, SSB. Mr. Zimmerman has held this position since April 2019. In this position, Mr. Zimmerman, among other tasks, reviews and prepares monthly, quarterly and year-end financial reports. From December 2015 to April 2019, Mr. Zimmerman was the executive vice president – controller of Community Bank of Texas, N.A. where he was involved in, among other responsibilities, regulatory reporting for the bank and its holding company, and preparing financial reports. Mr. Zimmerman worked on the holding company’s initial public offering with a focus on the financial statements and analysis. Mr. Zimmerman is a certified public accountant and received a Bachelor of Business Administration degree and a Master’s degree in Professional Accounting from the University of Texas at Austin. The Board believes that Mr. Zimmerman’s experience with initial public offerings, financial reporting and regulatory reporting will add great value to the board slate.

Castel Hibbert, 64, has been involved in corporate banking for 39 years and has held various management, underwriting and line responsibilities. Since August 2011, Mr. Hibbert has been an executive vice president and managing director at Veritex Community Bank. He currently works with upper middle market companies whose annual revenues range from $75 million to $800 million. Mr. Hibbert received a Bachelor of Science degree in employee relations from Michigan State University in 1981 and a Master in Business Administration degree from the University of Texas at Austin in 1983.

Corporate Governance

Committees of our Board

Audit Committee. On September 28, 2023, our board of directors established the audit committee.

The audit committee is appointed by the board of directors to assist the board of directors in its duty to oversee the Company’s accounting, financial reporting, and internal control functions and the audit of the Company’s financial statements.

The role of the audit committee is to

●	oversee management in the performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls,
●	the performance and qualifications of the Company’s independent auditor, including the independent auditor’s independence,
●	the performance of the Company’s internal audit function; and
●	the Company’s compliance with legal and regulatory requirements.

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Our audit committee consists of Mr. Castel Hibbert, Mr. Christian Zimmerman, Mr. David Keene, with Mr. Zimmerman serving as chair. Our board of directors has affirmatively determined that each meets the definition of “independent director” under the rules of NYSE American, and that they meet the independence standards under Rule 10A-3. Each member of our audit committee meets the financial literacy requirements of NYSE American’s rules. Our board of directors has adopted a written charter for the audit committee, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Compensation Committee. On September 28, 2023, the board established the compensation committee.

The compensation committee will be responsible for reviewing and recommending, among other things:

●	the adequacy and form of compensation of the board;

●	the compensation of Chief Executive Officer, including base salary, incentive bonus, stock option and other grant, award and benefits upon hiring and on an annual basis;

●	the compensation of other senior management upon hiring and on an annual basis; and

●	the Company’s incentive compensation and other equity-based plans and recommending changes to such plans to our board of directors, when necessary.

Our compensation committee consists of Dr. Elise Brownell, Melissa Sims and Castel Hibbert with Dr. Brownell serving as chair. Our board of directors has adopted a written charter for the compensation committee, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Nominating and Corporate Governance Committee. On September 28, 2023, the board established the nominating and corporate governance committee.

The nominating committee will be responsible for, among other things:

●	developing criteria for membership on the board of directors and committees;

●	identifying individuals qualified to become members of the board of directors;

●	recommending persons to be nominated for election as directors and to each committee of the board of directors;

●	annually reviewing our corporate governance guidelines; and

●	monitoring and evaluating the performance of the board of directors and leading the board in an annual self-assessment of its practices and effectiveness.

Our nominating and corporate governance committee consists of Melissa Sims, David Keene and Dr. Brownell with Melissa Sims serving as chair. Our board of directors has adopted a written charter for the nominating and corporate governance committee, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Term of office

All directors hold office until the next annual meeting of the stockholders of the company and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of our Board.

Code of Business Conduct and Ethics

On September 28, 2023, the board of directors adopted a Business Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Business Code of Ethics is filed as an exhibit to this prospectus and a copy is on our website.

Family Relationships

There are no family relationships among and between the issuer’s directors, officers, persons nominated or chosen by the issuer to become directors or officers, or beneficial owners of more than ten percent of any class of the issuer’s equity securities.

Involvement in Certain Legal Proceedings

From time to time, we may become involved in litigation relating to claims arising out of operations in the normal course of business. Currently there are no legal proceedings, government actions, administrative actions, investigations or claims are currently pending against us or that involve the Company or any of its affiliates which, in the opinion of the management would require disclosure.

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EXECUTIVE AND DIRECTOR COMPENSATION

No compensation was paid to our executive officers or directors during the past two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total Compensation ($)
Frank D. Heuszel	2023	$0	$0	$0	$0	$0	$0
Chairman of the Board, Chief Executive Officer and President	2022	$0	$0	$0	$0	$0	$0

Mark Suseck	2023	$0	$0	$0	$0	$0	$0
Chief Operating Officer	2022	$0	$0	$0	$0	$0	$0

Todd D. Macko	2023	$0	$0	$0	$0	$0	$0
Chief Financial Officer	2022	$0	$0	$0	$0	$0	$0

Heng Fai Ambrose Chan(1)	2023	$0	$0	$0	$0	$0	$0
Former Chairman of the Board	2022	$0	$0	$0	$0	$0	$0

Dr. Elise Brownell	2023	$0	$0	$0	$0	$0	$0
Director	2022	$0	$0	$0	$0	$0	$0

Jason Grady(2)	2023	$0	$0	$0	$0	$0	$0
Director	2022	$0	$0	$0	0	$0	$0

Melissa Sims	2023	$0	$0	$0	$0	$0	$0
Director	2022	$0	$0	$0	$0	$0	$0

David Keene	2023	$0	$0	$0	$0	$0	$0
Director	2022	$0	$0	$0	$0	$0	$0

Christian Zimmerman	2023	$0	$0	$0	$0	$0	$0
Director	2022	$0	$0	$0	$0	$0	$0

Castel Hibbert	2023	$0	$0	$0	$0	$0	$0
Director	2022	$0	$0	$0	$0	$0	$0

(1)	As of June 6, 2024, Heng Fai Ambrose Chan is no longer a member of the Board of Directors of the Company.
(2)	As of June 6, 2024, Jason Grady has been appointed to the Board of Directors of the Company.

Employment Agreements

There are no employment agreements.

Director Compensation

The Company has not paid any compensation to any directors since inception.

Outstanding Equity Awards at Fiscal Year-End

There are no outstanding equity awards held by the Company’s named executive officers or directors as of June 30, 2024 and December 31, 2023.

2023 Equity Incentive Plan

Our Board has adopted the 2023 Equity Incentive Plan, or 2023 Plan. Our 2023 Plan will come into existence upon its adoption by our Board, but no grants will be made under our 2023 Plan prior to its effectiveness.

The following table sets forth information about our equity compensation plans as of December 31, 2023.

	Restricted stock to be issued upon vesting	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance (under equity compensation Plans (excluding securities reflected in column (a & b))

Plan Category	(a)	(b)	(c)	(d)
Equity compensation plans approved by security holders
2023 Employee, Director and Consultant Equity Incentive Plan - options	-	-	$-	-

2023 Employee, Director and Consultant Equity Incentive Plan - warrants	-	-	$-	-

2023 Employee, Director and Consultant Equity Incentive Plan	-	-	-	10,574,000

Total	-	-	$-	10,574,000

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The information below does not assume or give effect to (1) a 1:55 reverse split of the Company’s outstanding common stock and (2) an exchange by a shareholder of common stock for Series A Convertible Preferred Stock.

Certain Relationships and Related Party Transactions

On August 21, 2020, DSS completed its acquisition of the Company, pursuant to a Share Exchange Agreement by and among DSS, DSS BioHealth Security, Inc., Alset International Ltd. (formerly Singapore eDevelopment Ltd.), and Global Biomedical Pte Ltd. (“GBM”) (the “Share Exchange”). Under the terms of the Share Exchange, DSS issued 483,334 shares of the DSS Common Stock nominally valued at $6.48 per share, and 46,868 newly issued shares of the DSS Series A Convertible Preferred Stock (“Series A Preferred Stock”), with a stated value of $46,868,000, or $1,000 per share, for a total consideration valued at $50 million. Due to several factors, including a discount for illiquidity, the value of the Series A Preferred Stock was discounted from $46,868,000 to $35,187,000, thus reducing the final consideration given to approximately $38,319,000. As a result of the Share Exchange, Impact BioMedical became a wholly-owned subsidiary of DSS BioHealth Security, Inc., DSS’s wholly-owned subsidiary.

Mr. Heng Fai Ambrose Chan, the former Chief Executive Officer and former Chairman of the Board of the Company, is the Chief Executive Officer and largest shareholder of Alset International Ltd., as well as the Chairman of the Board and largest shareholder of DSS.

Prior to the execution of the Share Exchange Agreement, our ownership of a suite of antiviral and medical technologies was valued at $382 million. Because the valuation was higher than the previously agreed value, the purchase price was capped at a value of $50 million, pursuant to the terms of the Share Exchange Agreement.

On February 15, 2022, the Company entered into a Licensing Proceeds Distribution Agreement (the “Licensing Agreement”) with GRDG Sciences, LLC (“GRDG”), Global BioLife, Inc., and Impact BioLife Sciences, Inc., pursuant to which GRDG would conditionally receive 20% of the gross licensing or sale proceeds received by the Company from the licensing of improvements with patent and patent applications (the “Improvements”), and all research and technology, developed, made, owned, conceived, by GRDG through the life of the agreement in exchange for funding from the Company for research and technology development activities. Mr. Daryl Thompson, Founder and Owner of GRDG, was a former director of Impact BioLife, a subsidiary of the Company.

This Licensing Agreement ended in September 2023 as core technologies achieved significant development milestones and the Company’s relationship has evolved to a month to month collaboration and engagement agreement. For the six months ended June 30 2023, the Company incurred approximately $258,000 in expense. For the six months ended June 30, 2024, the Company had incurred $0 in fees.

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On March 15, 2021, the Company, through one of its subsidiaries, entered into a Stock Purchase Agreement (the “Vivacitas Agreement #1”) with Vivacitas Oncology Inc. (“Vivacitas”), to purchase 500,000 shares of its common stock at the per share price of $1.00, with an option to purchase 1,500,000 additional shares at the per share price of $1.00. This option will terminate upon one of the following events: (i) Vivacitas’ board of directors cancels this option because it is no longer in the best interest of the Company; (ii) December 31, 2022; or (iii) the date on which Vivacitas receives more than $1.00 per share of the Company’s common stock in a private placement with gross proceeds of $500,000. Under the terms of the Vivacitas Agreement #1, the Company will be allocated two seats on the board of Vivacitas. On March 18, 2021, the Company entered into an agreement with Alset EHome International, Inc. (“Seller”) to purchase from the Seller’s wholly owned subsidiary Impact Oncology PTE Ltd. (“IOPL”) for a purchase price of $2,480,000. The acquisition of IOPL has been treated as an asset acquisition as IOPL does not meet the definition of a business as defined in Topic 805. IOPL owns 2,480,000 shares of common stock of Vivacitas along with the option to purchase an additional 250,000 shares of common stock. The Sellers largest shareholder is Mr. Chan Heng Fai Ambrose, the former Chairman of the Company’s board of directors and its largest shareholder.

On April 1, 2021, the Company entered into an additional stock purchase agreement with Vivacitas (“Vivacitas Agreement #2”), whereas Vivacitas wished to employ the service of the Chief Business Officer of Impact Biomedical, and in return for the services of this individual, Vivacitas shall issue to the Company, the aggregate purchase price for the Class A Common Shares of Vivacitas at the value of $1.00 per share shall be $120,000 to be paid in twelve (12) equal monthly installments for the period between April 1, 2021 and March 31, 2022.

On July 22, 2021, the Company exercised 1,000,000 of the available options under the Vivacitas Agreement #1 for $1,000,000. This, along with the shares received as part Vivacitas Agreement #2 increased the Company’s equity position in Vivacitas to approximately 16% as of December 31, 2022. As of December 31, 2022, the Company determined to impair 100% of its investment in Vivacitas, in the amount of $4,100,000.

Stockholders Agreement between Global BioLife and the Global BioLife Stockholders

On April 26, 2017, Global BioLife entered into a stockholders’ agreement with its stockholders Global BioMedical, GRDG and Holista (the “Global BioLife Stockholders’ Agreement”). Pursuant to the Global BioLife Stockholder’s Agreement, GRDG has agreed to contribute to Global BioLife any and all right, title, interest and ownership held by GRDG in any patent related to the uses of the “Linebacker Patents” as defined in the Global BioLife Stockholders’ Agreement. Further, pursuant to the Global BioLife Stockholders Agreement, GRDG has agreed to contribute to Global BioLife the advice and services of Daryl Thompson as a scientist during the term of the agreement in connection with the development of the Linebacker Patents and all projects associated therewith, as well as such other projects as Global BioLife may from time to time pursue. In addition, Global BioLife has agreed to contract with GRDG for the needed research in order to develop the Linebacker Patents as well as new intellectual property. Compensation paid by Global BioLife for this work, if any, shall be provided for in Global BioLife’ budget.

Pursuant to the Global BioLife Stockholders’ Agreement, Global Biomedical has agreed to contribute to Global BioLife the funds set forth in the Global BioLife budget and such reasonable amounts as the Global BioLife board of directors shall in future annual periods authorize as Global BioLife’s business plan and budget. Such budget shall include (i) a payment of $20,994 per month to GRDG and (ii) such other amounts as shall be necessary to fund the scientific operations that the Global BioLife board shall agree to pursue. This Agreement with GRDG ended in September 2023 as core technologies achieved significant development milestones and the Company’s relationship has evolved to a month to month collaboration and engagement agreement. For the six months ended June 30, 2023, the Company incurred approximately $258,000 in expenses. For the six months ended June 30, 2024, the Company had incurred $0 in fees.

Under the Global BioLife Stockholders’ Agreement, Holista has agreed to (i) assist in the global commercialization of Global BioLife’s intellectual property, (ii) assist in the initiation and development of joint venture opportunities for Global BioLife, and (iii) provide the expertise of Dr. Rajen M. Dato to Global BioLife, who shall be available to provide management service and assist in the strategic director of Global BioLife.

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The Global BioLife Stockholders’ Agreement shall terminate (a) upon the dissolution and winding up of Global BioLife or (b) on the date the parties terminate the agreement by unanimous written consent.

On May 22, 2018, the parties to the Global BioLife Stockholders’ Agreement entered into Amendment No. 1 to the agreement (“Amendment No. 1 to the Global BioLife Stockholders Agreement”), and in August of 2020 the parties entered into Amendment No. 2 to the agreement (“Amendment No. 2 to the Global BioLife Stockholders Agreement”). Pursuant to Amendment No. 2, the parties to the Global BioLife Stockholders Agreement agreed to waive the obligations of GRDG to contribute any further inventions, discoveries or other items of intellectual property developed by GRDG during the term of the Stockholders’ Agreement subsequent to the date of Amendment No. 2, except for any invention, discovery or other items of intellectual property which is directly related to, or necessary for the sale, licensing or further development of intellectual property owned by Global BioLife.

Stockholders Agreement between Impact BioLife and the Impact BioLife Stockholders

In December 2020, Impact BioLife entered into a stockholders agreement with its stockholders Impact BioMedical and GRDG (the “Impact BioLife Stockholders’ Agreement”). Pursuant to the Impact BioLife Stockholders’ Agreement, GRDG agreed to (i) transfer certain intellectual property as identified in the Stockholders’ Agreement to Impact BioLife, (ii) present all suitable technologies developed by GRDG to Impact BioLife, so as to provide Impact BioLife with the opportunity to fund, own and develop any intellectual property developed by GRDG and (iii) retain the advice and services of Mr. Daryl Thompson as a scientist during the term of the Impact BioLife Stockholders’ Agreement in connection with all projects as Impact BioLife may from time to time pursue. Further, pursuant to the Impact BioLife Stockholders’ Agreement, GRDG also agreed that Daryl Thompson will devote most of his professional time and efforts each week to the business of Impact BioLife, including but not limited to, the development of new intellectual property for Impact BioLife.

In addition, pursuant to the Impact BioLife Stockholder’s Agreement, the Company has agreed to contribute to Impact BioLife such reasonable amounts as the board of directors of Impact BioLife shall in future annual periods authorize as Impact BioLife’s business plan and budget (the “Impact BioLife Budget”). The Impact BioLife Budget shall include (i) a payment approximating $43,000 per month to GRDG and (ii) such other amounts as shall be necessary to fund the research, development and other scientific operations that the Impact BioLife board of directors shall agree to pursue. This Agreement ended in September 2023 as core technologies achieved significant development milestones and the Company’s relationship has evolved to a month to month collaboration and engagement agreement. For the six months ended June 30 2023, the Company incurred approximately $258,000 in expenses. For the six months ended June 30, 2024, the Company had incurred $0 in fees.

Pursuant to the Impact BioLife Stockholders’ Agreement, the board of directors of Impact BioLife shall never be less than one nor more than five directors. GRDG shall be entitled to nominate one director to the Impact BioLife board of directors so long as it shall remain a stockholder of Impact BioLife. The Company shall be entitled to nominate the remaining directors of Impact BioLife. In addition, pursuant to the Impact BioLife Stockholders’ Agreement, so long as it is a stockholder of Impact BioLife, the Company is entitled to appoint Impact BioLife’s chief executive officer, who, at the discretion of the Company, may also serve as a director of the Impact BioLife board of directors. The parties to the Impact BioLife Stockholders’ Agreement have agreed that the initial directors of the Impact BioLife board of directors shall be Heng Fai Ambrose Chan, Frank D. Heuszel and Daryl Thompson. The Company shall appoint the chairman of the Impact BioLife board of directors.

The Impact BioLife Stockholders’ Agreement will terminate (a) upon the dissolution and winding up of Impact BioLife, (b) on the date the parties terminate the agreement by unanimous written, (c) on the fifth anniversary of the date of the Impact BioLife Stockholders’ Agreement, unless the parties mutually agree to an extension, or (d) upon three months’ written notice by either party.

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Promissory Note with DSS

On December 31, 2020, and later amended, the Company executed a Revolving Promissory Note (“Note”) with DSS, a related party, which accrues interest at a rate of 4.25% and is due in full at the maturity date of September 30, 2030. The revolving nature of this Note permits principal amounts borrowed to be repaid and reborrowed. In the case of default, at DSS’s option, (i) eighteen percent (18%) per annum, or (ii) such lesser rate of interest as Lender in its sole discretion may choose to charge; but never more than the maximum lawful rate under applicable laws.

On January 18, 2024, this Note was amended to extend the maturity date to September 30, 2030 with interest calculated at the Wall Street Journal prime rate plus 0.50%. The payment of principal and interest is on demand. On May 31, 2024, the note was further amended to have interest only payments paid the last day of the quarter beginning on September 30, 2024 through June 30, 2026. Principal and interest in an amount approximating $126,000 is to be paid monthly thereafter until the Note matures. The Company, at its discretion, may make the scheduled interest and principal payments with cash or via Company equity. As of June 30, 2024 and December 31, 2023 the outstanding balance, inclusive of interest was $13,452,000 and $12,074,000, respectively.

Pursuant to the Amendment, payment of interest and principal will be on demand. If DSS does not make a demand, then Impact will repay the principal and interest in 60 payments (1) on the last day of each month during the period from February 1, 2024, through and including January 31, 2026, Impact will pay DSS the outstanding unpaid accrued interest owing; (2) on the last day of each month during the period from February 1, 2026, through and including August 31, 2030, Impact will pay DSS $126,380.80, being comprised of both principal and interest payment; and (3) on September 30, 2030, Impact will pay the entire amount of unpaid principal and interest then outstanding. The Amendment to the Original Note has modified the interest rate to WSJ Prime + 0.50% floating daily, with an initial interest rate of 9% and the post maturity rate is the lesser of (A) the maximum rate allowed by law or (B) 18.000% per annum based on a year of 360 days. Impact may pay without penalty all or a portion of the amount owed earlier than it is due.

If an event of default occurs, other than a default in payment under the Amendment or any other note and/or the filing of bankruptcy, whether voluntarily or involuntarily, is curable, it may be cured if Impact, after DSS sends written notice demanding cure of such default, (1) cures the default within ten (10) business days; or (2) if the cure requires more than ten (10) business days, immediately initiates steps which DSS deems its sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

GRDG Licensing Proceeds Distribution Agreement

On February 15, 2022, the Company entered into a Licensing Proceeds Distribution Agreement (the “Licensing Agreement”) with GRDG Sciences, LLC (“GRDG”), Global BioLife, Inc., and Impact BioLife Sciences, Inc., pursuant to which GRDG would conditionally receive 20% of the gross licensing or sale proceeds received by the Company from the licensing of improvements with patent and patent applications (the “Improvements”), and all research and technology, developed, made, owned, conceived, by GRDG through the life of the agreement in exchange for funding from the Company for research and technology development activities. This Licensing Agreement ended in September 2023 as core technologies achieved significant development milestones and the Company’s relationship has evolved to a month to month collaboration and engagement agreement. For the six months ended June 30, 2023, the Company incurred approximately $258,000 in expenses. For the six months ended June 30, 2024, the Company had incurred $0 in fees.

ProPhase License Agreement

On March 17, 2022, the Company entered into a License Agreement (the “License Agreement”) with ProPhase Labs, Inc. (“ProPhase”) and Global BioLife, Inc., pursuant to which ProPhase obtained a license to intellectual property rights of Global BioLife, Inc. in exchange for a royalty fee of five- and one-half percent (5.5%) of net sales. Pursuant to the License Agreement, Global BioLife, Inc. shall reimburse ProPhase for fifty percent (50%) of the development costs up to one million two hundred fifty dollars ($1,250,000). The term (the “Term”) of the License Agreement is the later of (a) the expiration date of the last to expire a valid claim comprising the licensed patents, or (b) twelve (12) years from the date of first commercial sale. ProPhase may terminate this Agreement for any or no reason upon thirty (30) days prior written notice to Global BioLife, Inc. In addition, at any time prior to expiration of the Term, either party may terminate the License Agreement for cause by providing written notice. As of June 30, 2024 and December 31, 2023, a liability of $152,000 and $200,000, respectively, has been recorded in relation to the License Agreement.

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On July 18, 2022, the Company entered into a License Agreement (“July License Agreement”) by and between ProPhase, and Global BioLife, Inc., pursuant to which Global BioLife, Inc. licensed compounds to ProPhase for research purposes for a one-time upfront license fee of fifty thousand dollars ($50,000). The July License Agreement contains milestones that may result in payment to Global BioLife, Inc. of (a) nine hundred thousand dollars ($900,000) upon successful completion of a first Phase 3 study, which may be required by the FDA, and (b) one million dollars ($1,000,000) for regulatory approval of an NDA for the first licensed product. In addition, ProPhase will pay to Global BioLife, Inc. 3% royalties on net revenue of each licensed product from the date of first commercial sale and for the term of the agreement. The term of the July License Agreement is automatically upon the last to occur of the expiration of the last-to-expire licensed patent. ProPhase has the right to terminate the July License Agreement for any reason or for convenience in its sole discretion. Global BioLife, Inc. has the right to terminate the July License Agreement only for uncured material breaches by ProPhase.

DSS PureAir, Inc. Assignment Agreement

On June 1, 2022, Impact Biolife Science, Inc. assigned and transferred its entire interest of 100 shares of common stock of DSS PureAir, Inc. to DSS BioHealth Holdings, Inc. for consideration of $100.

Related Person Transaction Policy

Prior to this offering, we have not had a formal policy regarding approval of transactions with related parties. We expect to adopt a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock and Series A Convertible Preferred Stock as of August 15, 2024 by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of August 15, 2024, pursuant to the exercise of options or warrants and convertible debt are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group. Percentage of ownership of common stock is based on 9,997,703 shares of common stock outstanding on August 15, 2024 and 11,497,703 shares after giving effect to the sale of 1,500,000 shares in this offering. Percentage of ownership of Series A Convertible Preferred Stock is based on 60,496,041 shares of issued and outstanding preferred stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock and Series A Convertible Preferred Stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address of all listed stockholders is c/o Impact BioMedical, Inc., 1400 Broadfield Blvd., Suite 130, Houston, Texas TX 77084.

Beneficial Ownership of Common Stock

Name of Beneficial Owner (2)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or More Stockholders
DSS, Inc. (3)	1,178,882	10.3%
Directors and Executive Officers
Heng Fai Ambrose Chan (1)(4)	4,568,165	39.7%
Frank D. Heuszel	95,475	*
Mark Suseck	-	*
Dr. Elise Brownell	-	*
Todd D. Macko	121	*
Melissa Sims	-	*
Jason Grady(5)	182	*
Christian Zimmerman	-	*
David Keene	-	*
Castel Hibbert	-	*
All officers and directors as a group (9 persons)	4,663,821	40.6%

*	Less than 1%
(1)	The beneficial ownership of Heng Fai Ambrose Chan, the former Chairman of the Board of Directors, includes 4,568,165 shares of common stock, consisting of (a) 453,285 shares of common stock held by Global Biomedical Pte. Ltd.; and (b) 1,553,904 shares of common stock held by Alset International Limited (c) 2,560,976 shares of common stock held by Alset Inc.
(2)	The above table reflects a 1:55 reverse stock split as well as the conversion by DSS BioHealth Security, Inc. of 60,496,041 common shares into the same number of preferred shares.
(3)	DSS indirectly owns the shares through DSS BioHealth Security, Inc., its wholly-owned subsidiary.
(4)	As of June 6, 2024, Heng Fai Ambrose Chan is no longer a member of the Board of Directors of the Company.
(5)	As of June 6, 2024, Jason Grady has been appointed to the Board of Directors of the Company.

Beneficial Ownership of Series A Convertible Preferred Stock

Name of Beneficial Owner	Number of Outstanding Series A Preferred Beneficially Owned	Percentage of Outstanding Series A Preferred Beneficially Owned
DSS, Inc. (1)	60,496,041	100%

(1)	DSS indirectly owns the shares through DSS BioHealth Security, Inc., its wholly-owned subsidiary. As of the date of this prospectus, the holder has not converted any of the shares of Series A Convertible Preferred Stock into shares of the Company’s common stock and is precluded from doing so for 75 days after October 31, 2023 (the date of issuance).

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DESCRIPTION OF OUR CAPITAL STOCK

The description below of our capital stock and provisions of our amended and restated certificate of incorporation and bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is part. You should read the provisions of our certificate of incorporation, certificate of designations and our bylaws as currently in effect for provisions that may be important to you.

General

Our Amended and Restated Articles of Incorporation authorizes us to issue up to 4,000,000,000 shares of Common Stock, $0.001 par value per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. As of December 31, 2022, there were 125,073,621 shares of our Common Stock and no shares of preferred stock issued and outstanding. On May 11, 2023, the Company effected a forward split. As a result, there were 3,877,282,251 shares of our Common Stock and no shares of preferred stock issued and outstanding on May 11, 2023.

On October 31, 2023, we effectuated a reverse split of our issued and outstanding stock. As a result, on October 31, 2023, there were 70,496,041 shares issued and outstanding. We did not effectuate a reverse split of our authorized capital stock.

On October 31, 2023, DSS BioHealth Security, Inc. exchanged common stock for 60,496,091 shares of Series A Convertible Preferred Stock. As of June 30, 2024 and December 31, 2023, there were 9,997,703 and 10,000,000 shares, respectively, of our Common Stock and 60,496,041 shares of preferred stock issued and outstanding.

Common Stock

Voting Rights

Subject to the rights of holders of any then-outstanding preferred stock, each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our Amended and Restated Articles of Incorporation, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend Rights

Subject to the rights of holders of any then-outstanding preferred stock, the holders of our Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We do not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Preemptive or Similar Rights

Holders of Common Stock have no preemptive, conversion or subscription rights and there is no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

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Preferred Stock

Currently, 60,496,041 shares of series A convertible preferred stock are outstanding (the “Series A Stock”). We have no present plans to issue additional shares of preferred stock.

Voting Rights

The Series A Stock votes alongside the Company’s Common Stock on a one for one basis, subject to any NYSE American rules or regulations.

Dividend Rights

The Series A Stock is not entitled to any dividend rights.

Conversion Rights

The holders of Series A Stock are entitled to convert their shares to Common Stock at their option at any time 75 days after issuance. Each share of Series A Stock is convertible for 1 share of Common Stock.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of the Series A Stock are entitled to be paid out of the Net Assets Available for Distribution.

Shareholder Meetings

Annual meetings of stockholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, will be held on a date and time fixed by the Board and designated in the notice of the meeting. Failure to hold the annual meeting of the stockholders at the designated time will not affect the validity of any action taken by the Company.

At each meeting of the stockholders for the transaction of any business a majority of the voting power must be present in person, by means of remote communication or by proxy.

Anti-Takeover Effects of Various Provisions of Nevada Law, Our Articles of Incorporation and Our Bylaws

Provisions of the NRS and our articles of incorporation and bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, may discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. The Company believes that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure it outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be, or in the future we may become, subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

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If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Anti-Takeover Effects of our Articles of Incorporation and our Bylaws

Amendments to the Bylaws

The Board has the exclusive power to amend or repeal the bylaws or adopt new bylaws.

Special Stockholder Meetings

Special meetings of the stockholders may be called by the majority vote of the Board, the lead independent director, or by the request of any two directors and the President/CEO. The only business which may be conducted at a special meeting of the stockholders shall be the matter or matters set forth in the notice of the meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nominations of candidates for election as directors.

Undesignated Preferred Stock

The authority that our Board possesses to issue shares of preferred stock could potentially be used to discourage attempts by third parties to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our Board may be able to issue shares of preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock.

Limitations of Liability and Indemnification Matters

Our Amended and Restated Articles of Incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for intentional misconduct, fraud or a knowing violation of law.

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SHARES ELIGIBLE FOR FUTURE RESALE

Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock in the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our common stock in the public market after the restrictions lapse. This may adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

After completion of this offering, we will have shares of common stock outstanding (or shares if the underwriters’ option to purchase additional shares is exercised in full).

All of the shares of common stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our “affiliates” as that term is defined in Rule 144 and except certain shares that will be subject to the lock-up period described below after completion of this offering. Any shares owned by our affiliates may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.

Any of the shares held by our directors, officers and holders of at least 5% of the Company’s outstanding securities will be subject to a 180-day lock-up restriction. Accordingly, there will be a corresponding increase in the number of shares that become eligible for sale after the lock-up period expires. As a result of these agreements, subject to the provisions of Rule 144 or Rule 701, shares will be available for sale in the public market as follows:

●	beginning on the date of this prospectus, all of the shares sold in this offering will be immediately available for sale in the public market (except as described above);
●	at the expiration of the lock-up period for our officers, directors and holders of at least 5% of the Company’s outstanding securities, 5,842,643 additional shares will become eligible for sale in the public market, all of which shares will be held by affiliates and subject to the volume and other restrictions of Rule 144 and Rule 701 as described below.

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Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is affected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701 and are subject to the lock-up agreements described above.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-United States tax consequences of the purchase, ownership and disposition of our common stock.

This summary is based on provisions of the Code, applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the IRS will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the ownership or disposition of our common stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
●	an entity or arrangement treated as a partnership;
●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●	a trust, if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of our common stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax, and does not address any special tax rules that may apply to particular Non-U.S. Holders, including, without limitation:

●	a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in stocks or securities, foreign currency dealer, U.S. covered expatriate, controlled foreign corporation or passive foreign investment company;
●	a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;
●	a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or
●	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income tax consequences for beneficial owners of a Non-U.S. Holder, including stockholders of a controlled foreign corporation or passive foreign investment company that holds our common stock. This summary also does not address the effects of other U.S. federal tax laws, such as estate and gift tax laws.

Each Non-U.S. Holder should consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.

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Distributions

We do not currently expect to pay any cash dividends on our common stock. If we make distributions of cash or property (other than certain pro rata distributions of our common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in “— Dispositions of Our Common Stock.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate).

Distributions on our common stock that are treated as dividends and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons. An exception may apply if the Non-U.S. Holder is eligible for, and properly claims, the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In such case, the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will not be subject to the United States withholding tax if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” at a 30% rate (unless the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

The IRS Forms and other certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing with the IRS an appropriate claim for a refund in the form of a U.S. tax return. Non-U.S. Holders should consult their tax advisors regarding their eligibility for benefits under any relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “— Backup Withholding and Information Reporting” and “— FATCA Withholding.”

Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including United States withholding tax) on gain recognized on any sale or other disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;
●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain United States source capital losses (provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses), generally will be subject to a flat 30% U.S. federal income tax, even if the Non-U.S. Holder is not treated as a resident of the United States under the Code; or
●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our common stock.

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Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. NYSE American is an “established securities market.” However, no assurance can be provided that our common stock will be regularly traded on an established securities market for the purposes of the rules described above. Non-U.S. Holders should consult their tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “— Backup Withholding and Information Reporting” and “— FATCA Withholding.”

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person or is otherwise entitled to an exemption. However, the applicable withholding agent generally will be required to report to the IRS (and to such Non-U.S. Holder) payments of distributions on our common stock and the amount of U.S. federal income tax, if any, withheld from those payments, regardless of whether such distributions constitute dividends. In accordance with applicable treaties or agreements, the IRS may provide copies of such information returns to the tax authorities in the country in which the Non-U.S. Holder resides.

The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the Non-U.S. Holder outside the United States, the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payments of the proceeds of a disposition of our common stock to or through a United States office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related U.S. Treasury guidance (commonly referred to as FATCA) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S. source dividends (including dividends paid on our common stock) and (ii) (subject to the proposed U.S. Treasury Regulations discussed below) the gross proceeds from the sale or other disposition of property that produces U.S. source dividends (including sales or other dispositions of our common stock). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations applicable to certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds our common stock will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable U.S. Treasury Regulations and administrative guidance, withholding under FATCA generally will apply to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed U.S. Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. Taxpayers generally may rely on these proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued.

Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible application of FATCA in their particular circumstances.

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UNDERWRITING

We have entered into an underwriting agreement with Revere Securities, LLC (“Revere”) and Dawson James Securities Inc. (“Dawson”), the underwriters in this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase from us, at the initial public offering price per share less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock set forth opposite its name in the following table:

Underwriter	Number of Shares
Revere Securities, LLC
Dawson James Securities Inc.
Total	1,500,000

The underwriter is committed to purchase all of the shares offered by us, other than those covered by the underwriter’s over-allotment option described below, if they purchase any shares. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations, and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the shares subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public, and to reject orders in whole or in part.

Over-Allotment Option

We have granted the underwriter an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an additional 225,000 shares of common stock to cover over-allotments, if any. The purchase price to be paid per additional share will be equal to the initial public offering price less the underwriting discount. If any additional shares of common stock are purchased, the underwriter will offer them on the same terms as those on which shares are being offered hereunder. If this option is exercised in full, the total net proceeds, before expenses and after the deduction of underwriting discounts and commissions described below, to us will be $6,348,000.

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Discount and Commissions; Expenses

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

	Per Share	Total Without Over- Allotment Option	Total With Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (8.0%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriter proposes to offer the shares to the public at the initial public offering price set forth on the cover of this prospectus. In addition, the underwriter may offer some of the shares to other securities dealers at such price less a concession of $[●] per share. If all of the shares offered by us are not sold at the initial public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

We have agreed to pay the following expenses relating to this offering: all fees, disbursements and expenses in connection with any proposed offering, including our legal and accounting fees and disbursements; costs of preparing, printing, mailing and delivering the registration statement, the preliminary and final prospectus and amendments, post-effective amendments and supplements, any other offering materials, the underwriting agreement and related documents; preparing and printing stock certificates and warrant certificates; the costs of any “due diligence” meetings; filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the Offering, FINRA filing fees; costs and expenses of qualifying the offering under the “blue sky” laws of the states specified by the underwriter; preparation of leather bound volumes and lucite cube mementos in such quantities as the underwriter may reasonably request in connection with an underwritten offering; transfer taxes; and transfer and warrant agent and registrar fees, but excluding those costs and expenses that FINRA regulations require to be borne by a selling agent, placement agent or underwriter.

We have also agreed to pay to Revere and Dawson at the closing of the Offering a non-accountable expense allowance of one percent (1%) of the gross proceeds of the offering.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and non-accountable expense allowance, will be approximately $252,000.

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Underwriter’s Warrant

We have agreed to issue to the underwriter, or its designated affiliates, warrants (“Underwriter’s Warrants”) to purchase up to 86,250 shares of common stock (representing 5% of the aggregate number of shares sold in this offering, including the number of shares of common stock issuable upon exercise of the over-allotment option). The Underwriters’ Warrants will be non-exercisable for nine (9) months after the commencement of sales under the registration statement of which this prospectus forms a part and will expire three (3) years after the commencement of sales. The Underwriter’s Warrants will be exercisable at a price equal to 125% of the initial public offering price in connection with this offering. The Underwriter’s Warrants shall not be redeemable.

The Underwriter’s Warrants and the shares issuable upon exercise are deemed to be underwriting compensation by FINRA, and, therefore, will be subject to a lock-up period in accordance with FINRA Rule 5110(e)(1). The Underwriter’s Warrants and the shares of common stock issuable upon exercise of the Underwriter’s Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days following the commencement of sales under the registration statement of which this prospectus forms a part, except that they may be assigned, in whole or in part, to any officer or partner of the underwriter.

The Underwriter’s Warrants may be exercised as to all or a lesser number of shares of common stock for a period of three (3) years after the commencement of sales under the registration statement of which this prospectus forms a part, will provide for cashless exercise in the event an effective registration statement for the shares of common stock issuable upon exercise of the Underwriter’s Warrants is not available. The Underwriter’s Warrants shall further provide for anti-dilution protection (adjustment in the number and price of such warrants and the shares issuable upon exercise of such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) when the public stockholders have been proportionally affected and otherwise in compliance with FINRA Rule 5110(f)(2)(G)(vi). The Underwriter’s Warrants also provide for a one-time demand registration right at our expense and unlimited “piggyback” registration rights with respect to the registration of the shares issuable upon exercise of the Underwriter’s Warrants. Each of the demand registration right and the “piggyback” registration rights will have a duration of 5 (five) years from the commencement of sales of the public offering in accordance with FINRA Rule 5110(g)(8)(C) and (D). The shares issuable upon exercise of the Underwriter’s Warrants are being registered under this registration statement.

63

Right of First Refusal

For the period of twelve (12) months from after the closing of the offering, we have granted the underwriter a right of first refusal to act as the sole book-runner, sole manager, sole placement agent or sole agent with respect to future public and private equity, equity-linked, convertible or debt securities (excluding commercial bank debt) offerings during such 12-month period of the Company or any subsidiary of the Company, with certain exceptions.

Pricing of the Offering

Prior to this offering, there has been no public market for the shares. In determining the initial public offering price of the shares, we and the underwriter consider a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the underwriter;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the underwriter and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriter can assure investors that an active trading market will develop for our shares, or that the shares will trade in the public market at or above the initial public offering price.

Lock-Up Agreements

In addition, our directors, executive officers and holders of more than five percent (5%) of our shares will enter into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, agrees that without the prior written consent of the underwriter, except for transactions with affiliates and customary exempt issuances, it will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (except in the ordinary course to employees, directors and other service providers); (2) file or caused to be filed any registration statement with the commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (except a S-8 registration statement); (3) complete any offering of debt securities, other than entering into a line of credit with a traditional bank; or (4) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the foregoing securities, whether any such transaction described in clause (1), (2), (3) or (4) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise .

64

Tail Period

Subject to the right of the Company to terminate the underwriting agreement for cause pursuant to FINRA Rule 5110(g)(5)(B), in the event that this offering is not consummated as contemplated herein, the underwriter will be entitled to receive a cash fee equal to eight percent (8.0%) of the gross proceeds received by the Company from any financing or capital raising transaction to the extent that such proceeds are provided to the Company by any investor directly introduced by the underwriter to the Company during the period beginning on May 1, 2024 and ending on the earlier of one hundred twenty (120) days thereafter or the Closing Date (the “Term”) and transaction is consummated at any time during or within the twelve (12) month period following the expiration of the Term.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. The shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Listing

We have applied to list the shares of our common stock on the NYSE American under the symbol “IBO”. No assurance can be given that such application will be approved. If the application is not approved, we will not proceed with this offering.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriter sells more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be affected on the NYSE American, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriter may engage in passive market making transactions in our shares on the New York Stock Exchange in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriter and is affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

65

SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements), and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of our Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by our Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

Sichenzia Ross Ference Carmel LLP, New York, New York, will pass upon the validity of the shares of our common stock to be sold in this offering. Lucosky Brookman LLP is representing the underwriter with respect to the federal securities laws of the United States of America and the law of the State of New York.

EXPERTS

Grassi & Co., CPAs, P.C., an independent registered public accounting firm, has audited our financial statements as of and for the years ended December 31, 2023 and 2022, as set forth in their report (which includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern). We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of Grassi & Co., CPAs, P.C., given on their authority as experts in accounting and auditing in giving said reports.

66

CHANGE IN AUDITOR

On June 29, 2022, the Company’s board of directors approved replacing Turner Stone as our independent registered public accounting firm, with Grassi & Co. CPAs, P.C. (the “New Accountant”) as our independent registered public accounting firm, effective July 1, 2022.

For the year ended December 31, 2021, and through the interim period ended June 30, 2022, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with Turner Stone on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Turner Stone, would have caused them to make reference thereto in their reports on the financial statements for such periods.

Turner Stone’s audit report on our financial statements for the year ended December 31, 2021 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

We authorized the former accountants to respond fully and without limitation to all requests of the New Accountant concerning all matters related to the audited periods by the former accountants, including with respect to the subject matter of each reportable event.

Prior to retaining the New Accountant, the Company did not consult with the New Accountant regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

The SEC maintains a website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s website.

Upon completion of this offering, we will be subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.impbio.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on such website is not incorporated by reference and is not a part of this prospectus.

67

IMPACT BIOMEDICAL INC.

Audited Consolidated Financial Statements for the Years Ended December 31, 2023 and 2022:

F-1

Impact BioMedical Inc and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2024 (unaudited)	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$2,000	$1,000
Accounts receivable, net	128,000	128,000
Current portion of notes receivable	135,000	203,000
Prepaid expenses and other current assets	42,000	-
Total current assets	307,000	332,000

Property, plant and equipment, net	284,000	287,000
Note receivable	67,000	-
Goodwill	25,093,000	25,093,000
Other intangible assets, net	18,365,000	18,921,000
Total assets	$44,116,000	$44,633,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$986,000	$832,000
Accrued expenses	61,000	230,000
Note payable, related party	13,452,000	12,074,000
Total current liabilities	14,499,000	13,136,000

Deferred tax liability, net	3,235,000	3,235,000

Commitments and contingencies (Note 10)

Stockholders’ equity
Preferred stock, $0.001 par value; 100,000,000 shares authorized, 60,496,041 shares issued and outstanding (60,496,041 on December 31, 2023); Liquidation value $0.001 per share, $60,000 aggregate. $60,000 on December 31, 2023).	60,000	60,000
Common stock, $0.001 par value; 4,000,000,000 shares authorized, 9,997,703 shares issued and outstanding (10,000,000 on December 31, 2023)	10,000	10,000
Additional paid-in capital	38,113,000	38,113,000
Accumulated deficit	(14,810,000)	(12,961,000)
Total stockholders’ equity of the Company	23,373,000	25,222,000
Non-controlling interest in subsidiaries	3,009,000	3,040,000
Total stockholders’ equity	26,382,000	28,262,000

Total liabilities and stockholders’ equity	$44,116,000	$44,633,000

See accompanying notes to the consolidated financial statements.

F-2

Impact BioMedical Inc and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Costs and expenses:
Sales, general and administrative compensation	$145,000	$41,000	$292,000	$81,000
Sales and marketing	18,000	10,000	26,000	27,000
Professional Fees	167,000	407,000	445,000	686,000
Research and development	-	266,000	50,000	445,000
Depreciation and Amortization	279,000	280,000	559,000	560,000
Rent and utilities	5,000	-	9,000	-
Other operating expenses	12,000	4,000	15,000	12,000
Total costs and expenses	626,000	1,008,000	1,396,000	1,811,000

Operating loss	(626,000)	(1,008,000)	(1,396,000)	(1,811,000)

Other income (expense):
Interest income	3,000	3,000	7,000	7,000
Other income	-	-	-	52,000
Interest expense	(261,000)	(116,000)	(491,000)	(217,000)
Loss from operations before income taxes	(884,000)	(1,121,000)	(1,880,000)	(1,969,000)

Income tax benefit	-	-	-	-
Loss from operations	(884,000)	(1,121,000)	(1,880,000)	(1,969,000)

Net loss	$(884,000)	$(1,121,000)	$(1,880,000)	$(1,969,000)

Income (loss) from operations attributed to noncontrolling interest	(5,000)	19,000	31,000	30,000

Net loss attributable to common stockholders	$(889,000)	$(1,102,000)	$(1,849,000)	$(1,939,000)

Loss per common share:
Basic	$(0.09)	$(0.02)	$(0.18)	$(0.03)
Diluted	$(0.09)	$(0.02)	$(0.18)	$(0.03)

Shares used loss per common share:
Basic	9,997,703	70,496,041	9,996,705	70,496,041
Diluted	9,997,703	70,496,041	9,996,705	70,496,041

See accompanying notes to the consolidated financial statements.

F-3

Impact BioMedical Inc and Subsidiaries

Condensed Consolidated Statements of Stockholder’s Equity

(unaudited)

	Common Stock		Preferred Stock		Additional Paid-in	Accumulated	Total Impact BioMedical	Non-controlling Interest in
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity	Subsidiary	Total
Balance, December 31, 2022	70,496,041	$70,000	-	$-	$38,113,000	$(8,625,000)	$29,558,000	3,111,000	$32,669,000
							-
Net loss	-	-	-	-	-	(1,939,000)	(1,939,000)	(30,000)	(1,969,000)
Balance, June 30, 2023	70,496,041	$70,000	-	$-	$38,113,000	$(10,564,000)	$27,619,000	$3,081,000	$30,700,000

Balance, December 31, 2023	10,000,000	$10,000	60,496,041	$60,000	$38,113,000	$(12,961,000)	$25,222,000	$3,040,000	$28,262,000

Fractional shares as a result of reverse stock split	(2,297)
Net loss	-	-	-	-	-	(1,849,000)	(1,849,000)	(31,000)	(1,880,000)
Balance, June 30, 2024	9,997,703	$10,000	60,496,041	$60,000	$38,113,000	$(14,810,000)	$23,373,000	$3,009,000	$26,382,000

See accompanying notes to the consolidated financial statements.

F-4

Impact BioMedical Inc and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30,

(unaudited)

	2024	2023
Cash flows from operating activities:
Loss from continuing operations	$(1,880,000)	$(1,969,000)
Adjustments to reconcile loss from continuing operations to net cash used by operating activities:
Depreciation and amortization	559,000	560,000
Decrease (increase) in assets:
Accounts receivable	-	(94,000)
Prepaid expenses and other current assets	(42,000)	57,000
Increase (decrease) in liabilities:
Accounts payable	154,000	(238,000)
Accrued expenses	(169,000)	(63,000)
Net cash used by operating activities	(1,378,000)	(1,747,000)

Cash flows from investing activities:
Purchase of property, plant and equipment	-	(17,000)
Payments received on notes receivable	1,000	2,000
Net cash provided by (used by) investing activities	1,000	(15,000)

Cash flows from financing activities:
Borrowings from Note payable, related party	1,378,000	1,763,000
Net cash provided by financing activities	1,378,000	1,763,000

Net increase in cash	1,000	1,000
Cash and cash equivalents at beginning of period	1,000	2,000
Cash and cash equivalents at end of period	$2,000	$3,000

See accompanying notes to the consolidated financial statements.

F-5

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Basis of Presentation

Nature of Operations

Impact BioMedical, Inc., incorporated in the State of Nevada on October 16, 2018 (the “Company”, “Impact BioMedical”, “We”), through the utilization of its intellectual property rights, or through investment in, or through acquisition of companies in the biohealth and biomedical fields, focuses on the advancement of drug discovery and prevention, inhibition, and treatment of neurological, oncological, and immune related diseases. The Company is also developing open-air defense initiatives, which curb transmission of air-borne infectious diseases, such as tuberculosis and influenza.

Global BioLife, Inc. (“Global BioLife”), one of the Company’s subsidiaries and the main operating company of the group, focuses on research in four main areas: (i) the “Linebacker” project, which aims to develop a universal therapeutic drug platform; (ii) a new sugar substitute called “Laetose,”; (iii) a multi-use fragrance called “3F” (Functional Fragrance Formulation); and (iv) Equivir/Nemovir, a blend of natural polyphenols designed as an antimicrobial medication.

Linebacker

Unlike the traditional approach to treat individual diseases with specific drugs, the Linebacker platform seeks to offer a breakthrough therapeutic option for multiple diseases. Linebacker is designed to work by inhibiting a cascade of inflammatory responses responsible for many diseases. Its design is in direct contrast to the traditional approach of targeting individual diseases with specific drugs.

Laetose

We have also developed a low-calorie, low glycemic level, natural modified sugar through Global BioLife. The product, “Laetose,” is designed to possess low glycemic properties and mitigate inflammation. The Company is presently seeking to license Laetose. Global BioLife established a joint venture, Sweet Sense, Inc. (“Sweet Sense”), with Quality Ingredients, LLC for the development, manufacture, and global distribution of the new sugar substitute.

Functional Fragrance Formulation (“3F”)

Global BioLife has entered into a royalty agreement with U.S.-based Chemia Corporation (“Chemia”), a leading developer and manufacturer of fragrances, to manufacture the 3F technology. This arrangement, under the terms of the agreement, allows Chemia to create fragrances based on Global BioLife’s patents. The 3F product is made from specialized oils sourced from botanicals that insects avoid. Global BioLife aims to commercialize this product, with any potential profits from the 3F project being split between Global BioLife and Chemia pursuant to the terms of the 20-year Royalty Agreement.

Equivir

Equivir, is a polyphenol compound that is believed to be successful in antiviral infection treatments. Equivir is a patented medication, that has broad antiviral efficacy against multiple types of infectious diseases.

As of the date of this report, we have not generated significant revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including possible delays in our research, testing and marketing efforts or wider economic downturns.

Note 2. Summary of Significant Accounting and Reporting Policies

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include all accounts of the Company and its majority owned and controlled subsidiaries. The Company consolidates entities in which it owns more than 50% of the voting common stock and controls operations. All intercompany transactions and balances among consolidated subsidiaries have been eliminated. Non–controlling interest represents the minority equity investment in the Company’s subsidiaries, plus the minority investors’ share of the net operating results and other components of equity relating to the non–controlling interest.

F-6

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The consolidated financial statements include all accounts of the entities as of the reporting period ending dates and for the reporting periods as follows:

Name of consolidated subsidiary	State or other jurisdiction of incorporation or organization	Date of incorporation or formation	Attributable interest as of June 30, 2024	Attributable interest as of December 31, 2023

Global BioMedical, Inc.	Nevada	April 18, 2017	90.9%	90.9%
Global BioLife, Inc.	Nevada	April 14, 2017	81.8%	81.8%
BioLife Sugar, Inc	Nevada	April 23, 2018	90.9%	90.9%
Happy Sugar Inc	Nevada	August 17, 2018	81.8%	81.8%
Sweet Sense Inc.	Nevada	April 30, 2018	95.5%	95.5%
Global Sugar Solutions Inc.	Nevada	November 7, 2019	100%	100%

As of June 30, 2024, and December 31, 2023, the aggregate noncontrolling interest was equity of $3,009,000 and $3,040,000, respectively, which are separately disclosed on the Consolidated Balance Sheets.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the balance sheets and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Reclassifications

Costs associate with Sales and marketing have been reclassed from Other operating expenses for the three and six months ended June 30, 2023 to conform with current period presentation. Also, Other operating expenses have been reclassed to Other income for the six months ended June 30, 2023 to conform with current period presentation.

Loss per Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed like basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the three and six months ended June 30, 2024 or 2023.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Fair Value Measurement Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

● Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets,

● Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

● Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The carrying amounts reported in the balance sheet of cash and cash equivalents, prepaids, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of notes receivable approximates their carrying value as the stated or discounted rates of the notes do reflect recent market conditions. The Company’s investments are recorded at cost as the fair value of these investment in is not readily available. The fair value of notes payable approximates its carrying value as the stated interest rate reflects recent market conditions.

F-7

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents. There were no cash equivalents as of June 30, 2024 and December 31, 2023.

Notes receivable, unearned interest, and related recognition

The Company records all future payments of principal and interest on notes as notes receivable, which are then offset by the amount of any related unearned interest income. For financial statement purposes, the Company reports the net investment in the notes receivable on the consolidated balance sheet as current or long-term based on the maturity date of the underlying notes. Such net investment is comprised of the amount advanced on the loans, adjusting for net deferred loan fees or costs incurred at origination, amounts allocated to warrants received upon origination, and any payments received in advance, if applicable. The unearned interest is recognized over the term of the notes and the income portion of each note payment is calculated so as to generate a constant rate of return on the net balance outstanding. If applicable, any net deferred loan fees or costs, together with discounts recognized in connection with warrants acquired at origination, are accreted as an adjustment to yield over the term of the loan. (Note 3)

Goodwill

Goodwill is the excess of cost of an acquired entity over the fair value of amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is subject to impairment testing at least annually and will be tested for impairment between annual tests, which will take place during the fourth quarter in 2024, if an event occurs or circumstances change that would indicate the carrying amount may be impaired. FASB ASC Topic 350 provides an entity with the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Some of the qualitative factors considered in applying this test include consideration of macroeconomic conditions, industry and market conditions, cost factors affecting the business, and overall financial performance of the business. If, after completing the assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company will proceed to a quantitative test. If qualitative factors are not deemed sufficient to conclude that the fair value of the reporting unit more likely than not exceeds its carrying value, then a one-step approach is applied in making an evaluation. The evaluation utilizes an income approach (discounted cash flow analysis). The computations require management to make significant estimates and assumptions, including, among other things, selection of comparable publicly traded companies, the discount rate applied to future earnings reflecting a weighted average cost of capital, and earnings growth assumptions. The Company believes the estimates and assumptions used in our impairment assessments are reasonable and based on available market information, but variations in any of the assumptions could result in materially different calculations of fair value and determinations of whether or not an impairment is indicated. A discounted cash flow analysis requires management to make various assumptions about future sales, operating margins, capital expenditures, working capital, and growth rates. Cash flow projections are derived from one-year budgeted amounts plus an estimate of later period cash flows, all of which are determined by management. Subsequent period cash flows are developed for each reporting unit using growth rates that management believes are reasonably likely to occur. Impairment of goodwill is measured as the excess of the carrying amount of goodwill over the fair values of recognized and unrecognized assets and liabilities of the reporting unit. No impairment was recognized during the three or six months ended June 30, 2024 or year ended December 31, 2023. (Note 5)

Intangible Assets

The estimated fair values of acquired intangibles are generally determined based upon future economic benefits such as earnings and cash flows. Acquired identifiable intangible assets are recorded at fair value and are amortized over their estimated useful lives. Acquired intangible assets with an indefinite life are not amortized but are reviewed for impairment at least annually as of December 31st, or more frequently whenever events or changes in circumstances indicate that the carrying amounts of those assets are below their estimated fair values. Impairment is tested under ASC 350. No impairment was recognized for the three or six months ended June 30, 2024, and 2023. (Note 6)

Recoverability of Long-Lived Assets

We evaluate long-lived assets such as property, equipment and definite lived intangible assets, such as patents, for impairment whenever events or circumstances indicate that the carrying value of the assets recognized in our financial statements may not be recoverable. Factors that we consider include whether there has been a significant decrease in the market value of an asset, a significant change in the way an asset is being utilized, or a significant change, delay or departure in our strategy for that asset, or a significant change in the macroeconomic environment. Our assessment of the recoverability of long-lived assets involves significant judgment and estimation. These assessments reflect our assumptions, which, we believe, are consistent with the assumptions hypothetical marketplace participants use. Factors that we must estimate when performing recoverability and impairment tests include, among others, forecasted revenue, margin costs and the economic life of the asset. If impairment is indicated, we determine if the total estimated future cash flows on an undiscounted basis are less than the carrying amounts of the asset or assets. If so, an impairment loss is measured and recognized.

Our impairment loss calculations require that we apply judgment in identifying asset groups, estimating future cash flows, determining asset fair values, and estimating asset’s useful lives. The Company reviews identifiable amortizable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Determination of recoverability is based on the lowest level of identifiable estimated undiscounted cash flows resulting from use of the asset and its eventual disposition. Measurement of any impairment loss is based on the excess of the carrying value of the asset over its fair value. Based on the uncertainty of forecasts inherent with a new product, events such as the failure to generate forecasted revenue from new products could result in a non-cash impairment in future periods.

Revenue Recognition

The Company has adopted ASC Topic 606, Revenue from Contracts with Customers (“Topic 606”). The Company enters into licensing and development agreements with collaborators for the development of its technologies. The terms of these agreements contain multiple performance obligations which may include (i) licenses, or options to obtain licenses, to the Company’s technology, (ii) rights to future technological improvements, and/or (iii) research activities to be performed on behalf of the collaborative partner. Payments to the Company under these agreements may include upfront fees, option fees, exercise fees, payments based upon the achievement of certain milestones, and royalties on product sales. Revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under the agreements, the Company performs the following steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when or as the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration to which it is entitled in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when or as the performance obligation is satisfied.

Research and Development

Research and development costs are expensed as incurred. Total research and development costs were $50,000 for the six months ended June 30, 2024, and $445,000 for six months ended June 30, 2023.

F-8

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Provision for Credit Losses

On January 1, 2022, the Company adopted amended accounting guidance “ASU No.2016-13 – Credit Losses” which requires an allowance for credit losses to be deducted from the amortized cost basis of financial assets to present the net carrying value at the amount that is expected to be collected over the contractual term of the asset considering relevant information about past events, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. In estimating expected losses in the loan and lease portfolio, borrower-specific financial data and macro-economic assumptions are utilized to project losses over a reasonable and supportable forecast period. Assumptions and judgment are applied to measure amounts and timing of expected future cash flows, collateral values and other factors used to determine the borrowers’ abilities to repay obligations. After the forecast period, the Company utilizes longer-term historical loss experience to estimate losses over the remaining contractual life of the loans. Prior to 2022, the allowance for credit losses represented the amount that in management’s judgment reflected incurred credit losses inherent in the loan and lease portfolio as of the balance sheet date. As of June 30, 2024 and December 31, 2023 the Company has deemed that no reserve on credit losses were necessary.

Continuing Operations and Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. As reflected in the accompanying financial statements the Company has incurred operating losses as well as negative cash flows from operating and investing activities over the past two years. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. These consolidated financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities, which might be necessary should we be unable to continue as a going concern.

To continue as a going concern, the Company has entered into an updated revolving promissory note which extended the maturity through September 30, 2030, and DSS, Inc. (“DSS”), the majority shareholder of the Company, intends to continue to fund the operations of the Company through a year from the date these financial statements were available to be issued. The Company’s management intends to take actions necessary to continue as a going concern. Management’s plans concerning these matters include, among other things, monetization of its intellectual properties, and tightly controlling operating costs. The Company has increased its efforts to raise additional capital through an initial public offering. The Company has engaged an underwriter and has been approved by the NYSE American for listing on its exchange. However, the Company cannot be certain that such capital (from its stockholders or third parties) will be available to the Company or whether such capital will be available on terms that are acceptable to the Company.

Recent Accounting Standards

The Financial Accounting Standards Board (FASB) issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions. There are several new accounting pronouncements issued by FASB which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of June 30, 2024, none of these pronouncements are expected to have a material effect on the financial position, results of operations or cash flows of the Company.

F-9

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Notes Receivable

On February 19, 2021, Impact BioMedical, Inc, entered into a promissory note with an individual. The Company loaned the principal sum of $206,000, with interest at a rate of 6.5%, and maturity date of August 19, 2022 later amended to February 19, 2026. Monthly payments are due on the twenty-first day of each month and continuing each month thereafter until February 19, 2026. This note is secured by certain real property situated in Collier County, Florida. The outstanding principal and interest as of June 30, 2024 and December 31, 2023, was approximately $202,000 and $203,000, respectively, of which $135,000 is classified in Current notes receivable and the remaining $67,000 is classified as Notes receivable on the accompanying consolidated balance sheets.

Note 4. Property, Plant and Equipment, Net

Property, plant and equipment consisted of the following as of:

	Estimated	June 30,	December 31,
	Useful Life	2024	2023
Machinery and equipment	5-10 years	$30,000	$30,000
Construction in progress		263,000	263,000
Total Cost		293,000	293,000
Less accumulated depreciation		9,000	6,000
Property, plant and equipment, net		$284,000	$287,000

Depreciation expense for the six months ended June 30, 2024 and 2023 was approximately $3,000 and $3,000, respectively.

Note 5. Goodwill

Goodwill balances and activity for the six months ended June 30, 2024 and year ended December 31, 2023 consisted of the following:

Balance at December 31, 2023	$25,093,000
Goodwill adjustment	-
Balance at June 30, 2024	$25,093,000

As of September 30, 2023, management performed annual goodwill impairment testing. No goodwill impairment was identified as a result of these tests. As of September 30, 2023, a quantitative analysis was prepared utilizing the Market Approach and Income Approach valuing the Company. The guideline public company Market Approach produced a mean business enterprise value indication using estimated 2026 results of $49.8 million. The Income Approach was based upon the use of a discounted pro forma cash flow model and produced a business enterprise value indication of $44.9 million. A weighting of 30% to the weighted value indicated was applied under the Market Approach, and a weighting of 70% to the value indicated under the Income Approach. A lower weighting was applied to the Market Approach due to the fact of using forecasted earnings of the Company. Based upon the above weightings, an initial value of $46.4 million for Impact was calculated. Adding cash of $201,000 to the initial business enterprise value produced a concluded business enterprise value of $46.6 million (rounded) for Impact. Subtracting interest-bearing debt of $11.9 million, results in a Fair Value for the common equity of Impact of $34.7 million. As of September 30, 2023, the indicated equity value exceeded the carrying amount by approximately $5.1 million or 14.7%. No circumstances or events have occurred since the most recent analysis that would indicate the need for an impairment.

Note 6. Intangible Assets

The definite-lived intangible assets, to be amortized over 20 years, balances, and activity for the six months ended June 30, 2024 and year ended December 31, 2023 consisted of the following:

	June 30, 2024			December 31, 2023
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Definitive-lived:
Developed technology	$22,260,000	$(3,895,000)	$18,365,000	$22,260,000	$(3,339,000)	$18,921,000
Total	$22,260,000	$(3,895,000)	$18,365,000	$22,260,000	$(3,339,000)	$18,921,000

Amortization expense for the six months ended June 30, 2024 and 2023 was approximately $556,000 and $556,000, respectively.

The following table represents future amortization of developed technologies for the years ending December 31:

2024	$557,000
2025	$1,113,000
2026	$1,113,000
2027	$1,113,000
2028	$1,113,000
Thereafter	$13,356,000

F-10

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 7. Note payable, related party

On December 31, 2020, and later amended, the Company executed a Revolving Promissory Note (“Note”) with DSS, a related party, which accrues interest at a rate of 4.25% and is due in full at the maturity date of September 30, 2030. The revolving nature of this Note permits principal amounts borrowed to be repaid and reborrowed. In the case of default, at DSS’s option, (i) eighteen percent (18%) per annum, or (ii) such lesser rate of interest as Lender in its sole discretion may choose to charge; but never more than the Maximum Lawful Rate. This loan is collateralized by all assets of the Company. In January 2024, this Note was amended to extend the maturity date to September 30, 2030 with interest calculated at the Wall Street Journal prime rate plus 0.50%. The payment of principal and interest is on demand. If no demand is made, interest is to be paid monthly beginning on February 29, 2024 through January 31, 2026. Principal and interest in an amount approximating $126,000 is to be paid monthly thereafter until the Note matures. As of June 30, 2024 and December 31, 2023 the outstanding balance, inclusive of interest was $13,452,000 and $12,074,000, respectively.

Note 8. Stockholders’ Equity

On May 10, 2023, the Company’s Board of Directors approved an amendment to the Articles of Incorporation of the Company to increase the total number of shares of Common Stock to 4,000,000,000 shares with a par value of $0.001. Each share of Common Stock when issued, shall have one (1) vote on all matters presented to the stockholders. Our Amended and Restated Articles of Incorporation also authorized 100,000,000 shares of preferred stock, par value $0.001 per share. On May 11, 2023, the Company effected a forward split. As a result, there were 3,877,282,251 shares of our Common Stock and no shares of preferred stock issued and outstanding. Prior to the split, there were 125,073,621 shares of our Common Stock and no shares of preferred stock issued and outstanding. On October 31, 2023, the Company effected a reverse stock split of 1 for 55. Also on October 31, 2023, DSS BioHealth Securities, Inc., the Company’s largest shareholder converted 60,496,041 shares of Common Stock into 60,496,041 shares of Series A Convertible Preferred Shares, reducing its ownership of the Company’s Common Stock from approximately 88% to approximately 12%. As of June 30, 2024 and December 31, 2023, there were 9,997,703 and 10,000,000 shares, respectively, of our Common Stock and 60,496,041 shares of preferred stock issued and outstanding.

On August 8, 2023 DSS, the Company’s largest shareholder, distributed to its shareholders of record on July 10, 2023 4 shares of Impact Bio’s stock for 1 share they owned. Each share of Impact BioMedical distributed as part of the distribution will not be eligible for resale until 180 days from the date Impact BioMedical’s initial public offering becomes effective under the Securities Act, subject to the discretion of the Company to lift the restriction sooner.

On October 31, 2023, the Company effected a reverse stock split of 1 for 55. As of December 31, 2023, and December 31, 2022, there were 3,877,282,251 shares of our Common Stock issued and outstanding which was converted to 70,496,041 shares. Also on October 31, 2023, DSS BioHealth Securities, Inc., the Company’s largest shareholder converted 60,496,041 shares of Common Stock into 60,496,041 shares of Series A Convertible Preferred Shares, reducing its ownership of the Company’s Common Stock from approximately 88% to approximately 12%.

Note 9. Related Party Transactions

Research and Development Activities

Based on a shareholders agreement entered into on April 26, 2017, the Company would fund the scientific operations of GRDG, a company involved in research and development of biomedical products which is a minority stockholder of two of the Company’s subsidiaries and is owned by Daryl Thompson, a former director of many subsidiaries of the Company, to do the development and research works on the biomedical products for the Company. On February 15, 2022, the Company and its subsidiaries, Global BioLife, Inc. (“Global”), and Impact BioLife Sciences, Inc. (“BioLife Sciences”), and GRDG entered into a Licensing Proceeds Distribution Agreement (“GRDG Agreement”), whereas GRDG would transfer its 20% equity position in both Global and BioLife Sciences to the Company in exchange for 20% interest in Global and/or BioLife Science revenue received from the exclusive or non-exclusive licensing of and/or the sale of Global Intellectual Property to a Third Party, net of specific costs. As of the date of this report, no contingent liability has been recognized under the GRDG Agreement. The research and development agreement as well as the licensing proceeds distribution agreement with GRDG were terminated in 2023. For the six months ended June 30, 2023, the Company incurred approximately $258,000 in expenses. For the six months ended June 30, 2024, the Company had incurred $0 in fees.

General and Administrative Costs

There are certain general and administrative costs incurred by DSS, a related party, on behalf of the Company which are passed through to the Company on a monthly basis. These costs consist of primarily payroll costs for certain DSS employees and are allocated based on estimated time spent on behalf of the Company. Beginning in January 2024, these costs are approximately $31,000 per month. As of June 30, 2024, the Company incurred approximately $186,000 in related expenses. As of June 30, 2023, the Company incurred approximately $70,000 in related expenses.

Note payable, related party

On December 31, 2020, and later amended, the Company executed a Revolving Promissory Note (“Note”) with DSS, a related party, which accrues interest at a rate of 4.25% and is due in full at the maturity date of September 30, 2030. The revolving nature of this Note permits principal amounts borrowed to be repaid and reborrowed. In the case of default, at DSS’s option, (i) eighteen percent (18%) per annum, or (ii) such lesser rate of interest as Lender in its sole discretion may choose to charge; but never more than the Maximum Lawful Rate. This loan is collateralized by all assets of the Company. In January 2024, this Note was amended to extend the maturity date to September 30, 2030 with interest calculated at the Wall Street Journal prime rate plus 0.50%. The payment of principal and interest is on demand. If no demand is made, interest is to be paid monthly beginning on February 29, 2024 through January 31, 2026. Principal and interest in an amount approximating $126,000 is to be paid monthly thereafter until the Note matures. As of June 30, 2024 and December 31, 2023 the outstanding balance, inclusive of interest was $13,452,000 and $12,074,000, respectively.

F-11

IMPACT Biomedical, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 10. Commitments and Contingencies

On August 15, 2018, the Company entered into Royalty Agreement with Chemia Corporation (“Chemia”) pursuant to which Chemia transferred to the Company all of its right to 3F (Functional Fragrance Formulation). This agreement has a 20-year term and auto renews for a period of 1 year unless mutually agreed upon by both parties. 3F consists of 3F Mosquito Repellant and 3F Anti-Viral formulations. Based on the Royalty Agreement, the Company should cover all the costs to prepare and finalize necessary patent application and other intellectual property related to 3F. Chemia agreed to support the Company in efforts leading to development of 3F intellectual property and it is licensing. Based on Royalty Agreement any payments received from development, sales, licensing or transfer of 3F technology will be paid 50% to the Company and 50% to Chemia. On November 27, 2018, Company and Chemia signed an Addendum to Royalty Agreement (“Addendum”), according to which the Company granted Chemia a royalty-based limited license for purposes of making and selling fragrances embodying the 3F technology. Based on the Addendum, Chemia should pay the Company 5% of net sales in royalty. On November 8, 2019, both companies entered into Amendment no.1 to Royalty Agreement, based on which certain expenses borne by the Company towards patent application and licensing should be reimbursed to the Company before any royalty payments are made. For the three and six months ended June 30, 2024 and 2023, there were no reimbursements or royalties paid to the Company and the Company cannot be assured that Chemia’s efforts will end up in any future sales of the technology.

On February 15, 2022, the Company and its subsidiaries, Global BioLife, Inc. (“Global”), and Impact BioLife Sciences, Inc. (“BioLife Sciences”), and GRDG entered into a Licensing Proceeds Distribution Agreement (“GRDG Agreement”), whereas GRDG would transfer its 20% equity position in both Global and BioLife Sciences to the Company in exchange for 20% interest in Global and/or BioLife Science revenue received from the exclusive or non-exclusive licensing of and/or the sale of Global Intellectual Property to a Third Party, net of specific costs. This Licensing Agreement ended in September 2023 as core technologies achieved significant development milestones.

On March 19, 2022, Impact BioMedical entered into a License Agreement (“Equivir License”) with a third-party (“Licensee”) where the Licensor is granted the right, amongst other things, to develop, commercialize, and sell the Company’s Equivir technology. In exchange, the Licensee shall pay the Company a royalty of 5.5% of net sales. Under the terms of the Equivir Agreement, the Company shall reimburse the Licensee for 50% of the development costs provided that the development costs shall not exceed $1,250,000. As of June 30, 2024 and December 31, 2023, a liability of $152,000 and $200,000, respectively, has been recorded in relation to the Equivir License.

Note 11. Subsequent Events

On July 24, 2024, the Company executed an amendment to its promissory note with DSS whereas the Company has the option to make payments with Company stock at a price of $3 per share for the first twelve months and at a 10-day VWAP for months 13-36. Starting on month 37, principal and interest in an amount approximating $126,000 is to be paid monthly thereafter until the Note matures. This amendment becomes effective on the IPO date.

The Company has evaluated all other subsequent events and transactions through August 13, 2024, the date that the consolidated financial statements were available to be issued and noted no other subsequent events requiring financial statement recognition or disclosure.

F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Impact Biomedical, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Impact Biomedical, Inc., and its subsidiaries (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has incurred operating losses as well as negative cash flows from operating and investing activities over the past two years, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

GRASSI & CO., CPAs, P.C.

We have served as the Company’s auditor since 2022.

Jericho, New York

February 20, 2024

F-13

Impact BioMedical, Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31,

	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,000	$2,000
Current portion of notes receivable	203,000	16,000
Other receivables	128,000	-
Prepaid expenses and other current assets	-	104,000
Total current assets	332,000	122,000

Property, plant and equipment, net	287,000	276,000
Other investments	-	782,000
Notes receivable	-	190,000
Goodwill	25,093,000	25,093,000
Other intangible assets, net	18,921,000	20,034,000
Total assets	$44,633,000	$46,497,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$832,000	$539,000
Accrued expenses	230,000	63,000
Note payable, related party	12,074,000	9,991,000
Total current liabilities	13,136,000	10,593,000

Deferred tax liability, net	3,235,000	3,235,000

Total Liabilities	16,371,000	13,828,000

Commitments and contingencies (Note 12)

Stockholders’ equity
Preferred stock, $0.001 par value; 100,000,000 shares authorized, 60,496,041 shares issued and outstanding (0 shares issued and outstanding on December 31, 2022); Liquidation value $0.001 per share, $60,000, ($0 aggregate on December 31, 2022).	60,000	-
Common stock, $0.001 par value; 4,000,000,000 shares authorized, 10,000,000 shares issued and outstanding (70,496,041 on December 31, 2022)	10,000	70,000
Additional paid-in capital	38,113,000	38,113,000
Accumulated deficit	(12,961,000)	(8,625,000)
Total stockholders’ equity of the company	25,222,000	29,558,000
Non-controlling interest in subsidiary	3,040,000	3,111,000
Total stockholder’s equity	28,262,000	32,669,000

Total liabilities and stockholders’ equity	$44,633,000	$46,497,000

See accompanying notes.

F-14

Impact BioMedical, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Years Ended December 31,

	2023	2022
Revenue:	$-	$50,000

Costs and expenses:
Selling, general and administrative (including stock-based compensation)	315,000	325,000
Amortization	1,120,000	1,113,000
Professional Services	1,262,000	722,000
Research & Development	1,147,000	1,226,000
Other General Expenses	184,000	68,000
Total costs and expenses	4,028,000	3,454,000
Operating loss	(4,028,000)	(3,404,000)

Other income (expense):
Interest income	13,000	24,000
Other income	52,000	66,000
Interest expense	(444,000)	(462,000)
Impairment of investment	-	(4,100,000)
Loss from operations before income taxes	(4,407,000)	(7,876,000)

Income tax benefit	-	621,000
Net loss	(4,407,000)	(7,255,000)

Loss from operations attributed to noncontrolling interest	71,000	204,000

Net loss attributable to common stockholders	(4,336,000)	(7,051,000)

Loss per common share:
Basic	$(0.07)	$(0.10)
Diluted	$(0.07)	$(0.10)

Shares used in computing loss per common share:
Basic	60,248,078	70,496,041
Diluted	60,248,078	70,496,041

See accompanying notes.

F-15

Impact BioMedical, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2023	2022
Cash flows from operating activities:
Net loss	$(4,407,000)	$(7,255,000)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	1,120,000	1,113,000
Deferred tax benefit	-	(621,000)
Impairment of other investments	-	4,100,000
Decrease (increase) in assets:
Other receivables	(128,000)	-
Prepaid expenses and other current assets	104,000	(60,000)
Increase (decrease) in liabilities:
Accounts payable	293,000	424,000
Accrued expenses	167,000	57,000
Net cash used by operating activities	(2,851,000)	(2,242,000)

Cash flows from investing activities:
Purchase of property, plant and equipment	(18,000)	(276,000)
Purchase of investment	-	(65,000)
Note receivable investment, net	3,000	(8,000)
Net cash used by investing activities	(15,000)	(349,000)

Cash flows from financing activities:
Borrowings from note payable, related party	2,865,000	2,547,000
Net cash provided by financing activities	2,865,000	2,547,000

Net decrease in cash	(1,000)	(44,000)
Cash and cash equivalents at beginning of year	2,000	46,000
Cash and cash equivalents at end of year	$1,000	$2,000

See accompanying notes.

F-16

Impact BioMedical, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

For the Years Ended December 31,

	Common Stock		Preferred Stock		Additional Paid-in	Accumulated	Non- controlling Interest in
	Shares	Amount	Shares	Amount	Capital	Deficit	Subsidiary	Total

Balance, December 31, 2021	70,496,041	$70,000	-	$-	$38,113,000	$(1,574,000)	$3,315,000	$39,924,000
Net loss	-	-	-	-	-	(7,051,000)	(204,000)	(7,255,000)
Balance, December 31, 2022	70,496,041	$70,000	-	$-	$38,113,000	$(8,625,000)	$3,111,000	$32,669,000
Conversion of common stock to preferred stock	(60,496,041)	(60,000)	60,496,041	60,000	-	-	-	-
Net loss	-	-	-	-	-	(4,336,000)	(71,000)	(4,407,000)
Balance, December 31, 2023	10,000,000	$10,000	60,496,041	$60,000	$38,113,000	$(12,961,000)	$3,040,000	$28,262,000

See accompanying notes.

F-17

Impact BioMedical Inc and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

Impact BioMedical, Inc. (the “Company”, “Impact BioMedical”, “We”), incorporated in the State of Nevada on October 16, 2018, through the utilization of its intellectual property rights, or through investment in, or through acquisition of companies in the biohealth and biomedical fields, focuses on the advancement of drug discovery and prevention, inhibition, and treatment of neurological, oncological, and immune related diseases. The Company is also developing open-air defense initiatives, which curb transmission of air-borne infectious diseases, such as tuberculosis and influenza.

Global BioLife, Inc. (“Global BioLife”), one of the Company’s subsidiaries and the main operating company of the group, focuses on research in four main areas: (i) the “Linebacker” project, which aims to develop a universal therapeutic drug platform; (ii) a new sugar substitute called “Laetose,”; (iii) a multi-use fragrance called “3F” (Functional Fragrance Formulation); and (iv) Equivir/Nemovir, a blend of natural polyphenols designed as an antimicrobial medication.

Linebacker

Unlike the traditional approach to treat individual diseases with specific drugs, the Linebacker platform seeks to offer a breakthrough therapeutic option for multiple diseases. Linebacker is designed to work by inhibiting a cascade of inflammatory responses responsible for many diseases. Its design is in direct contrast to the traditional approach of targeting individual diseases with specific drugs.

Laetose

We have also developed a low-calorie, low glycemic level, natural modified sugar through Global BioLife. The product, “Laetose,” is designed to possess low glycemic properties and mitigate inflammation. The Company is presently seeking to license Laetose. Global BioLife established a joint venture, Sweet Sense, Inc. (“Sweet Sense”), with Quality Ingredients, LLC for the development, manufacture, and global distribution of the new sugar substitute.

Functional Fragrance Formulation (“3F”)

Global BioLife has established a collaboration with U.S.-based Chemia Corporation (“Chemia”) to develop specialized fragrances to counter mosquito-borne diseases such as Zika and Dengue, among other medical applications. The 3F mosquito fragrance product is made from specialized oils sourced from botanicals that mosquitos avoid. Global BioLife is seeking to commercialize this product. Together with Chemia, we are attempting to license 3F. Any potential profits from the 3F project will be split between Global BioLife and Chemia pursuant to the terms of the 20- year Royalty Agreement.

Equivir

Equivir, is a polyphenol compound that is believed to be successful in antiviral infection treatments. Equivir is a patented medication, which has broad antiviral efficacy against multiple types of infectious disease.

As of the date of this report, we have not generated significant revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including possible delays in our research, testing and marketing efforts or wider economic downturns.

F-18

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation – The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include all accounts of the Company and its majority owned and controlled subsidiaries. The Company consolidates entities in which it owns more than 50% of the voting common stock and controls operations. All intercompany transactions and balances among consolidated subsidiaries have been eliminated. Non–controlling interest represents the minority equity investment in the Company’s subsidiaries, plus the minority investors’ share of the net operating results and other components of equity relating to the non–controlling interest.

The consolidated financial statements include all accounts of the entities as of the reporting period ending dates and for the reporting periods as follows:

Name of consolidated subsidiary	State or other jurisdiction of incorporation or organization	Date of incorporation or formation	Attributable interest as of December 31, 2023	Attributable interest as of December 31, 2022

Global BioMedical, Inc.	Nevada	April 18, 2017	90.9%	90.9%
Global BioLife, Inc.	Nevada	April 14, 2017	81.8%	81.8%
BioLife Sugar, Inc	Nevada	April 23, 2018	90.9%	90.9%
Happy Sugar Inc	Nevada	August 17, 2018	81.8%	81.8%
Sweet Sense Inc.	Nevada	April 30, 2018	95.5%	95.5%
Global Sugar Solutions Inc.	Nevada	November 7, 2019	100%	100%

As of December 31, 2023, and December 31, 2022, the aggregate noncontrolling interest was equity of $3,040,000 and $3,111,000, respectively, which are separately disclosed on the Consolidated Balance Sheets.

Use of Estimates – The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the balance sheets and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Earnings (Loss) per Share - Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to the common stockholders by weighted average number of shares of common stock outstanding during the period. Fully diluted earnings (loss) per share is computed like basic income (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the years ended December 31, 2023 or 2022.

Fair Value of Financial Instruments – Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Fair Value Measurement Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

● Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets.

● Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

● Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The carrying amounts reported in the balance sheet of cash, prepaids, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of notes receivable approximates their carrying value as the stated or discounted rates of the notes do reflect recent market conditions. The Company’s investments are recorded at cost as the fair value of these investment in is not readily available. The fair value of notes payable approximates its carrying value as the stated interest rate reflects recent market conditions.

F-19

Notes receivable, unearned interest, and related recognition – The Company records all future payments of principal and interest on notes as notes receivable, which are then offset by the amount of any related unearned interest income. For financial statement purposes, the Company reports the net investment in the notes receivable on the consolidated balance sheet as current or long-term based on the maturity date of the underlying notes. Such net investment is comprised of the amount advanced on the loans, adjusting for net deferred loan fees or costs incurred at origination, amounts allocated to warrants received upon origination, and any payments received in advance, if applicable. The unearned interest is recognized over the term of the notes and the income portion of each note payment is calculated so as to generate a constant rate of return on the net balance outstanding. Net deferred loan fees or costs, together with discounts recognized in connection with warrants acquired at origination, are accreted as an adjustment to yield over the term of the loan.

Recent Accounting Standards - The Financial Accounting Standards Board (FASB) issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions. There are several new accounting pronouncements issued by FASB which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of December 31, 2023, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

On January 1, 2022, the Company adopted amended accounting guidance “ASU No.2016-13 – Credit Losses” which requires an allowance for credit losses to be deducted from the amortized cost basis of financial assets to present the net carrying value at the amount that is expected to be collected over the contractual term of the asset considering relevant information about past events, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. In estimating expected losses in the loan and lease portfolio, borrower-specific financial data and macro-economic assumptions are utilized to project losses over a reasonable and supportable forecast period. Assumptions and judgment are applied to measure amounts and timing of expected future cash flows, collateral values and other factors used to determine the borrowers’ abilities to repay obligations. After the forecast period, the Company utilizes longer-term historical loss experience to estimate losses over the remaining contractual life of the loans. Prior to 2022, the allowance for credit losses represented the amount that in management’s judgment reflected incurred credit losses inherent in the loan and lease portfolio as of the balance sheet date. As of year-ended December 31, 2023 the Company has deemed that no reserve on credit losses were necessary.

Investments – Investments in equity securities with a readily determinable fair value, not accounted for under the equity method, are recorded at fair value with unrealized gains and losses included in earnings. For equity securities without a readily determinable fair value, the investment is recorded at cost, less any impairment, plus or minus adjustments related to observable transactions for the same or similar securities, with unrealized gains and losses included in earnings. For equity method investments, the Company regularly reviews its investments to determine whether there is a decline in fair value below book value. If there is a decline that is other-than-temporary, the investment is written down to fair value. (See Note 5 for further discussion on investments)

Property, Plant and Equipment – Property, plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives or lease period of the assets whichever is shorter. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Any gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Research and Development - Research and development costs are expensed as incurred. Total research and development costs were $1,147,000 for the year-ended December 31, 2023, and $1,226,000 for year-ended December 31, 2022.

F-20

Goodwill – Goodwill is the excess of cost of an acquired entity over the fair value of amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is subject to impairment testing at least annually and will be tested for impairment between annual tests, which takes place during the fourth quarter, if an event occurs or circumstances change that would indicate the carrying amount may be impaired. FASB ASC Topic 350 provides an entity with the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Some of the qualitative factors considered in applying this test include consideration of macroeconomic conditions, industry and market conditions, cost factors affecting the business, and overall financial performance of the business. If, after completing the assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company will proceed to a quantitative test. If qualitative factors are not deemed sufficient to conclude that the fair value of the reporting unit more likely than not exceeds its carrying value, then a one-step approach is applied in making an evaluation. The evaluation utilizes an income approach (discounted cash flow analysis). The computations require management to make significant estimates and assumptions, including, among other things, selection of comparable publicly traded companies, the discount rate applied to future earnings reflecting a weighted average cost of capital, and earnings growth assumptions. The Company believes the estimates and assumptions used in our impairment assessments are reasonable and based on available market information, but variations in any of the assumptions could result in materially different calculations of fair value and determinations of whether or not an impairment is indicated. A discounted cash flow analysis requires management to make various assumptions about future sales, operating margins, capital expenditures, working capital, and growth rates. Cash flow projections are derived from one-year budgeted amounts plus an estimate of later period cash flows, all of which are determined by management. Subsequent period cash flows are developed for each reporting unit using growth rates that management believes are reasonably likely to occur. Impairment of goodwill is measured as the excess of the carrying amount of goodwill over the fair values of recognized and unrecognized assets and liabilities of the reporting unit. No impairment was recognized during the year-ended December 31, 2023 or year ended December 31, 2022. (Note 7)

Intangible Assets - The estimated fair values of acquired intangibles are generally determined based upon future economic benefits such as earnings and cash flows. Acquired identifiable intangible assets are recorded at fair value and are amortized over their estimated useful lives. Acquired intangible assets with an indefinite life are not amortized but are reviewed for impairment at least annually as of December 31st, or more frequently whenever events or changes in circumstances indicate that the carrying amounts of those assets are below their estimated fair values. Impairment is tested under ASC 350. No impairment was recognized as of year-ended December 31, 2023 or the year ended December 31, 2022. (Note 8).

Recoverability of Long-Lived Assets

We evaluate long-lived assets such as property, equipment and definite lived intangible assets, such as patents, for impairment whenever events or circumstances indicate that the carrying value of the assets recognized in our financial statements may not be recoverable. Factors that we consider include whether there has been a significant decrease in the market value of an asset, a significant change in the way an asset is being utilized, or a significant change, delay or departure in our strategy for that asset, or a significant change in the macroeconomic environment, such as the impact of the COVID-19 pandemic. Our assessment of the recoverability of long-lived assets involves significant judgment and estimation. These assessments reflect our assumptions, which, we believe, are consistent with the assumptions hypothetical marketplace participants use. Factors that we must estimate when performing recoverability and impairment tests include, among others, forecasted revenue, margin costs and the economic life of the asset. If impairment is indicated, we determine if the total estimated future cash flows on an undiscounted basis are less than the carrying amounts of the asset or assets. If so, an impairment loss is measured and recognized.

Our impairment loss calculations require that we apply judgment in identifying asset groups, estimating future cash flows, determining asset fair values, and estimating asset’s useful lives. The Company reviews identifiable amortizable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Determination of recoverability is based on the lowest level of identifiable estimated undiscounted cash flows resulting from use of the asset and its eventual disposition. Measurement of any impairment loss is based on the excess of the carrying value of the asset over its fair value. Based on the uncertainty of forecasts inherent with a new product, events such as the failure to generate forecasted revenue from new products could result in a non-cash impairment in future periods.

Revenue - The Company has adopted ASC Topic 606, Revenue from Contracts with Customers (“Topic 606”). The Company enters into licensing and development agreements with collaborators for the development of its technologies. The terms of these agreements contain multiple performance obligations which may include (i) licenses, or options to obtain licenses, to the Company’s technology, (ii) rights to future technological improvements, and/or (iii) research activities to be performed on behalf of the collaborative partner, Payments to the Company under these agreements may include upfront fees, option fees, exercise fees, payments based upon the achievement of certain milestones, and royalties on product sales. Revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under the agreements, the Company performs the following steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when or as the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration to which it is entitled in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when or as the performance obligation is satisfied.

F-21

Provision for Credit Losses - On January 1, 2022, the Company adopted amended accounting guidance “ASU No.2016-13 – Credit Losses” which requires an allowance for credit losses to be deducted from the amortized cost basis of financial assets to present the net carrying value at the amount that is expected to be collected over the contractual term of the asset considering relevant information about past events, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. In estimating expected losses in the loan and lease portfolio, borrower-specific financial data and macro-economic assumptions are utilized to project losses over a reasonable and supportable forecast period. Assumptions and judgment are applied to measure amounts and timing of expected future cash flows, collateral values and other factors used to determine the borrowers’ abilities to repay obligations. After the forecast period, the Company utilizes longer-term historical loss experience to estimate losses over the remaining contractual life of the loans. Prior to 2022, the allowance for credit losses represented the amount that in management’s judgment reflected incurred credit losses inherent in the loan and lease portfolio as of the balance sheet date. As of December 31, 2023 the Company has deemed that no reserve on credit losses were necessary.

Continuing Operations and Going Concern - The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. As reflected in the accompanying financial statements the Company has incurred operating losses as well as negative cash flows from operating and investing activities over the past two years. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. These consolidated financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities, which might be necessary should we be unable to continue as a going concern.

To continue as a going concern, the Company has entered into an updated revolving promissory note which extended the maturity through September 30, 2030, and DSS, Inc. (“DSS”), the majority shareholder of the Company, intends to continue to fund the operations of the Company through a year from the date these financial statements were available to be issued. The Company’s management intends to take actions necessary to continue as a going concern. Management’s plans concerning these matters include, among other things, monetization of its intellectual properties, and tightly controlling operating costs. The Company has increased its efforts to raise additional capital through an initial public offering. The Company has engaged an underwriter and has been approved by the NYSE American for listing on its exchange. However, the Company cannot be certain that such capital (from its stockholders or third parties) will be available to the Company or whether such capital will be available on terms that are acceptable to the Company.

Reclassifications – Certain amounts on the accompanying consolidated statement of operations for the year ended December 31, 2022, have been reclassified to conform to current period presentation.

3. Notes Receivable

On February 19, 2021, Impact BioMedical, Inc, entered into a promissory note with an individual. The Company loaned the principal sum of $206,000, with interest at a rate of 6.5%, and maturity date of August 19, 2022 later amended to February 19, 2024. Monthly payments are due on the twenty-first day of each month and continuing each month thereafter until February 19, 2024. This note is secured by certain real property situated in Collier County, Florida. The outstanding principal and interest as of December 31, 2023, approximately $203,000 and is classified in current notes receivable on the accompanying consolidated balance sheets. The outstanding principal and interest as of December 31, 2022 is approximately $206,000 with $16,000 classified in Current portion of notes receivable and $190,000 classified as Notes receivable on the accompanying consolidated balance sheets.

4. Prepaid Expenses and other current assets

There were no prepaid expenses for year-ended December 31, 2023. Prepaid expenses at December 31, 2022 of $104,000 including research and development costs to GRDG, a related party approximating $43,000.

5. Investments

On December 19, 2020, Impact BioMedical, entered into a subscription agreement (the “Subscription Agreement”) with BioMed Technologies Asia Pacific Holdings Limited (“BioMed”), a limited liability company incorporated in the British Virgin Islands, pursuant to which the Company agreed to purchase 525 ordinary shares or 4.99% of BioMed at a purchase price of approximately $632,000. The Subscription Agreement provides, among other things, the Company has the right to appoint a new director to the board of BioMed. With respect to an issuance of shares to a third party by BioMed, the Company will have the right of first refusal to purchase such shares, as well as customary tag-along rights. In connection with the Subscription Agreement, Impact Biomedical entered into an exclusive distribution agreement (the “Distribution Agreement”) with BioMed, to directly market, advertise, promote, distribute, and sell certain BioMed products, which focus on manufacturing natural probiotics, to resellers. This investment is valued at cost, as it does not have a readily determined fair value. This asset and associated Note payable, related party were transferred in June 2022 to DSS BioHealth, Inc, which is a related party.

F-22

Effective January 1, 2021, the Company entered into a securities purchase agreement (“SPA”) with Nano9, LLC. (“Nano9”), a Utah limited partnership. For the consideration of $150,000 the Company obtained 1,000 membership units, or approximately 10% equitable ownership of Nano9. Nano9 is a scientifically driven company, specializing in the development and production of leading nano-sized health & wellness products utilizing their proprietary nano technology. This asset and associated Note payable, related party were transferred June 2022 to DSS BioHealth, Inc, which is a related party.

On March 15, 2021, the Company, through one of its subsidiaries, entered into a Stock Purchase Agreement (the “Vivacitas Agreement #1”) with Vivacitas Oncology Inc. (“Vivacitas”), to purchase 500,000 shares of its common stock at the per share price of $1.00, with an option to purchase 1,500,000 additional shares at the per share price of $1.00. This option will terminate upon one of the following events: (i) Vivacitas’ board of directors cancels this option because it is no longer in the best interest of the Company; (ii) December 31, 2022; or (iii) the date on which Vivacitas receives more than $1.00 per share of the Company’s common stock in a private placement with gross proceeds of $500,000. Under the terms of the Vivacitas Agreement #1, the Company will be allocated two seats on the board of Vivacitas. On March 18, 2021, the Company entered into an agreement with Alset EHome International, Inc. (“Seller”) to purchase from the Seller’s wholly owned subsidiary Impact Oncology PTE Ltd. (“IOPL”) for a purchase price of $2,480,000. The acquisition of IOPL has been treated as an asset acquisition as IOPL does not meet the definition of a business as defined in Topic 805. IOPL owns 2,480,000 shares of common stock of Vivacitas along with the option to purchase an additional 250,000 shares of common stock. The Sellers largest shareholder is Mr. Chan Heng Fai Ambrose, the former Chairman of the Company’s Board of Directors and its largest shareholder.

On April 1, 2021, the Company entered into an additional stock purchase agreement with Vivacitas (“Vivacitas Agreement #2”), whereas Vivacitas wished to employ the service of the Chief Business Officer of Impact Biomedical, and in return for the services of this individual, Vivacitas shall issue to the Company, the aggregate purchase price for the Class A Common Shares of Vivacitas at the value of $1.00 per share shall be $120,000 to be paid in twelve (12) equal monthly installments for the period between April 1, 2021 and March 31, 2022.

On July 22, 2021, the Company exercised 1,000,000 of the available options under the Vivacitas Agreement #1 for $1,000,000. This, along with the shares received as part Vivacitas Agreement #2 increased the Company’s equity position in Vivacitas to approximately 16% as of December 31, 2022. As of December 31, 2022, the Company determined to impair 100% of its investment in Vivacitas, in the amount of $4,100,000.

6. Property, Plant and Equipment, Net

Property, plant and equipment consisted of the following as of:

	Estimated	December 31,	December 31,
	Useful Life	2023	2022
Machinery and equipment	5-10 years	$30,000	$25,000
Construction in progress		263,000	251,000
Total Cost		293,000	276,000
Less accumulated depreciation		6,000	-
Property, plant and equipment, net		$287,000	$276,000

Depreciation expense for the years-ended December 31, 2023 and 2022 were approximately $6,000 and $0, respectively.

7. Goodwill

Goodwill balances and activity for the year-ended December 31, 2023 and year ended December 31, 2022 consisted of the following:

Balance at December 31, 2022	$25,093,000
Goodwill adjustment	-
Balance at December 31, 2023	$25,093,000

During 2023 and 2022, management performed annual goodwill impairment testing. No goodwill impairment was identified as a result of these tests. As of September 30, 2023, a quantitative analysis was prepared utilizing the Market Approach and Income Approach valuing the Company. The guideline public company Market Approach produced a mean business enterprise value indication using estimated 2026 results of $49.8 million. The Income Approach was based upon the use of a discounted pro forma cash flow model and produced a business enterprise value indication of $44.9 million. A weighting of 30% to the weighted value indicated was applied under the Market Approach, and a weighting of 70% to the value indicated under the Income Approach. A lower weighting was applied to the Market Approach due to the fact of using forecasted earnings of the Company. Based upon the above weightings, an initial value of $46.4 million for Impact was calculated. Adding cash of $201,000 to the initial business enterprise value produced a concluded business enterprise value of $46.6 million (rounded) for Impact. Subtracting interest-bearing debt of $11.9 million, results in a Fair Value for the common equity of Impact of $34.7 million. As of September 30, 2023, the indicated equity value exceeded the carrying amount by approximately $5.1 million or 14.7%.

F-23

8. Intangible Assets

The definite-lived intangible assets, to be amortized over 20 years, balances, and activity for the year-ended December 31, 2023 and year-ended December 31, 2022 consisted of the following:

	12/31/2023			12/31/2022
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Definitive-lived:
Developed technology	$22,260,000	$(3,339,000)	$18,921,000	$22,260,000	$(2,226,000)	$20,034,000
Total	$22,260,000	$(3,339,000)	$18,921,000	$22,260,000	$(2,226,000)	$20,034,000

The following table represents future amortization of developed technologies for the years ending December 31:

2024	$1,113,000
2025	$1,113,000
2026	$1,113,000
2027	$1,113,000
2028	$1,113,000
Thereafter	$13,356,000

9. SHORT TERM DEBT

On December 31, 2020, and later amended, the Company executed a Revolving Promissory Note (“Note”) with DSS, a related party, which accrues interest at a rate of 4.25% and is due in full at the maturity date of September 30, 2030. The revolving nature of this Note permits principal amounts borrowed to be repaid and reborrowed. In the case of default, at DSS’s option, (i) eighteen percent (18%) per annum, or (ii) such lesser rate of interest as Lender in its sole discretion may choose to charge; but never more than the Maximum Lawful Rate. In January 2024, this Note was amended to extend the maturity date to September 30, 2030 with interest calculated at the Wall Street Journal prime rate plus 0.50%. The payment of principal and interest is on demand. If no demand is made, interest is to be paid monthly beginning on February 29, 2024 through January 31, 2026. Principal and interest in an amount approximating $126,000 is to be paid monthly thereafter until the Note matures. As of December 31, 2023 and December 31, 2022, the outstanding balance, inclusive of interest was $12,074,000 and $9,991,000, respectively.

10. STOCKHOLDERS’ EQUITY

On May 10, 2023, the Company, the Company’s Board of Directors approved an amendment to the Articles of Incorporation of the Company to increase the total number of shares of Common Stock to 4,000,000,000 shares with a par value of $0.001. Each share of Common Stock when issued, shall have one (1) vote on all matters presented to the stockholders. Our Amended and Restated Articles of Incorporation also authorized 100,000,000 shares of preferred stock, par value $0.001 per share. On May 11, 2023, the Company effected a forward split. As a result, there were 3,877,282,251 shares of our Common Stock and no shares of preferred stock issued and outstanding. Prior to the split, there were 125,073,621 shares of our Common Stock and no shares of preferred stock issued and outstanding. As of December 31,2023, and December 31, 2022, there were 3,877,282,251 shares of our Common Stock and no shares of preferred stock issued and outstanding.

On August 8, 2023 DSS, the Company’s largest shareholder, distributed to its shareholders of record on July 10, 2023 4 shares of Impact Bio’s stock for 1 share they owned. Each share of Impact BioMedical distributed as part of the distribution will not be eligible for resale until 180 days from the date Impact BioMedical’s initial public offering becomes effective under the Securities Act, subject to the discretion of the Company to lift the restriction sooner.

On October 31, 2023, the Company effected a reverse stock split of 1 for 55. As of December 31, 2023 and December 31, 2022, there were 3,877,282,251 shares of our Common Stock issued and outstanding which was converted to 70,496,041 shares. Also on October 31, 2023, DSS BioHealth Securities, Inc., the Company’s largest shareholder converted 60,496,041 shares of Common Stock into 60,496,041 shares of Series A Convertible Preferred Shares, reducing its ownership of the Company’s Common Stock from approximately 88% to approximately 12%.

Equity Incentive Plan – During 2023, the Company’s shareholders adopted the 2023 Employee, Director and Consultant Equity Incentive Plan (the “2023 Plan”). The 2023 Plan provides for the issuance of an initial 10,574,000 shares of common stock authorized to be issued for grants of options, restricted stock and other forms of equity to employees, directors and consultants. In addition, on the first day of each calendar year, for a period of not more than ten (10) years, commencing January 1, 2025, or the first business day of the calendar year if the first day of the calendar year falls on a Saturday or Sunday, the shares available under this plan will automatically increase in an amount equal to the lesser of (i) two percent (2%) of the total number of shares of Common Stock outstanding as of December 31 of the preceding fiscal year or (ii) such number of shares of Common Stock as determined by the Board of Directors. Under the terms of the 2023 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422A of the Internal Revenue Code, or options which do not qualify (“NQSOs”). As of December 31, 2023, there are 10,574,000 shares available under this plan.

Stock-Based Compensation – The Company records stock-based payment expense related to options and warrants based on the grant date fair value in accordance with FASB ASC 718. Stock-based compensation includes expense charges for all stock-based awards to employees, directors and consultants. Such awards include option grants, warrant grants, and restricted stock awards. There were no stock-based payments made during the twelve months ended December 31, 2023, or 2022.

F-24

11. INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets are reduced, if deemed necessary, by a valuation allowance for the amount of tax benefits which are not expected to be realized.

The components of income tax benefit for the years ended December 31, 2023, and 2022 are as follows:

Income Tax Expense (Benefit)	Year Ended December 31, 2023	Year Ended December 31, 2022
Current tax payable
Federal	$-	$-
State	-	-
Total current tax payable	-	-
Deferred tax
Federal	(920,000)	(1,619,000)
State	(94,000)	(165,000)
Total deferred tax	$(1,014,000)	$(1,784,000)
Less increase in valuation allowance	1,014,000	1,163,000
Total income tax benefit	$-	$(621,000)

Individual components of deferred tax assets and liabilities are approximately as follows:

Deferred Tax Assets & Liabilities:
Deferred Tax assets:
Impairment of investment	$929,000	$929,000
Research & development cost	538,000	250,000
Net Operating loss	2,087,000	1,611,000
Gross deferred tax assets	3,554,000	2,790,000

Deferred tax liability:
Intangible assets	(4,164,000)	(4,414,000)
Gross deferred tax liability	(4,164,000)	(4,414,000)

Less valuation allowance	(2,625,000)	(1,611,000)
Net deferred tax liability	$(3,235,000)	$(3,235,000)

	2023	2022
Statutory United States federal rate	21.0%	21.0%
State income taxes net of federal benefit	1.7%	1.7%
Change in valuation allowance	(22.7)%	(14.8)%

Effective rate	0.0%	7.9%

As of December 31, 2023, and 2022, the Company has net operating loss carry forwards of approximately $9,209,000 and $7,109,000 respectively. The Company does not have other temporary differences associated with the amortization of intangible assets. As of December 31, 2023, and 2022, the total deferred tax assets carry-forward were $3,554,000 and $2,790,000, respectively. The deferred tax assets could be carried forward indefinitely. The full utilization of the deferred tax assets in the future is dependent upon the Company’s ability to generate taxable income. Considering the development stage of the Company, management believed that it was probable that the Company would not use tax assets in the near future. Accordingly, a valuation allowance of an equal amount has been established. During the years ended December 31, 2023 and December 31, 2022, the valuation allowance increased by $1,014,000 and decreased by $1,163,000, respectively.

The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the years ended December 31, 2023 and 2022 the Company recognized no interest and penalties.

F-25

12. COMMITMENTS AND CONTINGENCIES

On August 15, 2018, the Company entered into Royalty Agreement with Chemia Corporation (“Chemia”) pursuant to which Chemia transferred to the Company all of its right to 3F (Functional Fragrance Formulation). This agreement has a 20-year term and auto renews for a period of 1 year unless mutually agreed upon by both parties. 3F consists of 3F Mosquito Repellant and 3F Anti-Viral formulations. Based on the Royalty Agreement, the Company should cover all the costs to prepare and finalize necessary patent application and other intellectual property related to 3F. Chemia agreed to support the Company in efforts leading to development of 3F intellectual property and it is licensing. Based on Royalty Agreement any payments received from development, sales, licensing or transfer of 3F technology will be paid 50% to the Company and 50% to Chemia. On November 27, 2018, Company and Chemia signed an Addendum to Royalty Agreement (“Addendum”), according to which the Company granted Chemia a royalty-based limited license for purposes of making and selling fragrances embodying the 3F technology. Based on the Addendum, Chemia should pay the Company 5% of net sales in royalty. On November 8, 2019, both companies entered into Amendment no.1 to Royalty Agreement, based on which certain expenses borne by the Company towards patent application and licensing should be reimbursed to the Company before any royalty payments are made. For the years-ended December 31, 2023 and 2022, there were no reimbursements or royalties paid to the Company and the Company cannot be assured that Chemia’s efforts will end up in any future sales of the technology.

On February 15, 2022, the Company and its subsidiaries, Global BioLife, Inc. (“Global”), and Impact BioLife Sciences, Inc. (“BioLife Sciences”), and GRDG entered into a Licensing Proceeds Distribution Agreement (“GRDG Agreement”), whereas GRDG would transfer its 20% equity position in both Global and BioLife Sciences to the Company in exchange for 20% interest in Global and/or BioLife Science revenue received from the exclusive or non-exclusive licensing of and/or the sale of Global Intellectual Property to a Third Party, net of specific costs. As of the date of this report, no contingent liability has been recognized under the GRDG Agreement.

On March 19, 2022, Impact BioMedical entered into a License Agreement (“Equivir License”) with a third-party (“Licensee”) where the Licensor is granted the right, amongst other things, to develop, commercialize, and sell the Company’s Equivir technology. In exchange, the Licensee shall pay the Company a royalty of 5.5% of net sales. Under the terms of the Equivir Agreement, the Company shall reimburse the Licensee for 50% of the development costs provided that the development costs shall not exceed $1,250,000. As of December 31, 2023 and December 31, 2022, $200,000, and $0, respectively, has been recorded in relation to the Equivir License as development of the Equivir technology has not begun and no reasonable amount can be estimated.

Contingent Litigation Payments – The Company retains the services of professional service providers, including law firms that specialize in intellectual property licensing, enforcement and patent law. These service providers are often retained on an hourly, monthly, project, contingent or a blended fee basis. In contingency fee arrangements, a portion of the legal fee is based on predetermined milestones or the Company’s actual collection of funds. The Company accrues contingent fees when it is probable that the milestones will be achieved, and the fees can be reasonably estimated. As of December 31, 2023, the Company had not accrued any contingent legal fees pursuant to these arrangements.

Contingent Payments – The Company is party to certain agreements with funding partners who have rights to portions of intellectual property monetization proceeds that the Company receives. As of December 31, 2023, there are no contingent payments due.

F-26

13. Related Party Transactions

Research and Development Activities

Based on Shareholders Agreement entered into on April 26, 2017, the Company would fund the scientific operations of GRDG, a company involved in research and development of biomedical products which is a minority stockholder of two of the Company’s subsidiaries and is owned by Daryl Thompson, a director of many subsidiaries of the Company, to do the development and research works on the biomedical products for the Company. On February 15, 2022, the Company and its subsidiaries, Global BioLife, Inc. (“Global”), and Impact BioLife Sciences, Inc. (“BioLife Sciences”), and GRDG entered into a Licensing Proceeds Distribution Agreement (“GRDG Agreement”), whereas GRDG would transfer its 20% equity position in both Global and BioLife Sciences to the Company in exchange for 20% interest in Global and/or BioLife Science revenue received from the exclusive or non-exclusive licensing of and/or the sale of Global Intellectual Property to a Third Party, net of specific costs. As of the date of this report, no contingent liability has been recognized under the GRDG Agreement. As of December 31, 2023 and 2022, this funding approximates $25,000 and $43,000, respectively, per month. As of December 31, 2023 and 2022, the Company incurred approximately $447,000 and $546,000, respectively, in expenses.

General and Administrative Costs

There are certain general and administrative costs incurred by DSS, a related party, on behalf of the Company which are passed through to the Company on a monthly basis. These costs consist of primarily payroll costs for certain DSS employees and are allocated based on estimated time spent on behalf of the Company. These costs are approximately $12,000 per month. As of December 31, 2023, the Company incurred $144,000 in related expenses. As of December 31, 2022, the Company incurred approximately $98,000 in related expenses.

Sharing Services Global Corp (“SHRG”)

During 2023, the Company, via a distribution agreement, sold approximately $94,000 of healthcare products to SHRG, a related party. It was determined that the amounts owed by SHRG were uncollectible and were subsequently written off and is included in Other general expenses. Mr. Heng Fai Ambrose Chan, former Chairman of the Board of Directors of Impact BioMedical is the chairman of the board of SHRG.

14. SUBSEQUENT EVENTS

The Company has evaluated all subsequent events and transactions through February 20, 2024, the date that the consolidated financial statements were available to be issued and noted no subsequent events requiring financial statement recognition or disclosure other than what was identified in Note 9.

F-27

1,500,000 Shares

Common Stock

Prospectus

            , 2024

Joint Book-Running Managers

Revere Securities, LLC	Dawson James Securities Inc.

Through and including              , 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$	*
FINRA filing fee	$	*
NYSE American listing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer agent and registrar fees	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*	To be completed by amendment.

Item 14. Indemnification of Directors and Officers

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

●	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

●	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

II-1

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company plans to enter into an underwriting agreement in connection with this offering that provides that the underwriter is obligated, under some circumstances, to indemnify the Company’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent Issuances of Unregistered Securities

In the three years preceding the filing of this registration statement, we did not issue any securities that were not registered under the Securities Act.

II-2

Item 16. Exhibits and Financial Statement Schedules

INDEX TO EXHIBITS

The following exhibits to this registration statement included in the Index to Exhibits are incorporated by reference.

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement between the Company and Revere Securities, LLC and Dawson James Securities Inc.

3.1**	Amended and Restated Articles of Incorporation of Impact BioMedical Inc. dated July 29, 2020

3.2**	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Impact BioMedical Inc.

3.3**	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Impact BioMedical Inc.

3.4**	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Impact BioMedical Inc.

3.5**	Bylaws of the Company

3.6**	Certificate of Designation of Series A Convertible Preferred Stock

4.1	Form of Underwriter Warrant

5.1	Opinion of Sichenzia Ross Ference Carmel LLP

10.1**	Share Exchange Agreement dated as of April 27, 2020, among Document Security Systems, Inc., DSS BioHealth Security, Inc., Singapore Development Limited and Global BioMedical Pte Ltd.

10.2**	Subscription Agreement dated December 19, 2020, between the Company and BioMed Technologies Asia Pacific Holdings Limited

10.3**	Promissory Note with Dustin Michael Crum dated February 21, 2021

10.4**	Stock Purchase Agreement dated March 15, 2021 between the Company and Vivacitas Oncology Inc.

10.5**	Convertible Promissory Note dated May 14, 2021

10.6**	Revolving Promissory Note dated December 31, 2020

10.7**	Royalty Agreement by and between Global BioLife Inc. and Chemia Corporation, dated August 15, 2018

10.8**	Addendum to Royalty Agreement by and between Global BioLife Inc. and Chemia Corporation, dated November 27, 2018

10.9**	Distribution Agreement by and between BioMed Technologies Asia Pacific Holdings Limited and Impact BioMedical Inc., dated December 9, 2020

10.10**	Global BioLife, Inc. Stockholders’ Agreement among Global BioLife, Inc., Global BioMedical, Inc., Holista Colltech Limited, and GRDG Sciences, LLC, dated April 26, 2017

10.11**	Amendment No. 1 to Global BioLife, Inc. Stockholders’ Agreement among Global BioLife, Inc., Global BioMedical, Inc., Holista Colltech Limited, and GRDG Sciences, LLC, dated May 22, 2018

10.12**	Amendment No. 2 to Global BioLife, Inc. Stockholders’ Agreement among Global BioLife, Inc., Global BioMedical, Inc., Holista Colltech Limited, and GRDG Sciences, LLC, dated August 2020

10.13**	Impact BioLife Science, Inc. Stockholders Agreement among Impact BioLife Science, Inc., Impact BioMedical Inc. and GRDG Sciences, LLC, dated December 11, 2020

10.14**	Licensing Proceeds Distribution Agreement with GRDG Sciences, LLC dated May 16, 2022

10.15**	Amendment No. 1 to Revolving Promissory Note dated December 31, 2021.

10.16**	Amendment No. 2 to Revolving Promissory Note dated March 31, 2022.

10.17**	License Agreement with ProPhase Labs, Inc. dated March 17, 2022.

10.18**	License Agreement with ProPhase Labs, Inc. dated July 18, 2022.

10.19**	Licensing Proceeds Distribution Agreement with GRDG Sciences, LLC dated February 15, 2022.

10.20**	Share Exchange Agreement between Impact BioMedical Inc. and DSS BioHealth Security, Inc.

10.21	Amendment to Promissory Note effective January 18, 2024 between Impact BioMedical Inc. and DSS, Inc.

14.1**	Impact BioMedical Employee Handbook

16.1	Letter from Turner Stone & Company LLP

21.1**	List of subsidiaries of Impact BioMedical Inc.

23.1	Consent of Grassi & Co., CPAs, P.C.

23.2	Consent of Sichenzia Ross Ference LLP (included as part of Exhibit 5.1).

99.1	Charter of the Compensation Committee

99.2	Charter of the Audit Committee

99.3	Charter of the Nominating and Corporate Governance Committee

107**	Filing Fee Table

**	Previously filed

II-3

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of West Henrietta, New York on the 20th day of August 2024.

IMPACT BIOMEDICAL INC.

	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	President

Dated: August 20, 2024

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank D. Heuszel, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank D. Heuszel
Frank D. Heuszel	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and President	August 20, 2024

/s/ Jason Grady
Jason Grady	Director	August 20, 2024

/s/ Todd D. Macko
Todd D. Macko	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer	August 20, 2024

/s/ Mark Suseck
Mark Suseck	Chief Operating Officer	August 20, 2024

/s/ Dr. Elise Brownell
Dr. Elise Brownell	Director	August 20, 2024

/s/ Melissa Sims
Melissa Sims	Director	August 20, 2024

/s/ Castel Hibbert
Castel Hibbert	Director	August 20, 2024

/s/ Christian Zimmerman
Christian Zimmerman	Director	August 20, 2024

/s/ David Keene
David Keene	Director	August 20, 2024

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